SCHEDULE 14A

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION


         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


[x]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:   [ ]  Preliminary Proxy Statement
                             [ ]  Confidential, For Use of the Commission Only
                                  (as Permitted by Rule 14a-6(e)(2))
                             [x]  Definitive Proxy Statement
                             [ ]  Definitive Additional Materials
                             [ ]  Soliciting Material Pursuant to Rule
                                  14a-11(c) or Rule 14a-12


                                GULL LABORATORIES, INC.
 -----------------------------------------------------------------------------
           (Name of Registrant as Specified in its Charter)


 -----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing:  (Check the appropriate box)
[ ]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:
      Common stock, $.001 par value per share
     -----------------------------------------
(2)   Aggregate number of securities to which transaction applies:
      1,320,000 shares
     ------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it was determined):

   $8.29 per share, the average per share value for the twenty trading day
  ---------------------------------------------------------------------------
   period before and twenty trading day period after the announcement of the
  ---------------------------------------------------------------------------
   transaction which is the subject of this proxy statement.
  ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:  $10,942,800
                                                       -----------

(5)  Total fee paid:  $2,188.56
                      ----------

[x]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:  $2,188.56
                              -----------

(2)  Form, schedule or registration statement no.:  Proxy statement
                                                    ------------------

(3)  Filing party:  Registrant
                    -----------

(4)  Date filed:  May 7, 1997
                  ------------

			GULL LABORATORIES, INC.
		     Annual Meeting of Stockholders
                             July 21, 1997

	   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	  The undersigned constitutes and appoints George R. Evanega and Michael B. Malan and proxies, with full power of substitution and revocation to each, for and in the name, place, and stead of the undersigned, to vote, and act with respect to all shares of Common Stock, par value $.001 per share of Gull Laboratories, Inc. (the "Corporation"), standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders to be held at the Homewood Suites, 844 East North Union Avenue, Midvale, Utah 84047, on Monday, July 21, 1997 at 10:00 a.m. Mountain Daylight Time, and at any adjournment(s) thereof, and especially to vote as follows:

	  1.  In the election of seven (7) directors as set forth in the Proxy
	      Statement:
	      [ ] For all nominees listed below (except as marked to the contrary below)

	      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

DR. MYRON W. WENTZ, ANNE-MARIE RICART, DR. MATTHIAS SCHMIDT, RAINER BAULE, DR. ULRICH WAGNER, PETER GALDKIN, AND DR. GEORGE EVANEGA

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write
	       that nominee's name on the space provided below:)

------------------------------------------------------------------------------

	  2. With respect to the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the Corporation for the 1997 fiscal year:

			[ ] FOR         [ ] AGAINST         [ ] ABSTAIN

	  3. With respect to the approval and ratification of the adoption by the Board of Directors of the Asset Purchase Agreement and the purchase of certain of the assets of the Fresenius Diagnostics Business Unit of the Intensive Care and Diagnostics Division of Fresenius AG:

			[ ] FOR         [ ] AGAINST         [ ] ABSTAIN

	  4. In their discretion, any other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTIONS IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE SEVEN (7) DIRECTORS AS SET FORTH IN THE PROXY STATEMENT, FOR THE APPOINTMENT OF KPMG PEAT MARWICK, LLP, AND FOR THE APPROVAL AND RATIFICATION OF THE ASSET PURCHASE AGREEMENT.

Dated:__________________, 1997          _________________________________
					Signature


					_________________________________
					Signature if held jointly

Please date this proxy and sign your name exactly as it appears hereon. When there is more than one owner, each owner should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please indicate your title as such. If executed as a corporation, the proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign, and mail this proxy in the enclosed envelope.

                     GULL LABORATORIES, INC.
             Notice of Annual Meeting of Shareholders
                     to be held July 21, 1997

To the Shareholders:


          The 1997 Annual Meeting of Shareholders of Gull Laboratories, Inc. (the "Company") will be held at the Homewood Suites, 844 East North Union Avenue, Midvale, Utah 84047, on Monday, July 21, 1997 at 10:00 a.m. MDT, for the following purposes:

          1. To elect seven directors, each to serve until the next annual meeting of shareholders or until their successors are elected and shall qualify;

          2. To approve the appointment of KPMG Peat Marwick LLP as independent certified public accountants and auditors of the Company for its 1997 fiscal year;

          3. To approve and ratify the adoption by the Board of Directors of the Asset Purchase Agreement dated as of April 21, 1997 (the "Agreement") among the Company, Gull GmbH, (the "Purchaser") and Fresenius Aktiengesellschaft ("Fresenius AG"), pursuant to which the Purchaser will acquire certain of the assets of the Fresenius Diagnostics Business Unit of the Intensive Care and Diagnostics Division of Fresenius AG (the "Business"). The Purchaser has assigned all of its rights under the Agreement to the Company; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice. The Company's audited financial statements, together with certain other information covering the Company, are contained in Appendix "A" to the Proxy Statement. The audited financial statements of the Business, together with certain information concerning the Business, are contained in Appendix "B" to the Proxy Statement. The text of the Agreement is contained in Appendix "C" to the Proxy Statement. Only shareholders of record at the close of business on June 15, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

          Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The envelope requires no postage if mailed in the United States. You may revoke your Proxy and vote in person should you decide to attend the meeting.

                                 By Order of the Board of Directors

                                  /s/ George R. Evanega

                                 George R. Evanega
                                 Chief Executive Officer and President

Salt Lake City, Utah
July 9, 1997

CONFIDENTIAL
For Use of the Commission Only



                               PROXY STATEMENT

                     1997 Annual Meeting of Shareholders
                                      of
                           Gull Laboratories, Inc.




                                  GENERAL

          This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Gull Laboratories, Inc., a Utah corporation (the "Company"), for the 1997 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. MDT on July 21, 1997 at the Homewood Suites, 844 East North Union Avenue, Midvale, Utah 84047 (telephone number (801) 561-5999). At the meeting, the shareholders will consider and vote upon the proposals described herein and referred to in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

          The close of business on June 15, 1997, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Shareholders"). On such date there were outstanding and entitled to vote 6,616,784 shares of common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

          Shares of Common Stock (the "Shares") represented by properly executed proxies will be voted in accordance with the specifications made thereon by the Shareholders. Any properly executed proxy not specifying how the Shares are to be voted will be voted IN FAVOR of management's nominees for directors of the Company, FOR the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants and auditors, and FOR the approval and ratification of the Asset Purchase Agreement pursuant to which Gull GmbH , a subsidiary of the Company (the "Purchaser"), will acquire certain of the assets of the Fresenius Diagnostics Business Unit (the "Business"), part of the Intensive Care and Diagnostics Division (the "I+D Division") of Fresenius Aktiengesellschaft, the majority shareholder of the Company ("Fresenius AG"). The Purchaser has assigned all of its rights under the Agreement to the Company. Following the closing of the acquisition, the Company intends to transfer the assets of the Business that it acquires to the Purchaser in exchange for nonvoting stock of the Purchaser. A total of 1,320,000 shares of the Company's common stock will be issued to Fresenius AG as consideration for the assets of the Business. The aggregate value of the consideration will depend on the stock price at the Closing Date (as defined below). The closing price for a share of the Company's common stock on June

27, 1997 was 9 15/16. Accordingly, as determined by the value on June 27, 1997 of the 1,320,000 shares to be issued to Fresenius, the value of the Business to be acquired was $13,117,500.

          On June 15, 1997, Fresenius AG held 3,610,693 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

          The expenses of preparing, printing, and mailing the materials used in the solicitation of proxies will be borne by the Company.

          The proxies may be revoked by any Shareholder giving a proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below, or by filing a newly executed proxy bearing a later date. A proxy may also be revoked by any Shareholder giving such proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the proxy.

          As of the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the meeting. If any other business should come before the meeting, the persons appointed by the enclosed proxy shall have discretionary authority to vote the proxy.

          The principal executive offices of the Company are located at 1011 East Murray Holladay Road, Salt Lake City, Utah 84117. Its telephone number is (801) 263-3524. This Proxy Statement, the enclosed Proxy and Notice of Annual Meeting of Shareholders are first being furnished to Shareholders on or about July 9, 1997. The Company's 1996 Annual Report is being mailed concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

          The Business is part of the I+D Division of Fresenius AG.  Dr.
Gerd Krick and Dr. Matthias Schmidt, directors of the Company, are the Chairman and a member, respectively, of the Management Board of Fresenius AG, and Mr. Rainer Baule, a nominee to become a director, has been a member of the Management Board of Fresenius AG and President of the I+D Division since June 1, 1997. Mr. Gerhard Krammer, who was a director of the Company during 1996, was a member of the Management Board of Fresenius AG and President of the I+D Division until November 7, 1996. See "Proposal 1--Election of Directors-- Certain Relationships and Related Transactions."


Risk Factors

          Shareholders should consider the following risk factors in executing a proxy or casting a vote for the approval and ratification of the Asset Purchase Agreement:

          A.  Conflict of Interest

          Fresenius AG is the controlling shareholder of the Company. The Board of Directors appointed a special committee of disinterested directors (the "Special Committee") to approve the transaction and received a fairness opinion regarding the fairness of the transaction to the non-affiliated shareholders. Nevertheless, Fresenius AG will retain the ability to control the Company after the Closing. See "Voting Securities and Principal Holders Thereof" and "Proposal 3--Acquisition of Certain Assets of the Business-- Background of the Transaction and Opinion of The Company's Financial Advisor."

          B.  Conflicting Interests of Directors

          Because of their positions with Fresenius AG, certain directors of the Company could be deemed to have conflicting interests in the transaction under Utah corporate law. Utah law provides protection for corporations and directors involved in transactions in which directors may have conflicting interests if proper directors' action is taken, proper shareholders' action is taken or the transaction is fair to the corporation involved. The Company has taken steps to assure that proper directors' and shareholders' actions have been taken and that the transaction is fair to the Company. See "Proposal 3--Acquisition of Certain Assets of the Business--Certain Effects on the Company's Common Stock." Accordingly, if the transaction is approved by a majority of the minority shareholders present and voting at the Annual Meeting, no shareholder will have a claim against the Company or the directors solely because of the conflicting interests of certain of the directors.

          C.  Profitability Concerns

          The Business was unprofitable in 1996, and while profitable in the first quarter of 1997, did not meet budgeted revenue projections. Operating results for the first three months of 1997 are not necessarily indicative of the results to be expected for the full year. See "Appendix B--Selected Financial Data of Fresenius Diagnostics." If losses are incurred by the Business, it could cause a cash flow drain on the Company. The Company believes that through the reduction of overlapping costs and functions, and with a short-term loan from Fresenius AG, the Business can remain profitable and have positive cash flow.

          D.  Effect on Common Stock

          The issuance of 1,320,000 of Common Stock as the consideration for the transaction will increase Fresenius AG's beneficial ownership of the Company's Common Stock from 54.6% to 62.1%, thus increasing its concentration of ownership. In addition, in the event Fresenius AG exercises the registration rights to be granted pursuant to the Registration Rights Agreement, the "market overhang" created by the registration of a significant block of the Company's Common Stock could adversely affect its price. See "Proposal 3--Acquisition of Certain Assets of the Business--Certain Effects on the Company's Common Stock."


Voting Securities and Principal Holders Thereof

          As of the close of business on June 15, 1997, the Company has issued and outstanding 6,616,784 shares of common stock, par value $.001 per share. Each share is entitled to one vote on matters brought before the shareholders of the Company. Shareholders are not allowed to cumulate their shares in voting for directors.

          The following table sets forth, as of June 15, 1997 ("Before"), and after giving effect to the acquisition of the Business ("After"), the name and share holdings of any person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and the name and share holdings of (i) each director or nominee to become a director of the Company and each officer named in the Summary Compensation Table below, and (ii) all officers and directors of the Company as a group:

------------------------------------------------------------------------------
     Security Ownership of Certain Beneficial Owners and Management
------------------------------------------------------------------------------
                                Amount and Nature of            Percentage of
     Name/Address               Beneficial Ownership (1)(2)       of Class (2)
------------------------------------------------------------------------------
                                  Before           After        Before   After
Principal Shareholders:
   Fresenius AG
   Borkenberg 14
   61440 Oberursel, Germany     3,610,693(3)    4,930,693(3)      55%     62%

   Anne-Marie Ricart
   La Grande Buissiere 25
   1380 Ohain
   Belgium                        852,155         852,155         13%     11%

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Officers and Directors:

   Myron W. Wentz
   Director/Chairman
   c/o Gull Laboratories, Inc.
   1011 East Murray Holladay Road
   Salt Lake City, UT 84117        10,000(4)      10,000(4)        *       *

   Matthias Schmidt
   Director
   Fresenius AG
   Borkenberg 14
   61440 Oberursel, Germany           -0-            -0-           *       *

   Gerd Krick(5)
   Director
   Fresenius AG
   Borkenberg 14
   61440 Oberursel, Germany           -0-            -0-           *       *

   Rainer Baule
   Nominee to become Director
   Fresenius AG
   Borkenberg 14
   61440 Oberursel, Germany           -0-            -0-           *       *

   Anne-Marie Ricart
   Director                         See Above

   Ulrich Wagner
   Director
   O'Melveny & Myers LLP
   153 East 53rd Street
   New York, NY 10022                 -0-            -0-           *       *

   Peter Gladkin
   Director
   Health Data Sciences
   268 West Hospitality Lane
   3rd Floor
   San Bernadino, CA 92408            -0-            -0-           *       *

   George R. Evanega
   President/CEO/Director
   Gull Laboratories, Inc.
   1011 East Murray Holladay Road
   Salt Lake City, UT 84117       200,000(6)      200,000(6)       3%      3%

   Andrew Taylor
   Vice President-Sales/Marketing
   Gull Laboratories, Inc.
   1011 East Murray Holladay Road
   Salt Lake City, UT 84117           -0-             -0-          *       *
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All officers and directors as a
group (13 persons) (7)          1,193,605       1,193,605         17%     14%
------------------------------------------------------------------------------

* Less than 1%.

(1) Except as provided below, each person listed exercises sole voting and investment power over the shares of common stock listed for such person in this table.

(2) Number of shares and percentages include shares issuable upon exercise of all options to purchase common stock exercisable within sixty days of June 15, 1997 held by each listed person. See "Executive Compensation." All percentages have been rounded to the nearest whole percentage point.

(3) The share capital of Fresenius AG consists of ordinary shares and non-voting preference shares ("Fresenius AG Ordinary Shares" and "Fresenius AG Preference Shares," respectively), both of which are issued only in bearer form. Accordingly, Fresenius AG has no way of determining who its shareholders are or how many shares any particular shareholder owns. However, under the German Securities Exchange Law, holders of voting securities of a German company listed on a stock exchange within the European Union are obligated to notify the company of the level of their holding whenever their holding reaches or exceeds thresholds of 5%, 10%, 25%, 50% and 75%. In addition, under the German Stock Corporation Law, notification to a company is required upon acquisition of 25% and 50% of the voting securities of that company.

     The Else Kroner-Fresenius-Stiftung (the "Foundation") has informed Fresenius AG that it owns 55.96% of the Fresenius AG Ordinary Shares. The Foundation serves to promote medical science, primarily in the fields of research and treatment of illnesses, including the development of apparatuses and preparations, e.g. artificial kidneys. The Foundation may promote only those research projects the results of which will be generally accessible to the public. The Foundation further serves to promote the education of physicians or of others concerned with the treatment and care of sick persons, primarily those working in the field of dialysis, as well as to promote the education of particularly gifted pupils and students. The administrative board of the Foundation consists of Mr. Hans Goring, Frankfurt/Main, Professor Dr. Volker Lang, Gauting, Mr. Hans Kroner, and Dr. Karl Schneider. Pursuant to the terms of the will of the late Mrs. Else Kroner, under which the Foundation acquired most of its shares, Mrs. Kroner's executors exercise voting and dispositive power over the shares held by the Foundation. The executors under Mrs. Kroner's will are Mr. Kroner, Dr. Schneider, and Dr. Alfred Stiefenhofer. Mr. Kroner's address is Dipl. Volkswirt Hans Kroner, Postfach 1852, 61288 Bad Homburg v.d.H., Germany. Dr. Schneider's address is Werderstrasse 42, 68165 Mannheim, Germany. Dr. Stiefenhofer's address is Norr, Stiefenhofer & Lutz, Brienner Strasse 28, 80333 Munich, Germany. Mr. Kroner is the Honorary Chairman of the Fresenius AG Supervisory Board. Dr. Schneider is a member of the Fresenius AG Supervisory Board. Dr. Stiefenhofer is Chairman of the Fresenius AG Supervisory Board. In addition, on March 28, 1995, AW Beteiligungs-GmbH ("AW") informed Fresenius AG that it owns 9% of the Fresenius AG Ordinary Shares and 15% of the Fresenius AG Preference Shares, and on May 4, 1995 , H.O.F.- Beteiligungs-GmbH ("HOF") informed Fresenius AG that it owns 22.4% of the Fresenius AG Ordinary Shares. According to published reports, HOF is 50% owned by Dresdner Bank AG and 50% owned by the Foundation. Pursuant to a pooling agreement relating to the shares held by the Foundation, AW and HOF, the Foundation has voting power over the shares held by AW and HOF. Accordingly, through (i) their dispositive power over the shares of Fresenius AG held by the Foundation and (ii) their power to direct the vote of the shares held by the Foundation (including the shares subject to the pooling agreement), Dr. Stiefenhofer and Mr. Kroner may be deemed, under the rules of the Securities and Exchange Commission (as distinguished from the German concept of beneficial ownership), to beneficially own 87.36% of the voting shares of Fresenius AG.

(4) Represents 10,000 shares issuable upon exercise of options as described in note (2) above.

(5) Dr. Krick has elected not to stand for re-election as a director at the Annual Meeting.

(6) Represents 200,000 shares issuable upon exercise of options as described in note (2) above.

(7) Includes all shares subject to exercisable options referred to in note (2) above, and 95,000 additional shares held or subject to options exercisable by officers and directors of the Company not named in the table.


The Company is not aware of any arrangement which may at a subsequent date result in any change of control of the Company.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS


          The Company's Bylaws provide that the Board of Directors shall be selected each year at the Annual Meeting of Shareholders of the Company. The Board of Directors has nominated Dr. Myron W. Wentz, Anne-Marie Ricart, Rainer Baule, Dr. Matthias Schmidt, Dr. Ulrich Wagner, Peter Gladkin, and Dr. George
R. Evanega for election as directors of the Company at the 1997 Annual Meeting. Upon election, the directors will serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

          In the absence of instructions to the contrary, the persons designated in the proxy will vote the proxies "FOR" the election of the nominees listed below. The Board of Directors has no reason to believe that any nominee will be unable to serve, but if any nominee should become unable to serve, the proxies will be voted for such other person as the Board of Directors shall recommend.

          Certain information concerning the nominees to the Board of Directors is set forth below:

-------------------------------------------------------------------------
                                                            Has Served
                                                            as Director
Name of Nominee           Age     Company Position Held        Since
-------------------------------------------------------------------------

 Myron W. Wentz           56      Director                      1974
                                  Chairman of the Board

 Matthias Schmidt         38      Director                      1997

 Anne-Marie Ricart        55      Director                      1993

 Rainer Baule             44      Nominee to become              N/A
                                  Director

 Ulrich Wagner            53      Director                      1994

 Peter Gladkin            49      Director                      1995

 George R. Evanega        61      Director                      1995
                                  Chief Executive Officer
                                  President
-------------------------------------------------------------------------

          In 1994, Fresenius AG purchased a controlling interest in the Company from Gull Holdings Ltd. ("GHL"), an Isle of Man corporation wholly owned by Dr. Myron W. Wentz, a Director and Chairman of the Company.

          In connection with the purchase, Fresenius AG agreed, to the extent allowed by applicable law and the fiduciary responsibilities of Fresenius AG, to cause Dr. Wentz to be nominated to the Board of Directors and to endeavor to cause Dr. Wentz to be elected as Chairman of the Board of Directors.

          GHL agreed that, for a period of seven years commencing on the date of the sale, GHL and its affiliates would not, without the prior written consent of Fresenius AG:

          (a) make or participate in any solicitation of proxies, or seek to advise or influence any person with respect to the voting of any securities of the Company;

          (b) form, join or in any way participate in a "group" within the meaning of sec. 13(d)(3) of the Securities Exchange Act with respect to the voting securities of the Company;

          (c) induce or attempt to induce or give encouragement to any other person to initiate any proposal or tender or exchange offer for equity securities or change of control of the Company; or

          (d) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company.

          There are no family relationships among any of the nominees or among the nominees and the current management of the Company.


Nominees


Myron W. Wentz    Myron W. Wentz, Ph.D., has been Chairman and a Director of the Company since 1974, and continues to serve in those positions. Until 1992, Dr. Wentz was President of the
                  Company. He developed the IFA products currently being manufactured and marketed by the Company. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for three hospitals in Illinois. Dr. Wentz received a Ph.D. in microbiology, with a specialty in immunology from the University of Utah, a M.S. degree in microbiology from the University of North Dakota and a B.S. degree in biology from North Central College. Dr. Wentz is also Chairman and
                  President of USANA, Inc., a publicly-traded company that manufactures and distributes nutritional products.

Matthias Schmidt  Dr. Matthias Schmidt became a director and vice chairman of the Company in January 1997. Dr. Schmidt has been Chairman of the Supervisory Board of Fresenius Medical Care AG ("Fresenius Medical Care"), the world's largest integrated provider of renal dialysis products and services, since
                  September 1996.   Fresenius AG owns 50.3% of the outstanding
                  Ordinary Shares of Fresenius Medical Care, which is listed on the New York Stock Exchange. Dr. Schmidt has served as president of the Pharmaceuticals Division of Fresenius AG since September 1986, interim president of the I+D Division of Fresenius AG since November 1996, and a member of the Management Board of Fresenius AG since July 1985. Dr. Schmidt is also a director of Hemosol Inc., a Canadian development stage biopharmaceutical company listed on the Toronto Stock Exchange and engaged in development of a human blood substitute and stem cell research.

Anne-Marie Ricart Anne-Marie Ricart became a Director of the Company in June
                  1993. Ms. Ricart founded Biolab SA, a subsidiary of the Company now known as Gull Diagnostics SA, with Dr. J. A. Engels in 1971, and still serves as a Director of Gull Diagnostics SA. Previously, Ms. Ricart co-owned and was Administrateur-Delegue of a private endocrinology laboratory and held laboratory positions in Belgium and Salt Lake City, Utah. She studied chemistry for two years at the Institute Meurice in Belgium.

Rainer Baule      Rainer Baule has been a member of the Management Board and
                  President of the I+D Division of Fresenius AG since June 1,
                  1997.  Mr. Baule was Managing Director and Chairman of the
                  Board of Directors of Professor Dr. Berthold GmbH & Co. KG from 1996 until 1997. From 1979 to 1996, Mr. Baule gained a broad range of senior management experience in several functions with Carl Zeiss AG, Oberkochen, Germany. Mr. Baule received a degree in business administration and mechanical engineering from the Technlsche Hochschule Darmstadt, Germany.

Ulrich Wagner     Dr. Ulrich Wagner has been a partner of O'Melveny &
                  Myers LLP, a law firm which represents Fresenius AG, since
                  1982. He served as a director of Fresenius USA, Inc., a manufacturer and distributor of dialysis products ("FUSA"), from October 1987 through October 1989 and from March 1992 until September 1996, when FUSA became a wholly-owned subsidiary of Fresenius Medical Care. Dr. Wagner received his J.D. degree at the University of Frankfurt (Germany) and holds L.L.M. and J.D. degrees from the University of California at Berkeley.

Peter Gladkin     Peter Gladkin was elected to the Board in 1995.  For the
                  past three years, Mr. Gladkin was President and Chief
                  Operating Officer of Health Data Sciences Corporation
                  ("HDS"). Prior to joining HDS, he gained a broad range of senior management experience in twenty-three years at Hewlett Packard Company's domestic and European operations.
                  Mr. Gladkin's most recent position at Hewlett Packard was General Manager of the Healthcare Information Systems unit.
                  He obtained B.S. degrees in chemistry and physics from the University of Illinois and an M.B.A. degree from the Northwestern Graduate School of Business.

George R Evanega  George R. Evanega, Ph.D. was appointed Chief Executive
                  Officer, President and a Director of Gull in October 1995.
                  He came to Gull from Oncor, Inc., where he had served since 1991 as President, Chief Operating Officer and Director. He was also President of Oncor Image Instruments from 1993 until October 1995. Previously Dr. Evanega was Corporate Vice President and Chief Administrative Officer and Director with Miles, Inc. He earned a B.S. degree in chemical engineering from Lehigh University, and M.S. and Ph.D. degrees in organic chemistry from Yale University. Dr. Evanega's experience in the biomedical industry includes positions as Vice President of research, marketing and sales, as well as a broad range of management positions with Boehringer Mannheim, Pfizer Pharmaceutical and Union Carbide.

          The Company has adopted a policy of paying outside Board members compensation of $8,000 per year for service as a Board member. Total Board compensation for 1996 was $40,000.

          During 1996, there were five meetings of the Board of Directors. All members of the Board of Directors attended at least 75% of the meetings except for Dr. Gerd Krick and Dr. Wagner.

          The Company has an Executive Committee, a Compensation Committee and an Audit Committee of the Board of Directors. The Company does not have a standing Nominating Committee.

          During 1996, the Executive Committee included Dr. Wentz and Mr. Gerhard Krammer. The Executive Committee exercises the powers of the Board to the extent permitted by law during intervals between meetings of the Board. The Executive Committee did not meet during 1996.

          During 1996, the Compensation Committee included Dr. Wentz,
Mr. Krammer and Dr. Wagner. The Compensation Committee reviews the compensation paid to officers and key employees of the Company and administers the Company's Stock Option Plan. The Compensation Committee met once during 1996.

          During 1996, the Audit Committee included Mr. Krammer, Ms. Ricart, Mr. Gladkin, and Dr. Wagner. The Audit Committee reviews the preparation of the Company's financial statements and the Company's internal accounting controls with the officers of the Company and the Company's independent public accountants. The Audit Committee held one meeting during 1996.

          In connection with his resignation as President of the I+D Division and member of the Management Board of Fresenius AG, effective
November 7, 1996, Mr. Krammer resigned as a director of the Company effective December 31, 1996. He has been replaced as a director and a member of the Executive, Compensation, and Audit Committees by Dr. Schmidt.


Executive Officers

          The executive officers of the Company are as follows:

          --------------------------------------------------------------------
               Name                  Age            Position with the Company
          --------------------------------------------------------------------
           Myron W. Wentz            56             Chairman of the
                                                    Board of Directors

           George R. Evanega         61             Chief Executive Officer
                                                    and President

           Fred Rachford             56             Senior Vice President

           Ernest Sumsion            50             Senior Vice President
                                                    Operations

           Michael B. Malan          41             Secretary/Treasurer

           John Turner               50             European General Manager
                                                    and Vice President

           Andrew Taylor             54             Vice President
                                                    Sales and Marketing

           Linxian Wu, Ph.D.         42             Vice President
                                                    Research and Development
          ------------------------------------------------------------------

          Each officer has been elected to hold office until his successor has been duly elected or he sooner resigns or is removed in accordance with law and the Company's bylaws.

          For biographical information with respect to Dr. Wentz and Dr. Evanega, see "Nominees."

          Fred Rachford

          Fred Rachford, Ph.D., joined the Company in October 1983. Dr. Rachford directs the Regulatory Affairs and Quality Assurance departments of the Company and administers the contracts with the College of American Pathologists. Prior to joining the Company, he was employed by Baxter-Travenol Laboratories in Research and Development. Dr. Rachford received his Ph.D. and M.S.P.H. degrees from the University of North Carolina and a B.A. degree from Chico State College.

          Ernest Sumsion

          Mr. Sumsion has been employed by the Company since August 1984 and has been in charge of Operations since 1993. Mr. Sumsion became a Senior Vice President of the Company in 1996. He served as Interim President of the Company from May to October 1995. He earned a B.S. degree in microbiology from Brigham Young University and a M.B.A. degree from the University of Utah.

          Michael B. Malan

          Michael B. Malan, M.B.A., C.P.A., joined the Company as its
Director of Finance in January 1992 and became its Secretary and Treasurer in February 1992. From 1988 to 1991, Mr. Malan was the Chief Financial Officer of Professional Lithographers, Inc. in Provo, Utah. From 1981 to 1988, Mr. Malan was employed with a national accounting firm. Mr. Malan received M.B.A. and B.A. degrees in accounting and finance from the University of Utah.

          John Turner

          Mr. Turner joined the Company in January 1997. He previously held several executive positions with the Diagnostics Division of Beckman Instrumentation from 1990 to December 1996, most recently as the General Manager of its French operations. Mr. Turner also has sales and marketing experience with Pharmacia Diagnostics and Technicon International. He earned a degree in biochemistry from the Bromley School of Technology in Kent, England.

          Andrew Taylor

          Mr. Taylor joined the Company in 1993. From 1986 to 1993 he was Vice President of Sales and Marketing for Mountain Medical, Inc. He has twenty-five years of experience in medical products sales and marketing, holding executive and management positions with such companies as Mountain Medical, Becton Dickinson Immunodiagnostics, United States Surgical, and Pfizer Diagnostics. Mr. Taylor received a B.S. degree in science education from East Carolina University.

          Linxian Wu, Ph.D.

          Dr. Wu obtained his Ph.D. degree in microbiology and infectious disease from the University of Alberta, Edmonton, Canada, and his B.S. degree in microbiology from Amoy University, China. He served in several scientific posts for the governments of China and the United States and performed post-doctoral work in molecular virology at the Medical College of Pennsylvania. He joined Gen Trak, Inc. in March 1992, as Senior Scientist and subsequently was named Director of Research and Development. Dr. Wu joined the Company in May 1994.

          An additional, significant employee is Holly Scribner.

          -------------------------------------------------------------------
             Name                  Age             Position with the Company
          -------------------------------------------------------------------

           Holly Scribner           40              President and Director
                                                    Biodesign, Inc.
          -------------------------------------------------------------------

          Holly Scribner

          Ms. Scribner has been President and a Director of Biodesign since its inception in 1987. The Company acquired Biodesign in February 1993. She founded Biodesign and is responsible for the management and daily operations of the Company. From 1979 to 1986, she was employed by Ventrex Laboratories

(Hycor) in various marketing and scientific management positions in relation to diagnostics and biotechnology products. She received her B.S. degree (cum laude) in biological sciences from the University of Maine. Ms. Scribner also serves as an advisory board member for the Center for Innovation in Biomedical Technology, established by the State of Maine to promote the biomedical industry.

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, affiliates and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Specific due dates for these reports have been established and the Company is required to report any failure to file by such dates. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during its 1996 fiscal year, all Section 16(a) filings applicable to its officers, directors and greater than 10% beneficial owners were made as required except that the forms relating to the issuance of options to purchase an aggregate of 100,000 shares of the Company's common stock were filed late by Dr. Rachford, Mr. Sumsion, Mr. Malan and Dr. Wu.


Executive Compensation

          The following table sets forth the compensation of the Company's chief executive officer for the periods indicated and the only other executive officer of the Company who received total annual salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers").

--------------------------------------------------------------------------------------------------------------
                                            Summary Compensation
--------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                  Awards        Payouts
--------------------------------------------------------------------------------------------------------------
                                                        Other
                                                        Annual   Restricted Securities             All Other
Name/                                                   Compen-    Stock    Underlying     LTIP     Compen-
Principal Position     Year     Salary      Bonus       sation     Award(s) Options (#)   Payouts   sation
--------------------------------------------------------------------------------------------------------------

George Evanega(1)    1996     $180,000    $   -0-                              -0-                  $ 9,000 (2)
CEO/President
                     1995     $ 29,187    $ 50,000                           200,000                $50,000 (3)

                     1994     _______       ______                           _______                 ______

Andrew Taylor        1996     $107,977    $  4,750                           _______                $ 7,000 (2)
Vice President
Sales/Marketing      1995     $104,446    $  5,000                           _______                $ 7,000 (2)

                     1994     $ 84,344        -0-                            _______                $ 7,000 (2)
--------------------------------------------------------------------------------------------------------------

(1)  Dr. Evanega joined the Company in October 1995.
(2)  Represents an amount paid as a car allowance.
(3) Amount represents allowance for relocation costs of which $5,266 was paid in 1995 and $44,734 was paid in 1996.

          No options were granted to any of the Named Executive Officers in 1996. The following table presents information concerning stock options exercised during 1996 and the value of unexercised stock options held by the Named Executive Officers at December 31, 1996.

------------------------------------------------------------------------------------------------------
                  Option Exercises in Last Fiscal Year and
                  Value of Stock Options at December 31, 1996
------------------------------------------------------------------------------------------------------
                                                        Name of Securities     Value of Unexercised
                                                           Underlying              In-the-Money
                                                       Unexercised options          Options at
                                                       at December 31, 1996     December 31, 1996 ($)
                         Shares on
                         Acquired          Value           Exercisable/              Exercisable/
         Name           Exercise (#)    Realized ($)      Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------

George R. Evanega           -0-            $-0-           150,000/50,000         $881,750/$293,750

Andrew Taylor               -0-            $-0-            18,750/7,500           $121,875/$48,750
------------------------------------------------------------------------------------------------------

          Vesting of the options awarded to Dr. Evanega has been accelerated because the average daily closing price of the Company's common stock exceeded certain levels for a consecutive thirty calendar day period as provided in his employment agreement with the Company. In addition, in February 1996, the Board of Directors ratified the reduction of the exercise price of the shares covered by the options awarded to Dr. Evanega to $4.50 per share from $5.625 per share.

          All stock options held by Dr. Evanega and Mr. Taylor at December 31, 1996 were "in-the-money."

          The following table sets forth information regarding the repricing of options held by executive officers during the preceding ten years.

---------------------------------------------------------------------------------------------
                      Ten-Year Option Repricings
---------------------------------------------------------------------------------------------
                                                                                   Length
                              Number of      Market                               Original
                              Securities    Price of      Exercise                 Option
                              Underlying    Stock at      Price at                  Term
                                Option       Time of       Time of       New      Remaining
                              Repriced or  Repricing or  Repricing or  Exercise   at Date of
                                Amended     Amendment     Amendment     Price    Repricing or
     Name             Date        (#)          ($)           ($)         ($)      Amendment


George R. Evanega    11/6/95    200,000       $4.50         $5.625      $4.50       9 years
 President and                                                                    11 months
 Chief Executive
 Officer
---------------------------------------------------------------------------------------------

Board Compensation Committee Report on Repricing of Option

          As part of the compensation package agreed to by Dr. Evanega and the Company upon Dr. Evanega's appointment as President and Chief Executive Officer, the Company granted Dr. Evanega an option to purchase 200,000 shares of the Company's Common Stock. The Company and the Compensation Committee believe that stock options are an effective incentive for optionees to create value for the Company's shareholders. See "Board Compensation Committee Report on Executive Compensation." At the time Dr. Evanega and the Company executed his employment agreement with the Company, on or about October 13, 1995, the market price of a share of Common Stock was $5.625 per share and under the terms of the employment agreement, that was set as the exercise price of the option. When Dr. Evanega began his employment with the Company on or about November 6, 1995, the market price of the stock had dropped to $4.50 per share. Dr. Evanega requested that the exercise price of his option be adjusted to reflect the actual market value of the Common Stock on the day he began his employment. Since the decline in market price occurred prior to the commencement of Dr. Evanega's tenure as Chief Executive Officer and was neither within Dr. Evanega's control nor related to his activities as President of the Company, the Compensation Committee (which, at the time consisted of Dr. Wentz, Mr. Krammer, and Dr. Wagner) recommended to the Board of Directors that the exercise price of Dr. Evanega's option be reduced to the market price on the day Dr. Evanega's employment began or $4.50. The Board of
     Directors approved the reduction on February 22, 1996.

Members of the Compensation Committee:  Dr. Myron W. Wentz, Chairman
                                        Dr. Matthias Schmidt
                                        Dr. Ulrich Wagner

          The Company has an employment agreement with Dr. George Evanega, its President and Chief Executive Officer and a member of its Board of Directors. Under the terms of the agreement, Dr. Evanega is paid an annual salary of $180,000,with cost-of-living adjustments, and, commencing with the Company's 1996 fiscal year, was eligible to receive an annual "targeted" performance bonus of up to $50,000. The performance bonus is contingent upon the achievement of a level of "Net Earnings Before Income Taxes" that has been agreed upon by the Company's Board of Directors for the fiscal year. The performance bonus could range from nothing to $50,000 plus $1,000 for every 1% that the Company's "Net Earnings Before Income Taxes" exceeds the agreed upon target. Dr. Evanega did not receive a bonus in 1996 because the Company did not meet its projected target of "Net Earnings Before Income Taxes."
Dr. Evanega also receives a monthly car allowance of $750.

          Additionally, in 1995, Dr. Evanega received a $50,000 bonus for entering into his employment agreement, received a stock option, expiring October 2005, to purchase 200,000 shares of the Company stock at $4.50, and became eligible to receive reimbursement for relocation costs of up to $50,000, of which $5,266 was paid in 1995 and $44,734 was paid in 1996.

          Dr. Evanega's employment agreement can be canceled by either party upon the occurrence of certain events. If the Company terminates the employment agreement for certain reasons, including for cause, Dr. Evanega will not be entitled to any additional compensation. Otherwise, he will be entitled to the continuation of his base compensation for a one year period from the date of termination.

          The Company also entered into an employment agreement with Ernest Sumsion, its Senior Vice President in May 1996. The term of the agreement is two years with options to renew annually for additional two year periods. If at the expiration of the first two year period the Company does not renew Mr. Sumsion's employment, Mr. Sumsion is entitled to receive severance payments for nine months. The Company's Chief Executive Officer has the discretion to extend the severance payments for an additional three months if Mr. Sumsion has not found employment during the nine month period.

          Under the terms of the agreement, Mr. Sumsion is paid an annual salary of $120,000 per year, a bonus for "targeted" performance, and an annual car allowance of $6,000. Mr. Sumsion was also granted an option to purchase 30,000 shares of the Company's stock, with vesting to occur at the rate of 25% per year for the four years following the grant of the option. The Company has also agreed to grant Mr. Sumsion options to purchase 200,000 shares of the Company's stock over a ten year period with 20,000 shares vesting per year with the first option to be granted on January 1, 1998.

          The Company agreed to terms of a severance agreement with Michael
B. Malan, its Secretary/Treasurer on February 28, 1997. If Mr. Malan's employment is terminated, he will be entitled to receive severance payments for nine months. The Company's Chief Executive Officer has the discretion to extend the severance payments for an additional three months if Mr. Malan has not found employment during the nine month period.

          The Company does not have employment agreements with any of its other executive officers. See "Certain Relationships and Related Transactions" for information regarding a bonus agreement proposed to be entered into between the Company and Dr. Wentz. The Company does not have any other compensatory plans or arrangements which would result from the resignation, retirement or other termination of an executive officer of the Company due to a change in control of the Company or a change in the executive officer's responsibilities due to a change in control of the Company.


Compensation Committee Interlocks and Insider Participation;
Certain Relationships and Related Transactions

          Dr. Wentz, a former President and Chief Executive Officer of the Company, is a member of the Company's Compensation Committee. Mr. Krammer, who was a member of the Compensation Committee during 1996, was a member of the Managing Board of Fresenius AG until December 1996. Dr. Schmidt, who is currently a member of the Compensation Committee, is currently a member of the Fresenius AG Managing Board. In 1996, sales by the Company to Fresenius AG represented 9% of total sales. See "Certain Relationships and Related Transactions."

          Fresenius AG, beneficial owner of approximately 55% of Gull's outstanding Common Stock, distributes certain of the Company's products in Europe and is a major customer of the Company. During the years ended December 31, 1996, 1995, and 1994 sales of Company products to Fresenius totaled $1,535,943, $2,370,977, and $1,106,528, or approximately 9%, 13% and
7%, respectively, of total sales. Dr. Gerd Krick and Dr. Matthias Schmidt, directors of the Company, are the Chairman and a member, respectively, of the Management Board of Fresenius AG, and Mr. Rainer Baule, a nominee to become a director, has been a member of the Management Board of Fresenius AG and President of the I+D Division since June 1, 1997. In January 1995, the Company sold all of the intangible assets relating to its German operations to

Fresenius AG for approximately $313,500. The intangible assets had no recorded cost on the Company's financial records. The transaction was negotiated between the Company's management and representatives from the Business. These intangible assets are part of the assets being acquired by the Company from the Business. See "Proposal 3--Acquisition of the Assets of Fresenius AG Diagnostics Business--Description of the Agreement."

          The Board of Directors of the Company and Dr. Wentz have discussed the terms of a bonus agreement. Under the terms of the proposed bonus agreement, for a period of seven years from the date of the bonus agreement, Dr. Wentz would be paid a performance bonus of 2% of the net receipts from sales of certain new tests for coronary artery disease. Consideration for the payment of the performance bonus would be based, among other things, upon the assignment to the Company by Dr. Wentz of all improvements and inventions hereafter developed by Dr. Wentz and Dr. Wentz's agreement to continue to provide the Company with the benefit of his experience, knowledge and skill. Under the bonus agreement, the Company would be required to provide reasonable support for research, development and testing with respect to these tests until such time as the Company commences commercial production of products using the tests or notifies Dr. Wentz that it has abandoned development thereof. In the latter event, Dr. Wentz would have a first right to acquire ownership of all related inventions, patents, copyrights, discoveries, etc., relating to the tests on terms to be negotiated by Dr. Wentz and the Company.


Board Compensation Committee Report on Executive Compensation

          The Compensation Committee, which is responsible for setting and administering the policies which govern executive compensation programs for the Company, has furnished the following report on executive compensation. This report covers executive compensation paid in 1996, during which the members of the Compensation Committee were Dr. Wentz (Chairman), Mr. Krammer, and Dr. Wagner:

                  Determination of Executive Officer Compensation

          The Company's compensation program for executive officers consists of three key elements: a base salary, discretionary and performance based bonuses, and periodic grants of stock options. The Company believes that this approach serves the interests of the shareholders by ensuring that executives are compensated for promoting both the long-term and short-term interests of the shareholders. Annual bonuses are based on the Company's performance for the year. Stock options link a portion of the executive officers' compensation to the stock price appreciation realized by the Company's shareholders. Thus, a significant portion of the executive officers' compensation is related to the performance of the Company.

          A.  Base Salary

          The base salaries for executive officers are reviewed by the Committee annually. The Committee considers the relative experience and level of responsibility of the officer, the officer's past and projected contributions to the success of the Company, and information obtained from independent sources regarding compensation levels paid by comparable companies in the industry.

          B.  Performance Based and Discretionary Bonuses

          In conjunction with the Company's annual budgeting process, the Committee determines a performance bonus amount, ranging from up to $20,000 to up to $40,000 in 1996, to be awarded to each officer (other than the Chief Executive Officer, whose bonus is determined in accordance with his employment agreement) upon the attainment of agreed upon objectives for the Company. The objectives are established annually by the Committee and are based upon total revenue and net income projected to be attained by the Company. The performance bonus amount actually awarded at the end of the year fluctuates based on the Company's level of revenue and income attainment. However, no performance bonuses are awarded if the level of revenue and income attainment is less than 80% of the objective. No performance-based bonuses were awarded in 1996 other than to the Company's former European general manager who received a $4,500 bonus for meeting a portion of his stated objectives. In addition, a discretionary non-plan performance-based bonus was paid to the president of the Company's Biodesign subsidiary, whose operations exceeded the Company's business plan.

          The Committee is also authorized to award discretionary bonuses to officers based upon their individual contributions to the Company during the year if no performance bonuses are earned.

          C.  Stock Options

          In 1992, the Company adopted the Gull Laboratories, Inc. 1992 Stock Option Plan to provide officers and other key employees with an additional incentive to promote the long-term success of the Company and to encourage them to remain in its employ. Since the value of an option is directly related to the Company's stock price, the Committee believes that stock options are an effective incentive to create value for the Company's shareholders.

          Stock option awards are based upon the officers' relative level of responsibility in the Company and upon the level of attainment of the Company's objectives. As of June 15, 1997, nine employees held options to purchase a total of 430,650 shares of the Company's stock. See also, the "Summary Compensation Table."


1996 CEO Compensation

          Dr. George Evanega was hired by the Company, effective October 1995. His base salary and stock option award were determined through arms-length negotiations prior to his employment. Dr. Evanega did not receive a performance bonus in 1996 because the Company did not meet its objectives. He is eligible to receive a performance bonus in 1997.

Members of the Compensation Committee:   Dr. Myron W. Wentz, Chairman
                                         Dr. Matthias Schmidt
                                         Dr. Ulrich Wagner

                               Performance Graph

          The following graph compares the cumulative return to shareholders of the Company's Common Stock from January 1, 1993 (the first point shown on the graph) through December 31, 1996 with the Standard and Poor's Smallcap 600 Index and the Standard and Poor's Medical Products and Supplies Index for the same period. The comparison assumes $100 was invested on December 31,1991 in the Company's common stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no cash dividends during the periods):

                                    PROPOSAL 2


                          RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          The Company has engaged KPMG Peat Marwick LLP as its independent certified public accountants and auditors for its current fiscal year and is presenting this selection to the shareholders for ratification. KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, a member of the KPMG group, currently serves as the independent certified public accountants and auditors of Fresenius AG.

          Ratification by the shareholders of this appointment is not required by law or the Company's articles of incorporation or bylaws. However, the Company believes such ratification is desirable. If KPMG Peat Marwick LLP declines to act, becomes incapable of acting, or if its engagement is otherwise terminated by the Audit Committee (none of which events are currently anticipated), the Board of Directors will appoint other auditors for the current fiscal year. It is anticipated that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders in attendance and to make a statement if desired.

          The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified accountants and auditors for fiscal year 1997. It is intended that, in the absence of contrary specification, votes will be cast pursuant to properly executed proxies for ratification of KPMG Peat Marwick LLP as the Company's independent certified public accountants and auditors for fiscal year 1997.

                                    PROPOSAL 3


               ACQUISITION OF CERTAIN ASSETS OF THE BUSINESS


Summary of the Proposed Transaction

          On April 2, 1997, the Board of Directors of the Company, upon the recommendation of the Special Committee (as defined below) and subject to the completion of certain conditions to the satisfaction of the Special Committee discussed below, and after receiving an opinion from a nationally-recognized investment banking firm to the effect that the Negotiated Aggregate Consideration Value (as defined below) was fair, from a financial point of view, to the Company, authorized the execution of an Asset Purchase Agreement (the "Agreement") among Fresenius AG, the Company, and the Purchaser. The Board of Directors received an oral opinion and a written opinion of Vector Securities International, Inc. ("Vector Securities") on April 2, 1997, and the Agreement was executed on April 21, 1997. A copy of the Agreement is attached to this Proxy Statement as Appendix C, which is incorporated herein by reference, and the description of the Agreement contained herein is qualified in its entirety by reference to the actual text thereof. The written opinion of Vector Securities is attached to this Proxy Statement as Appendix D, and the description of such opinion contained herein is qualified in its entirety by reference to the actual text thereof.

          Subject to satisfaction of a number of conditions (including the approval of a majority of the Company's Shareholders, other than Fresenius AG, actually voting at the Annual Meeting), the Agreement provides for the purchase by the Purchaser of certain of the assets of the Business for
1,320,000 shares of the Common Stock of the Company.   The Purchaser has
assigned all of its rights under the Agreement to the Company. After the Closing of the acquisition of the assets of the Business, the Company will contribute the assets to the Purchaser in exchange for non-voting stock of the Purchaser. The purchase price for the assets was based on the average closing price of the Company's Common Stock during the twenty trading day period preceding and the twenty trading day period following the first public announcement of the execution of the Letter of Intent (as defined below) relating to the acquisition on December 13, 1996. This average was $8.29 per share. Based on the agreed upon value of a share of Common Stock of $8.29 per share, the aggregate value of the 1,320,000 shares to be issued to Fresenius was set at $10,942,800 (the "Negotiated Aggregate Consideration Value"). The actual value of the transaction will be 1,320,000 shares multiplied by the per share closing price of the Company's Common Stock on the Closing Date.
Certain business and financial information relating to the Company and the Business is set forth in Appendices A and B, respectively, which are incorporated herein by reference.


Background of the Transaction

          In 1994, Fresenius AG acquired approximately 55% of the Company's issued and outstanding shares of Common Stock from GHL, an Isle of Man corporation wholly owned by Dr. Myron Wentz, the Chairman of the Board and former President of the Company, and certain other shareholders. Through purchases by the Business, Fresenius AG has been a major customer of the Company. However, after the acquisition of the Business by the Company, Fresenius AG will not be a customer of the Company, and the financial results of the Business will be combined with the financial results of the Company. The Business's customers will then become customers of the combined entity.
As a result, the Company will lose a significant affiliated customer and will be directly responsible for customer relationships with users of the Company's products, who were formerly customers of Fresenius AG. See "Proposal 1-- Election of Directors--Certain Relationships and Related Transactions."

          The Company believes that the acquisition of the Business will enable it to coordinate and centralize its marketing efforts in Europe. Some of the Company's distributors distribute both the Company's products and the Business's products. This has led to confusion about the relationship between the Company and the Business. Based upon its review of its operations and the Business's operations, the Company also believes that there are a substantial number of overlapping functions and costs, which could be combined or eliminated, with a potential savings of annual costs which the Company presently estimates to be in excess of $300,000 after the combined entities are fully integrated. This estimate of cost savings assumes the successful integration of the Business into the Company and other factors which may be out of the control of the Company. Accordingly, there can be no assurance
that the cost savings will be achieved.   In addition, the Business has
expertise in sales and marketing in Europe, which the Company believes it can use in developing its European markets. Fresenius AG has determined that combination of the Company with the Business could enhance the ability of the Company to compete in the European diagnostics market, thereby increasing the value of the Company. Fresenius AG further believes that the sale of the Business will lead to the coordination and centralization of marketing efforts in Europe, eliminate distributor confusion about the relationship between the Company and the Business, and eliminate overlapping functions leading to cost savings. See "Management's Discussion and Analysis" in Appendix A and Appendix B for a discussion of the financial results of the Company and the Business, respectively.

          A proposal for the possible sale of the Business by Fresenius AG to the Company was initially made in September 1995. The Company had sold certain intangible assets of its European operations, including customer lists and goodwill, to Fresenius AG for use by the Business in January 1995 for DM 480,000. See "Proposal 1--Election of Directors--Certain Relationships and Related Transactions." The assets sold by the Company to the Business in 1995 are included in the assets purchased as part of the transaction. However, inasmuch as the assets have no recorded value or historical cost and the transaction is between entities under common control, no value will be recorded on the books of the consolidated entities and no specific value was allocated to the assets as part of the consideration to be paid for the Business.

          Historically, the Company had considered the possibility of entering the German market with its own direct sales force but considered the implementation costs to be prohibitive. Fresenius AG has received other offers to buy the Business; however, Fresenius AG did not consider any alternatives to a sale of the Business to the Company, since as the Company's majority stockholder, Fresenius AG did not want to sell the Business to a competitor of the Company. Accordingly, the Company and Fresenius AG determined that it would be in the best interests of the Company, Fresenius AG, and the minority shareholders of the Company if the Company could purchase the Business from Fresenius AG for a fair price.

          In July 1996, the Company's Board of Directors appointed a special committee composed of George Evanega, Anne-Marie Ricart, and Peter Gladkin, all deemed to be disinterested directors (the "Special Committee"), to independently review and analyze the terms of the acquisition and make a recommendation to the full Board of Directors. The Company and Fresenius AG executed a letter of intent, dated December 13, 1996 (the "Letter of Intent"), setting forth the basic terms of their Agreement. The Special Committee subsequently retained Vector Securities as an investment banker to assist it in determining the fairness, from a financial point of view, of the transaction to the Company, and has retained legal counsel to assist it with legal matters.

          Negotiations of the Agreement were initially conducted by officers of the Company and representatives of Fresenius AG. The Special Committee did not participate in the negotiation of the purchase price. The Letter of Intent provided that the Company would acquire the assets of the Business if the Business had a value of $9,000,000 to $11,000,000. The parties agreed to arrive at a value of the business and then divide the value by the agreed upon per share price to determine the number of shares to be issued to Fresenius AG. The agreed upon per share price was to be the average closing sales price of the Company's Common Stock for the twenty trading days preceding the execution of the Letter of Intent. That average was $6.2994 per share. Shortly after the announcement of the signing of the Letter of Intent, the per share market price of the Company's Common Stock rose significantly. With the significant increase in the market price of the Company's Common Stock, management of the Company became concerned about the dilutive effect of issuing shares to Fresenius AG at the agreed upon $6.2994 price per share.
The Company and Fresenius AG discussed the price on numerous occasions. To help resolve the matter, the Company engaged Vector Securities to assist it in negotiating the number of shares to be issued by the Company to Fresenius AG for the assets. The Company and Fresenius AG agreed, with the assistance of Vector Securities, that the Company would issue 1,320,000 shares, reflecting the average closing price of the Company's Common Stock during the twenty trading day period preceding and the twenty trading day period following the first public announcement of the execution of the Letter of Intent, which average was $8.29 per share. The number of shares to be issued was determined on the basis of the $8.29 average closing price of the stock and the agreed upon range of value of the Business of $9,000,000 to $11,000,000.

          In appointing the Special Committee, the Company's Board of Directors provided that the Special Committee had to unanimously recommend the acquisition of the Business to the full Board of Directors. The Special Committee discussed the proposed transaction in great detail over the past several months. On April 2, 1997, the Special Committee met with officers of the Company and with representatives of Vector Securities to review the proposed transaction. At the meeting, representatives of Vector Securities presented their analysis of the proposed acquisition, including an overview of the negotiations that had occurred between the Company and Fresenius AG. Vector Securities' representatives explained that the day prior to the announcement of the proposed acquisition, the Company's stock closed at $6.50 per share, and that within days following the announcement, the price of the Company's stock increased, with then current trades in the $10.00 to $10.50 range. Members of the Special Committee discussed their view that the per share price referred to in the Letter of Intent was inadequate in light of the then current stock price, and their decision to renegotiate the price per share as well as the price of the Business, which was renegotiated with the help of Vector Securities. The Special Committee discussed the adequacy of the revised purchase price of 1,320,000 shares of the Company's stock, with an agreed upon price of $8.29 per share, which represented the average daily price per share for the twenty trading days prior to and twenty trading days following the announcement of the proposed transaction. The Special Committee also discussed the value of the Business to be acquired and reviewed the value ranges presented by Vector Securities, including a review of the Business's
sales, profit margin, prospects, and working capital needs.   For additional
discussion as to the methodology employed by Vector Securities, see "Opinion of the Company's Financial Advisor." Vector Securities also reviewed pro forma effects of the acquisition on the Company, using projections provided to it by the Company.

          The Special Committee reviewed management's reasons for recommending the proposed transaction, including obtaining centralization and coordination of management and sales efforts, elimination of overlapping and competing product lines, obtaining highly qualified personnel at the Business with the ability to assist with product entry into Europe through their regulatory expertise, positive name recognition, and expected positive tax and accounting treatment of the transaction and future earnings. The Special Committee also discussed certain potentially negative aspects of the transaction, including cash flow demands, management requirements, and the uncertainty involving one of the Business's suppliers. At the meeting, management provided a detailed assessment of the cash flow requirements of the combined business entity, as well as the cash flow requirements of the Company, and addressed questions raised by members of the Special Committee regarding financing requirements and options for obtaining financing in the future.

          After this review and discussion with the members of the Special Committee, Vector Securities advised the Special Committee that it was prepared to opine that the Negotiated Aggregate Consideration Value was fair
to the Company from a financial point of view.   Based upon these discussions
and the opinion of Vector Securities, the Special Committee determined that it was prepared to recommend the acquisition to the full Board of Directors if certain conditions were met. These conditions included: (i) that a majority of the minority Shareholders (Shareholders other than Fresenius AG) actually present and voting at the meeting approve the acquisition; (ii) that an agreement be reached with Fresenius AG to provide up to $2,500,000 in financing for the needs of the Company and the Purchaser; (iii) that registration rights be granted to Fresenius AG covering only the 1,320,000 Shares to be issued in this acquisition and that expenses payable for the registration by the Company be capped at $20,000; and (iv) that an appropriate number of the Shares being issued to Fresenius AG be escrowed or another appropriate arrangement be made to account for the possible loss to the Business of sales of certain products if a certain supplier to the Business terminated its relationship with the Business. See "Description of the Agreement--Purchase Price" below.

     Following this meeting of the Special Committee, a meeting of the full Board of Directors was held. A representative of Vector Securities gave a shortened presentation of the material he had presented to the Special Committee and the Special Committee reviewed its conditions with the Board of Directors. The Board of Directors discussed the conditions and members of the Board of Directors who were also directors of Fresenius AG agreed, subject to approval by the appropriate board of Fresenius AG, with conditions (i) and
(iii), approval by a majority of the minority Shareholders actually present and voting at the meeting and the limitations on the registration rights to be granted to Fresenius AG. The Special Committee met again on April 17, 1997 to discuss the transaction. At the meeting the committee members discussed conditions (ii) and (iv) set forth above. Fresenius AG agreed to provide up to $1,000,000 to the Company upon the terms set forth below. See "Continued Participation by Fresenius AG--Financing." The Company's chief financial officer explained that he had reviewed the Company's cash flow requirements and had concluded that $1,000,000 should cover the Company's anticipated working capital needs in the foreseeable future, at least through the end of 1998. The Special Committee also reviewed the arrangement negotiated by management for the return of up to 33,000 shares if the Business loses revenues from the sale of a certain supplier's products if the supplier ceases to provide products to the Business following its acquisition by the Company. See "Description of the Agreement--Purchase Price." The Special Committee concluded that these conditions were met to their satisfaction, and authorized George Evanega to execute the Agreement on behalf of the Company. The Agreement was executed on April 21, 1997. Subsequent to the execution of the Agreement, the parties entered into a Transfer, Assignment and Assumption Agreement which provided that the Purchaser would assign its rights under the Agreement to the Company, which would acquire the assets of the Business at the closing. The Company intends to transfer the assets to the Purchaser.
The Transfer, Assignment and Assumption Agreement was entered into in order to enable the Company to acquire the Business in a more efficient manner.


Material Factors Considered by the
Special Committee and the Board of Directors

          The Special Committee considered the following factors in approving the transaction and recommending shareholder approval:


Advantages

          A.  Centralization and Coordination of Effort

          The Special Committee believes, based upon information that it received from management of the Company, that the elimination of overlapping functions and costs could result in a potential cost savings of approximately $300,000. In addition, because there has been some confusion in the European marketplace about the relationship between the Company and the Business, the Special Committee expects that distributors will be able to more efficiently market the Company's products after consummation of the transaction.

          B.  Well Qualified Employees

          Employees of the Company and the Business have worked together for the past several years. The Special Committee believes, based upon information that it received from management of the Company, that the employees of the Business are well qualified and will complement the Company's employees.

          C.  Accounting and Tax Treatment

          The transaction will be accounted for as a transaction between entities under common control, which is similar to a pooling-of-interests.
All assets and liabilities will be recorded at their historical cost and there will be no goodwill with related amortization on the books. In contrast, the income tax treatment is such that the excess of consideration paid for the Business over the value of the net assets acquired will result in goodwill and amortization for German income tax purposes. This will permit the Company to offset a significant amount of taxable income.

          D.  Fresenius Name and Reputation

          Under the Agreement, the Company has the right to use Fresenius product names in certain countries where Fresenius AG already has diagnostic product sales for a period of three years. Fresenius AG is well respected in Germany and other European countries and the Company's image should be enhanced.

          E.  Sales and Marketing

          The Business has significant expertise in sales and marketing.
The acquisition will give the Company an immediate direct sales presence in Germany, the single largest market in Europe, and give the Company the benefit of this expertise in other European countries. In addition, the Business has distributors in Eastern European and Middle Eastern markets, in which the Company currently does not have representation.


Disadvantages

          A.  Profitability Concerns

          The Business was unprofitable in 1996, and while profitable in the
first quarter of 1997, did not meet projected revenues.   If losses are
incurred by the Business, it could cause a cash flow drain on the Company.
The Special Committee believes that through reduction of overlapping functions and costs, the Business can be profitable.

          B.  Cost

          Even though the Company received an opinion from Vector Securities that the transaction was fair to the minority shareholders from a financial point of view, the transaction nonetheless requires a significant investment by the Company.

          C.  Disruption to Management

          The negotiation and completion of the transaction has put a significant strain on the Company's managerial capabilities. This strain will continue during the integration period and could prevent the Company's management from engaging in other endeavors.

          D.  Research and Development

          In 1996 by mutual agreement between Fresenius AG and the Company, the Business ceased its research and development efforts. Certain of the Business's products are in very competitive markets. To remain competitive and grow, the Business needs new products, either those developed from research and development or obtained from third parties.

          The Board of Directors adopted the analyses and conclusions of the Special Committee in approving the transaction and recommending shareholder approval.


Description of the Agreement

          The following description is qualified in its entirety by reference to the actual text of the Agreement attached hereto as Appendix C.

          A.  Assets Being Sold

          The Company, through the Purchaser, has agreed to purchase, and Fresenius AG has agreed to sell, all fixed assets, all inventory stocks, and all rights belonging to the Business as of the date of the Agreement (collectively, the "Assets"), as well as certain industrial property rights, copyrights, and other intangible assets related thereto. "Assets" shall not include receivables, checks, cash or credit balances existing or accrued as of the Effective Date (December 31, 1996). Certain of the assets being acquired are those that the Company sold to the Business in January 1995. See "Proposal 1--Election of Directors--Certain Relationships and Related Transactions."

          B.  Closing Date

          The consummation of the sale of the Business (the "Closing") is presently anticipated to occur after all of the conditions to the Closing set forth in the Agreement have been satisfied or waived (the "Closing Date"), and if appropriate, at the end of a fiscal quarter. Either Fresenius AG or the Company can waive any of the conditions to the Closing set forth in the Agreement that the other is required to fulfill and does not fulfill.
However, most conditions reflect legal or compliance requirements and are unlikely to be waived. The Company and Fresenius AG will not waive any condition related to the proposed accounting treatment of the transaction because accounting treatment for business combinations of entities under common control, which is similar to accounting for pooling-of-interests is required by US GAAP.

          C.  Purchase Price

          The purchase price for the Business will be 1,320,000 shares of
Common Stock of the Company.   On December 12, 1996, the day before the public
announcement of the execution of the Letter of Intent, the closing sales price of a share of Common Stock was $6.50. Management of the Business and the Company expect that the infectious disease business of a supplier of the Business may be sold in the near future. The Business currently distributes products manufactured by the supplier. Sales from these products in 1994, 1995, 1996, and for the quarter ended March 31, 1997, were approximately DM 532,000, DM 485,000, DM 526,000, and DM 236,000, respectively. This represents approximately 3.7%, 3.4%, 2.9%, and 8.3%, respectively of the Business's sales. Upon such a sale, products from the supplier could become unavailable until products of a replacement supplier are available. To take into account the risk to the Company from the short-term loss of business that could result from a termination of the current relationship with the supplier, the Company, the Purchaser and Fresenius AG have agreed that if the current relationship between the supplier and the Business is terminated on or before December 31, 1997, that Fresenius AG will return 33,000 shares of the Company's Common Stock to the Company. If only a certain portion of the business with the supplier terminates prior to December 31, 1997, Fresenius AG will return 18,721 shares of Common Stock to the Company. See "Sources and Availability of Raw Materials" in Appendix B for a discussion of the impact of the potential loss of the supplier. If within two years after such termination, the Purchaser or the Company or an affiliate enters into a commercial agreement with the supplier that is in quality and volume comparable with the terminated relationship, the Company and the Purchaser shall transfer the 33,000 or 18,721 shares, as applicable, to Fresenius AG.

          D.  Liabilities

          The Purchaser and the Company have agreed to assume all liabilities pertaining to the operations of the Business arising after December 31, 1996 (the "Effective Date"), including any tax liabilities, liabilities towards employees or pension and social insurance companies, and trade accounts payable as well as debts resulting from warranty claims for goods manufactured or distributed after the Effective Date and pensions and lease agreements existing at the Effective Date. The Purchaser has agreed to hold Fresenius
AG harmless against any and all claims arising from liabilities occurring after the Effective Date. Fresenius AG shall remain liable for all liabilities and contingent liabilities which have accrued or occurred as of or prior to the Effective Date, other than liabilities under the pensions and lease agreements discussed above, and has agreed to hold the Purchaser and the Company harmless against any such claims.

          E.  Covenants and Conditions

          During the period from the Effective Date to the Closing Date, the Business shall be deemed to have been conducted on behalf of and for the account of the Purchaser. Profits and losses during this period will be due
to or borne by the Purchaser.   Fresenius AG has established a separate
account to reflect its investments in the Business or distributions to Fresenius AG by the Business. Until the Closing Date, Fresenius AG shall also advance working capital to the Business as needed by the Business in accordance with past practice. All cash advanced to the Business shall be credited to Fresenius AG and charged to the Business. All cash or other assets transferred by the Business to or for the benefit of Fresenius AG shall be credited to the Business and charged to Fresenius AG in the separate account. Balances under the separate account shall bear interest at the rate of 5% per annum. Within ninety days of the Closing Date, Fresenius AG shall prepare and deliver to the Purchaser and the Company a final report of any net balance due to Fresenius AG or due to the Business. Unless the Purchaser requests an audit of the final report, within fifteen days of the delivery of the final report, Fresenius AG shall pay to the Purchaser or the Purchaser shall pay to Fresenius AG, as the case may be, any amount due as reflected by the final report.

          Fresenius AG has also agreed that from April 21, 1997 to the Closing Date, it will conduct the operations, activities, and practices of the Business in the ordinary course of business, consistent with past practices. In addition, Fresenius AG agreed to comply with the following covenants as they relate to the Business, unless otherwise consented to by the Purchaser:

          (1) To refrain from taking action to liquidate or dissolve the Business;

          (2) To refrain from granting any irrevocable power of attorney regarding the Business;

          (3)  To  refrain from changing any accounting practices;

          (4) To refrain from entering into any lease, contract, agreement or commitment related to the Business or the Assets, except for:

             (a) transactions in the ordinary course of business which do not involve payments of more than DM 120,000 per transaction from the Effective Date to April 21, 1997, or more than DM 70,000 from April 21, 1997 to the Closing Date; or

             (b) transactions which are terminable without penalty or fully performable within ninety days of the Closing Date;

          (5) To refrain from granting any increases in salary or benefits to officers or employees of the Business, subject to certain exceptions;

          (6)  To  refrain from, except in the ordinary course of business:

             (a) incurring additional debt, other than intercompany debt under the separate account described above;

             (b)  incurring any other liability;

             (c)  mortgaging or pledging the Assets; or

             (d)  modifying any contracts.

          (7) To refrain from taking any action that would be a breach of any existing Business agreement;

          (8) To maintain complete and accurate records of receivables and liabilities of the Business accrued from January 1, 1997 to the Closing Date;

          (9) To refrain from making any distributions of assets related to the Business to itself or its affiliates unless reflected in the separate account described above;

         (10) To refrain from settling or agreeing to settle any suit, claims, actions or other legal, administrative or arbitration proceeding involving the Business or the Assets, or waive any right other than in the ordinary course of business consistent with past practices; and

         (11) To notify the Purchaser and the Company of any event, condition or circumstance outside the ordinary course of business or that could result in a material adverse effect on the Business.

        F.   Approvals and Conditions Precedent

        The consummation of the sale of the Business is subject to receipt of the following approvals: (i) Fresenius AG Supervisory Board approval;
(ii) approval of the Company's Board of Directors; (iii) the unanimous approval of the Special Committee; (iv) approval of a majority of the non-Fresenius AG shareholders voting at the Annual Meeting; and (e) approval for listing of the shares to be issued to Fresenius AG by the American Stock Exchange. All of the foregoing approvals other than shareholder and American Stock Exchange approval have been obtained. Conditions precedent include:
(i) receipt of a satisfactory opinion of Vector Securities; (ii) non-denial by the German Federal Cartel Office (see "Regulatory Approvals" below); and
(iii) execution of a registration rights agreement. See "Registration Rights" below. The fairness opinion was dated as of April 2, 1997. Since the Agreement requires that the representations and warranties of Fresenius AG relating to the Business be true and correct as of the Closing Date and since any and all items which could cause a change in conditions are covered by the representations and warranties, the Company or Fresenius AG could refuse to close the transaction in the event of material changes. The Special Committee and the Board of Directors discussed this possibility. Neither the Company nor Fresenius AG anticipate any such material change in the matters addressed in such representations and warranties.

        G.   Indemnification

        Fresenius AG has agreed to reduce the purchase price in the event of a breach of any of Fresenius AG's representations and warranties in the Agreement, to the extent such breach of representation and warranty claims exceed $50,000, up to a maximum of $4,000,000. The reduction of the purchase price may be made in cash or shares of the Company's Common Stock owned by Fresenius AG and valued at $8.29 per share. The representations and warranties shall survive for a period of twelve months after the Closing Date and shall thereafter be statute-barred, except that claims by either Fresenius AG or the Purchaser directly related to the "Liabilities" provision of the Agreement shall be statute-barred after five years.

        H.  Termination

        The Agreement may be terminated at any time prior to the Closing by:

        (a) The mutual consent of the parties;

        (b) By the Purchaser if there is a material, uncured breach of a representation, warranty, covenant or other agreement by Fresenius AG;

        (c) By Fresenius AG if there is a material, uncured breach of a representation, warranty, covenant or other agreement by the Purchaser or the Company; or

        (d) By either Fresenius AG or the Purchaser if the Closing shall not have occurred on or before July 31,1997. In the event of termination, other than for breach of a representation, warranty, covenant or agreement, all obligations of the parties thereunder shall terminate.

        I.  Registration Rights

        The Company has agreed to grant Fresenius AG rights to register the 1,320,000 shares it will acquire at Closing. Under the terms of a registration rights agreement to be executed at Closing (the "Registration Rights Agreement"). Fresenius AG shall have the right on two separate occasions to demand registration of all or a portion of the shares. The Company is obligated to use its best efforts to cause that a registration statement covering the number of shares requested by Fresenius AG shall be filed and declared effective. The filing of the registration statement may be delayed if a committee of disinterested directors of the Company deems that registration would at that time be materially detrimental (without taking into account costs or effect on market price, unless the effect would be materially detrimental to a transaction in which securities of the Company are to be issued) to the Company. The Company is obligated to pay the expenses related to the exercise of the first of the two demand rights up to a limit of $20,000.

        In addition, under the Registration Rights Agreement Fresenius AG will have incidental or "piggy-back" registration rights covering the 1,320,000 shares. If the Company proposes to file a registration statement for itself or for another person having demand registration rights (other than in connection with a registration involving the Company's Common Stock in connection with an acquisition in which the shares cannot be registered, a Form S-8 or as a result of the exercise of a demand right) it must notify Fresenius AG and permit Fresenius AG to include the shares or a portion thereof in the proposed offering. If the proposed offering is an underwritten offering and the managing underwriter informs Fresenius AG that the inclusion of the shares will interfere with the successful marketing of the securities to be offered by the Company, then the Company may exclude from the number of shares that Fresenius AG wishes to have included, the number of shares specified by the managing underwriter.


Continued Participation by Fresenius AG

        A.  Financing

        Fresenius AG has agreed to make up to DM 1,700,000 (approximately $1,000,000) available to the Purchaser to provide working capital for the combined operation of the Purchaser and the Business. Funds will be provided as needed and will bear interest at the rate of 8% per annum, payable quarterly. The amount of the commitment will decrease by DM 340,000 on each of December 31, 1997, June 30, 1998, and December 31, 1998. All amounts advanced to the Purchaser, plus accrued interest, shall be due and payable on or before June 30, 1999, or upon the closing of a registered public offering of the Company's Common Stock. Advances will be secured by a pledge of the Purchaser's stock by the Company.

        B.  Lease of Real Property

        The executive offices and principal manufacturing facilities of the Business are located in two buildings totaling 1,442 square meters in Oberursel and Bad Homburg, Germany. These buildings house offices, production, and product development facilities. The land and buildings are owned by Fresenius AG. The Business has rented the facilities from Fresenius AG under an intercompany contract for approximately DM 17,750 per month (approximately $11,000). The Company will continue to rent the facilities from Fresenius AG on the same terms until December 31, 1997.

        C.  Services

        Fresenius AG will continue to provide certain services to the Business, including administrative, accounting, automobile leasing, logistics, human resources, management information systems, repairs and maintenance and insurance services, pursuant to agreements between Fresenius AG and the Business, which will terminate no later than December 31, 1997.


Reasons for the Transaction

        As discussed above in "Background of the Transaction," the Company believes that due to the reputation of Fresenius AG in Germany and other European countries and the Business's experience in bringing new products to market in Europe, acquisition of the Business will improve its market presence in Europe. The Company also believes that because of the more than $300,000 of estimated potential cost savings that could be realized from a consolidation of functions of the Business and the Company's European operations, it can improve its profitability and the profitability of the Business. There can be no assurance that such cost savings can be realized. Fresenius AG believes it will benefit from the transaction for similar reasons. See "Background of the Transaction" above.


Certain Effects on the Company's Common Stock

        The issuance of 1,320,000 shares of Common Stock as the consideration is not subject to any pre-emptive rights held by the shareholders of the Company. The effect of the issuance will be to increase Fresenius AG's beneficial ownership of the Company's Common Stock from 54.6% to 62.1%, thus increasing its concentration of ownership. In addition, in the event Fresenius AG exercises the registration rights to be granted pursuant to the Registration Rights Agreement, the "market overhang" created by the registration of a significant block of the Company's Common Stock could adversely affect its price.

        Sections 16-10a-850 et seq. of the Utah Revised Business
Corporation Act set forth parameters for transactions in which directors may have conflicting interests. A director has a conflicting interest if the transaction in question involves another entity in which he is an officer or director or to which he owes a fiduciary duty. Because of their relationship with Fresenius AG, Dr. Schmidt and Dr. Krick have, and Dr. Wagner could be deemed to have, a conflicting interest. See "Proposal 1--Election of Directors" above.

          A transaction in which directors have conflicting interests may not be enjoined or set aside or give rise to an award for damages solely because a director had an interest in the transaction if any one of the following three procedures takes place:

          (a) Proper directors' action is taken. If the directors with conflicting interests make the required disclosure (the existence of the conflict and the facts surrounding the conflict and the transaction) and then only qualified directors, directors without conflicting interests, or a committee comprised solely of qualified directors approves the transaction by a majority vote, then the directors' action is proper. The Company's Board of Directors appointed the Special Committee, all of whom the Company believes are qualified directors, to approve the transaction.

          (b) Proper shareholders' action is taken. If the conflicting interests of the directors are disclosed to the shareholders and a majority of the shareholders approve the transaction, then the shareholders' action is proper. There is no requirement under Utah law that Fresenius AG abstain from voting on Proposal 3 if proper disclosure of the conflicting interests of the directors is made. Nevertheless, the Special Committee believed that it would be in the best interests of the minority shareholders if Proposal 3 had to be approved by a majority of the minority shareholders. Fresenius AG agreed with the Special Committee and Proposal 3 is subject to the approval of a majority of the minority shareholders actually present and voting at the annual meeting. Disclosure of the conflicting interests has been made in this Proxy Statement. See "General" and "Proposal 1--Election of Directors--Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related Transactions."

          (c) The transaction, judged according to the circumstances at the time of the commitment, is established to have been fair to the company. The Act permits a director to rely on opinion of legal counsel, accountants or other persons as to matters the director reasonably believes to be within the person's professional or expert competence. The Company has obtained a fairness opinion from an independent investment banking firm, which is described below.

          The Company took all three of the actions described above. Accordingly, if the majority of the minority shareholders present and voting at the Annual Meeting approve the transaction, no shareholder will have a claim against the Company or the directors solely because of the conflicting interests of certain of the directors.


Opinion of The Company's Financial Advisor

          On April 2, 1997 Vector Securities rendered its written opinion to the Board of Directors relating to the fairness of the consideration to be paid by the Company in the acquisition of the Business (the "Transaction").

          The complete text of the opinion, which sets forth certain assumptions made, factors considered and limits on the review undertaken by Vector Securities is attached to this Proxy Statement as Appendix D and is incorporated herein by reference. The summary of the opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. The Company's Shareholders are urged to read such opinion carefully and in its entirety. The opinion of Vector Securities was directed to the Company's Board of Directors in connection with and for the purpose of their evaluation of the Transaction and did not constitute a recommendation to the Board of Directors with respect to the approval of the Transaction nor does it constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote with respect to the Transaction.

          In arriving at its opinion, Vector Securities, among other things:
(i) subject to the assumptions described below, reviewed the financial terms of the Transaction as set forth in the April 1, 1997 Draft Agreement (the "Draft Agreement"); (ii) held discussions with certain members of the management of the Company and the Business concerning their respective businesses, operations and prospects, as well as other matters it believed relevant to its inquiry; (iii) reviewed certain business and financial information of the Company and the Business, including financial forecasts prepared and provided by the respective managements of the Company and the Business; (iv) compared certain financial data of the Company and the Business with financial data of such other publicly traded companies as Vector Securities deemed reasonably comparable; (v) compared the Negotiated Aggregate Consideration Value (as defined below) with those terms of other transactions which Vector Securities deemed reasonably comparable; (vi) reviewed the pro forma impact of the Transaction on the Company's financial results and condition; (vii) reviewed certain documents filed by the Company with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; and (viii) performed such other studies, analyses and investigations as Vector Securities deemed appropriate.

          In connection with its opinion, Vector Securities neither attempted independently to verify nor assumed any responsibility for independent verification of any information publicly available or supplied or otherwise made available to it regarding the Company or the Business and Vector Securities assumed and relied on such information being accurate and complete in all respects. Vector Securities has not made or obtained, or assumed any responsibility for making or obtaining, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Business, nor has Vector Securities been furnished with any such evaluations or appraisals. For the purposes of its opinion, Vector Securities was asked by the management of the Company to evaluate the Transaction using an aggregate value for the 1,320,000 shares of Company

Common Stock to be issued in the Transaction (the "Transaction Shares") of $10,942,800 (the "Negotiated Aggregate Consideration Value"). Vector Securities was informed that such Negotiated Aggregate Consideration Value was determined by agreement of the Company and Fresenius AG, based on the average closing price of the Company Common Stock during the twenty trading day period preceding and the twenty trading day period following the first public announcement of the execution of a Letter of Intent relating to the Transaction on December 13, 1996. The actual aggregate value of the Transaction Shares to be issued to Fresenius in the Transaction will be based on the market price at the time of the closing of the Transaction. The closing market price on April 1, 1997, the last trading day prior to the date Vector Securities rendered its opinion to the Board, was $10.50 per share. With respect to the financial projections of the Company and the Business referred to above, Vector Securities assumed that they have been reasonably prepared on bases reflecting the best available estimates and educated judgments of the managements of the Company and the Business as to the future financial performance of the Company and the Business, respectively, and that the Company and the Business will perform substantially in accordance with such projections. Vector Securities assumes no responsibility for and expresses no view as to such forecasts or the assumptions under which they were prepared. Vector Securities has also taken into account its assessment of general economic, market and financial conditions and its knowledge of the diagnostic industry, as well as its experience in connection with similar transactions and securities valuation generally. The conclusions of Vector Securities are based solely on information available to it on or before the date of the opinion and reflect economic, market, and other conditions as of such date. In rendering its opinion, Vector Securities has also assumed that the Transaction will qualify as a combination of entities under common control at historical cost in a manner similar to a pooling of interests under the United States generally accepted accounting principles. It should be understood that, although subsequent developments may affect its opinion, Vector Securities assumes no responsibility and does not have any obligation to update, revise, or reaffirm its opinion. Vector Securities also assumed that the Transaction will be consummated on the terms described in the Draft Agreement, subject to the assumptions made in the opinion, without any material waiver of or modification by the Company or the Business, and that obtaining any necessary regulatory approvals for the Transaction will not have an adverse effect on the Company or the Business.

          The summary set forth in this section does not purport to be a complete description of the analyses performed by Vector Securities in arriving at its opinion. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Vector Securities considered the results of all analyses taken as a whole. Furthermore, in arriving at its opinion, Vector Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination on the basis of qualitative judgments as to the significance and relevance of each analysis and factor taken as a whole. Accordingly, Vector Securities believes that considering any portions of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. With respect to the comparable publicly traded company analysis and comparable transaction analysis summarized below, no public company or transaction utilized as a comparison is identical to the Business or the Transaction and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors and could affect the acquisition or public trading values of the companies concerned. In its analyses, Vector Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company and the Business and involve the application of complex methodologies and judgments. Any estimates and financial projections used in these analyses are inherently uncertain and are, therefore, not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Accordingly, because such estimates are inherently subject to uncertainty, being based on numerous factors and events beyond the control of the Company, the Business or Vector Securities, Vector Securities assumes no responsibility for their accuracy. The analyses were prepared solely for purposes of Vector Securities providing its opinion to the Company's Board of Directors and do not purport to be appraisals or to reflect the prices at which the businesses or securities actually may be sold. As described above, Vector Securities' opinion to the Company's Board of Directors was one of many factors considered by the Company's Board of Directors in making its determination to approve the Transaction. Although Vector Securities evaluated the fairness of the Negotiated Aggregate Consideration Value, the actual amount of the consideration was determined by negotiations between the Company and Fresenius.

          The following is a summary of the material financial and comparative analyses performed by Vector Securities in arriving at its fairness opinion.

          Discounted Cash Flow Analysis. Vector Securities analyzed the implied equity value of the Business utilizing an unlevered discounted cash flow analysis. This analysis was based solely upon information, including certain projected financial information, prepared or provided by the management of the Business. The projections were based on assumptions that were made by the management of the Business.

          Vector Securities calculated a range of implied equity values for the Business by adding the present value of: (i) the Business's projected five year stream of unlevered after tax cash flows, and (ii) its fiscal 2001 terminal values based upon a range of multiples of the Business's projected earnings before interest and taxes ("EBIT") for fiscal 2001, assuming the Business were to perform on a stand-alone basis and in accordance with management's projections (without giving effect to the Transaction). Vector Securities utilized discount rates ranging from 10% to 20% and terminal value multiples of 2001 EBIT ranging from 10x to 15x. Vector Securities deducted the business's net debt (debt minus cash) from the sum of the present values calculated above to obtain a range of implied equity values for the Business. Based on this analysis, Vector Securities indicated a range of implied equity values of the Business of $8.0 million to $12.0 million

          Selected Comparable Company Analysis. Using publicly available information, Vector Securities compared selected financial data of the Business with similar data of selected publicly traded companies engaged in businesses considered by Vector Securities to be reasonably comparable to those of the Business for the purpose of its analysis. Vector Securities included the following companies in its analysis: Bio-Rad Laboratories, Inc.; BioWhittaker, Inc.; Diagnostics Products Corporation; Gamma Biologicals, Inc.; Hycor Biomedical, Inc.; Immucor, Inc.; INCSTAR Corporation; International
Murex Technologies Corporation; Life Technologies, Inc.; Meridian Diagnostics, Inc.; Quidel Corporation (collectively, the "Comparable Companies"). For each of the Comparable Companies, Vector Securities calculated, among other things, current market price per share as a multiple of the latest twelve months ("LTM") earnings per share ("EPS"), current fiscal year EPS estimate, next fiscal year EPS estimate and the latest reported tangible book value per share. The current fiscal year EPS and next fiscal year EPS estimates were based on the mean of publicly available earnings estimates made by research analysts as provided by Zacks Investment Research, Inc., I/B/E/S International, Inc. and Nelson Publications, Inc. For each of the Comparable Companies, Vector Securities also calculated total market value plus net debt as a multiple of, among other things, each of LTM net revenues, LTM EBIT and LTM EBIT plus depreciation and amortization expenses ("EBITDA"). Mean multiples of LTM EPS, current fiscal year EPS, next fiscal year EPS, tangible book value, LTM net revenues, LTM EBIT and LTM EBITDA for the Comparable Companies were 21.8x, 19.9x, 17.1x, 2.2x, 1.5x, 14.5x and 9.7x, respectively. The range of multiples of LTM EPS, current fiscal year EPS, next fiscal year EPS, tangible book value, LTM net revenues, LTM EBIT and LTM EBITDA for the Comparable Companies were 10.7x - 35.8x, 9.3x - 28.8x, 8.4x - 28.8x, 1.0x - 3.6x, 0.7x -
2.3x, 7.6x - 26.5x, and 5.3x-13.8x, respectively. The multiples derived from this analysis were applied to similar financial data for the Business to determine a range of implied equity values for the Business. Because the Business incurred net and operating losses for the fiscal year ended
December 31, 1996, application of certain multiples did not provide meaningful results. The analysis of Comparable Companies yielded a range of implied equity values for the Business of $9.0 million to $12.0 million. Vector Securities noted that although the Comparable Companies were considered similar to the Business, none of the Comparable Companies has the same management, makeup, size or combination of business as the Business. Because of the inherent differences between the Business and the Comparable Companies, Vector Securities believed that it was inappropriate to, and therefore, did not, rely solely on the quantitative results of the analysis. Accordingly, Vector Securities also made qualitative judgments concerning the differences between the characteristics of the Comparable Companies and the Business that would affect the value of the Business and the Comparable Companies.

          Selected Comparable Transactions Analysis. Vector Securities reviewed thirteen recent merger and acquisition transactions occurring since 1988 involving diagnostic companies considered by Vector Securities to be reasonably comparable to the Business and for which information was publicly available. Vector Securities included, among others, the following transactions in its analysis: Hoechst Behring Diagnostics/Dade International, Inc.; INCSTAR Corporation/American Standard, Inc.; BioWhittaker, Inc.'s autoimmune, diagnostic test kit line/ Wampole Laboratories; Baxter Diagnostics, Inc./Bain Capital; U.S. Biochemical Corporation/Amersham International PLC; Wellcome Diagnostics/International Murex Technologies Corporation; Ventrex Laboratories, Inc./Hycor Biomedical, Inc.; Biotech Research Laboratories, Inc./ Cambridge BioScience Corporation;
INCSTAR Corporation/Bioengineering International BV; International Reagents Corporation/Green Cross Corporation; Technogenetics, Inc./Leeco Diagnostics, Inc.; Electro-Nucleonics, Inc./Pharmacia AB; Leeco Diagnostics, Inc./Recordati International Holding SA (collectively, the "Comparable Transactions"). For each of the Comparable Transactions, Vector Securities calculated, among other things, total transaction value as a multiple of LTM net income and latest reported tangible book value and total transaction value plus net debt as a multiple of LTM net revenues, LTM EBIT and LTM EBITDA. Mean multiples of LTM net income, latest reported tangible book value, LTM net revenues, LTM EBIT and LTM EBITDA for the Comparable Transactions were 16.7x, 2.4x, 1.9x, 23.4x and 16.3x, respectively. The ranges of multiples of LTM net income, latest reported tangible book value, LTM net revenues, LTM EBIT, and LTM EBITDA for the Comparable Transactions were 5.8x - 22.5x, 1.1x - 4.4x, 0.6x - 3.8x, 16.7x
- 30.2x, 11.4x - 19.2x, respectively. The multiples derived from this analysis were applied to similar financial data for the Business to determine a range of implied equity values for the Business. The analysis of Comparable Transactions yielded a range of implied equity values for the Business of $5.0 million to $15.0 million. However, because the reasons for and the circumstances surrounding the Comparable Transactions were specific to each transaction and because of the inherent differences between the businesses, operations and the prospects of the Business and the businesses, operations and prospects of the companies in the Comparable Transactions, Vector Securities believed that it was inappropriate to, and therefore, did not, rely solely on the quantitative results of the analysis. Accordingly, Vector Securities also made qualitative judgments concerning differences between the characteristics of the Comparable Transactions and the Transaction that would affect the acquisition values of the Business and such acquired companies.

          Based on Vector Securities' evaluation of the various information and materials it considered, including the various assumptions and limitations set forth herein, and based upon such other matters as it considered relevant, Vector Securities rendered its written opinion to the Board of Directors of the Company that as of April 2, 1997, the date of such opinion, the Negotiated Aggregate Consideration Value is fair to the Company from a financial point of view.

          Vector Securities is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and corporate and other purposes. The Company selected Vector Securities to act as its financial advisor on the basis of Vector Securities' expertise and its reputation in investment banking and mergers and acquisitions.

          Pursuant to an engagement letter dated January 6, 1997 and an amendment thereto dated March 24, 1997, between the Company and Vector Securities, the Company has agreed to pay Vector Securities a fee of $275,000 for acting as a financial advisor in connection with the transaction, including the rendering of its opinion, $200,000 of which is payable upon the
closing of the Transaction.   In addition, the Company has agreed to reimburse
Vector Securities for its reasonable out-of-pocket expenses and to indemnify Vector Securities against certain liabilities arising out of the rendering of its opinion. Vector Securities is a full service securities firm and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities of the Company.

          The Company and the Special Committee have been informed that Vector Securities has been retained by Fresenius AG to provide financial advisory services to the Pharmaceutical Division of Fresenius AG for a one year period in connection with certain possible transactions unrelated to the Company. Fresenius AG has agreed to pay Vector Securities: (i) a non-refundable retainer, payable in part upon execution of the engagement letter (which has been paid) and upon execution of a letter of intent with respect to a transaction or, if no letter of intent is executed, upon execution of a definitive agreement, and (ii) an additional fee upon consummation of a transaction referred to in the engagement letter during such one year engagement or within two years thereafter. Fresenius AG has also agreed to reimburse Vector Securities' out-of-pocket expenses incurred in connection with its services and to indemnify Vector Securities against certain liabilities (including liabilities under federal securities laws).


Regulatory Approvals

          Section 23 of the German Act Against Restraints of Competition requires the parties to file a notification with the German Federal Cartel office of the acquisition contemplated by the Agreement for its approval. The approval is a condition precedent to the consummation of the acquisition. If the German Federal Cartel Office denies the merger, the Agreement shall be dissolved.

Tax Consequences and Accounting Treatment of the Transaction

          The following is a summary in general terms of the material accounting and United States and German federal income tax consequences of the transaction:

          Accounting Treatment. The acquisition of the Business by the Company will be accounted for as a combination of entities under common control in a manner similar to a pooling of interests. The combined entity records its assets and liabilities at the recorded historical cost on the separate companies' financial statements. The results of operations of the combined entities are combined from the beginning of the periods presented in the financial statements. The effects of intercompany transactions on current assets, current liabilities, revenues and expenses are eliminated for the periods presented.

          United States Federal Income Tax Treatment. For United States federal income tax purposes, the acquisition of the Business will be treated as the purchase of assets in exchange for the Company's common stock. Under
Section 1032 of the United States Internal Revenue Code, the purchase of assets using the Company's common stock does not result in a taxable gain to the Company. Therefore, the Company believes that there will be no federal tax consequences due to the transaction. For a discussion of a Transfer, Assignment and Assumption Agreement entered into to enable the Company to structure the transaction in a more efficient manner, see "Proposal 3-- Acquisition of Certain Assets of the Business--Background of the Transaction."

          German Income Tax Treatment. Under German income tax law, the purchase price of the acquisition will be allocated to the net assets acquired as part of the transaction. The difference between the purchase price and the fair value of the separately identifiable assets acquired as part of the business combination will be allocated to goodwill and may be amortized over a fifteen year period.

          Neither Fresenius AG nor the Company requested tax opinions in connection with the sale of the Business to the Company.


Certain Financial and Other Information

          Appendices A and B to this Proxy Statement contain certain financial and other information about the Company and the Business.


Certain Summary Pro Forma Financial Information

          The following table presents certain unaudited pro forma financial information for the quarter ended March 31, 1997, and for the years ended December 31, 1996, 1995, and 1994 for the Company and the Business on a combined basis prepared as if the Business had been combined on January 1, 1994 with respect to income statement information, and on March 31, 1997 with respect to balance sheet information. This table should be read in conjunction with the historical financial statements and notes thereto of the Company and the Business appearing in Appendices A and B hereto, respectively, and the pro forma financial information under "Unaudited Pro Forma Condensed Consolidated Financial Statements."

---------------------------------------------------------------------
                 Summary Pro Forma Information (in 000's)
---------------------------------------------------------------------
                                                      Quarter Ended
                        Year Ended December 31,         March 31,
                        1996      1995      1994           1997
---------------------------------------------------------------------

Net Sales             $24,480   $26,287   $23,652        $ 6,226

Net income (loss)         (50)      467       266             58

Earnings per share        .01       .06       .03            .01

Total assets             --        --        --           16,388

Long-term debt           --        --        --            3,260

---------------------------------------------------------------------


There were no cash dividends declared or paid in the periods presented.


Unaudited Pro Forma Condensed Consolidated Financial Statements

          The following unaudited pro forma condensed consolidated financial statements (the "Statements") are presented to provide the reader with information regarding the combined company under certain assumptions. The following balance sheet presents unaudited pro forma financial information at March 31, 1997 and the following income statements present unaudited pro forma financial information for the quarter ended March 31, 1997 and the years ended December 31, 1994, 1995 and 1996 for the Company and the Business prepared as if the Business had been combined on March 31, 1997 with respect to balance sheet information and on January 1, 1994 with respect to income statement information. These pro forma statements should be read in conjunction with the historical financial statements and notes contained elsewhere in this Proxy Statement.

           The combination is being accounted for as a combination of entities under common control at historical cost in a manner similar to a pooling of interests.

          The following Statements give effect to the acquisition by the Company of the assets of the Business for 1,320,000 shares of the Company's Common Stock.

          The Statements do not purport to present the actual financial position and results of operations which would have been achieved had the combination been consummated as of the dates indicated above, nor do they necessarily reflect the financial position and results of operations which may be achieved after the consummation of the combination. The actual financial position and results of operations of the combined Company in the future will depend on a number of factors. The information provided in the Statements and in the notes thereto is qualified in its entirety by the historical financial statements of the Company and the Business appearing elsewhere in this Proxy Statement.

--------------------------------------------------------------------------------------------------
                         Gull Laboratories, Inc.
                  Pro Forma Combined Balance Sheet (in 000's)
                              March 31, 1997
--------------------------------------------------------------------------------------------------
                               Business(4) Business(4) Gull Labo-          Eliminating   Consoli-
                                  (DM)        ($)     ratories(5)  Total    Entries(1)    dated
--------------------------------------------------------------------------------------------------

ASSETS

Current assets
   Cash                              -0-   $    -0-   $    408   $    408                 $    408
   Accounts receivable, net        1,210        725      3,455      4,180   $   (167)(2)     4,013
   Net investment in sales
     type leases                     -0-        -0-        248        248                      248
   Inventories                     3,068      1,839      3,507      5,346       (195)(2)     5,151
   Prepaid expenses                  -0-        -0-        523        523        (83)(5)       440
   Deferred income taxes              51         31        108        139                      139
                                --------   --------   --------   --------   --------      --------
Total current assets               4,329      2,595      8,249     10,844       (445)       10,399

Property, plant, equipment, net    1,077        646      3,572      4,218                    4,218
Net investment in sales type
 leases                              -0-        -0-        752        752                      752
Other assets                         -0-        -0-      1,019      1,019                    1,019
                                --------   --------   --------   --------   --------      --------
TOTAL ASSETS                       5,406   $  3,241   $ 13,592   $ 16,833   $   (445)     $ 16,388
                                ========   ========   ========   ========   ========      ========

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities
   Notes payable                     -0-   $    -0-   $  2,042   $  2,042   $             $  2,042
   Accounts payable                  422        253      1,996      2,249       (167)(2)     2,082
   Accrued expenses                  598        358        273        631        517(5)      1,148
   Income taxes payable               76         46         57        103                      103
   Deferred income taxes             442        265        -0-        265                      265
   Current portion long-term debt    225        135        584        719                      719
                                --------   --------   --------   --------   --------      --------
Total current liabilities          1,763      1,057      4,952      6,009        350         6,359

Long-term debt                       274        164      3,096      3,260                    3,260
Separate account                     -0-        -0-        -0-        -0-        216(1)        216
Deferred income taxes                -0-        -0-        298        298                      298
Other long-term liabilities          507        304         97        401                      401
                                --------   --------   --------   --------   --------      --------
TOTAL LIABILITIES                  2,544      1,525      8,443      9,968        566        10,534
                                --------   --------   --------   --------   --------      --------
COMMITMENTS(6)

STOCKHOLDERS' EQUITY
   Common stock                      -0-        -0-          7          7          1(1)          8
   Additional paid in capital/net
    assets                         1,621        972      7,221      8,183       (217)(1,2)   7,966
   Currency translation adjustment              (95)      (188)      (283)                    (283)
   Retained earnings
     (accumulated deficit)         1,241        839     (1,881)    (1,042)      (795)(2,5)  (1,837)
                                --------   --------   --------   --------   --------      --------
TOTAL STOCKHOLDERS' EQUITY         2,862      1,716      5,149      6,865     (1,011)        5,854
                                --------   --------   --------   --------   --------      --------
TOTAL LIABILITIES & EQUITY         5,406   $  3,241   $ 13,592   $ 16,833   $    445      $ 16,388
                                ========   ========   ========   ========   ========      ========

See accompanying Notes to Pro Forma combined Financial Statements.

--------------------------------------------------------------------------------------------------
                         Gull Laboratories, Inc.
               Pro Forma Combined Income Statement (in 000's)
                       Year Ended December 31, 1994
--------------------------------------------------------------------------------------------------
                               Business(4) Business(4) Gull Labo-          Eliminating   Consoli-
                                  (DM)        ($)     ratories(5)  Total    Entries(1)    dated
--------------------------------------------------------------------------------------------------

Sales                             14,468   $  8,918   $ 15,841   $ 24,759     (1,107)(2)  $ 23,652
Cost of Sales                      6,885      4,244      7,159     11,403   $ (1,100)(2)    10,303
                                --------   --------   --------   --------   --------      --------
                                   7,584      4,674      8,682     13,356          7        13,349
                                --------   --------   --------   --------   --------      --------
Expenses
   Selling, general and
    administrative                 5,592      3,447      6,101      9,548                    9,548
   Research and development           88         54      1,220      1,274                    1,274
   Restructuring charge              -0-        -0-        775        775                      775
                                --------   --------   --------   --------   --------      --------
Total Expenses                     5,680      3,501      8,096     11,597        -0-        11,597
                                --------   --------   --------   --------   --------      --------
Operating income                   1,904      1,173        586      1,759          7         1,752

Other income (expense)
   Interest expense                  -0-        -0-       (589)      (589)                    (589)
   Other                              35         22        258        280                      280
                                --------   --------   --------   --------   --------      --------
Total other income (expense)          35         22       (331)      (309)       -0-          (309)
                                --------   --------   --------   --------   --------      --------
Income before income taxes         1,939      1,195        255      1,450         (7)        1,443
Income tax expense                  (991)      (611)      (566)    (1,177)                  (1,177)
                                --------   --------   --------   --------   --------      --------
   Net income                        948   $    584   $   (311)  $    273   $     (7)     $    266
                                ========   ========   ========   ========   ========      ========
Earnings per share (3)                                $  (0.05)                           $   0.03
                                                      ========                            ========
--------------------------------------------------------------------------------------------------

See accompanying Notes to Pro Forma Combined Financial Statements.

--------------------------------------------------------------------------------------------------
                         Gull Laboratories, Inc.
               Pro Forma Combined Income Statement (in 000's)
                       Year Ended December 31, 1995
--------------------------------------------------------------------------------------------------
                               Business(4) Business(4) Gull Labo-          Eliminating   Consoli-
                                  (DM)        ($)     ratories(5)  Total    Entries(1)    dated
--------------------------------------------------------------------------------------------------

Sales                             14,081   $  9,830   $ 18,828   $ 28,658     (2,371)(2)  $ 26,287
Cost of Sales                      7,391      5,160      9,020     14,180   $ (2,265)(2)    11,915
                                --------   --------   --------   --------   --------      --------
                                   6,690      4,670      9,808     14,478       (106)       14,372
                                --------   --------   --------   --------   --------      --------
Expenses
   Selling, general and
    administrative                 5,664      3,954      7,415     11,369                   11,369
   Research and development          253        177        902      1,079                    1,079
   Restructuring charge              -0-        -0-        505        505                      505
                                --------   --------   --------   --------   --------      --------
Total Expenses                     5,917      4,131      8,822     12,953                   12,953
                                --------   --------   --------   --------   --------      --------

Operating income                     773        539        986      1,525       (106)        1,419

Other income (expense)
   Interest expense                   (1)        (1)      (648)      (649)                    (649)
   Other                             136         95        732        827                      827
                                --------   --------   --------   --------   --------      --------
Total other income (expense)         135         94         84        178                      178
                                --------   --------   --------   --------   --------      --------
Income before income taxes           908        633      1,070      1,703       (106)        1,597
Income tax expense                  (391)      (273)      (857)    (1,130)                  (1,130)
                                --------   --------   --------   --------   --------      --------
   Net income                        517   $    360   $    213   $    573   $   (106)     $    467
                                ========   ========   ========   ========   ========      ========
Earnings per share (3)                                $   0.03                            $   0.06
                                                      ========                            ========
--------------------------------------------------------------------------------------------------

See accompanying Notes to Pro Forma Combined Financial Statements.

--------------------------------------------------------------------------------------------------
                         Gull Laboratories, Inc.
               Pro Forma Combined Income Statement (in 000's)
                       Year Ended December 31, 1996
--------------------------------------------------------------------------------------------------
                               Business(4) Business(4) Gull Labo-          Eliminating   Consoli-
                                  (DM)        ($)     ratories(5)  Total    Entries(1)    dated
--------------------------------------------------------------------------------------------------

Sales                             12,196   $  8,107   $ 17,909   $ 26,016     (1,536)(2)  $ 24,480
Cost of Sales                      7,048      4,685      8,395     13,080   $ (1,480)(2)    11,600
                                --------   --------   --------   --------   --------      --------
                                   5,148      3,422      9,514     12,936        (56)       12,880
                                --------   --------   --------   --------   --------      --------
Expenses
   Selling, general and
    administrative                 5,804      3,858      6,856     10,714                   10,714
   Research and development          135         90      1,423      1,513                    1,513
                                --------   --------   --------   --------   --------      --------
Total Expenses                     5,939      3,948      8,279     12,227                   12,227
                                --------   --------   --------   --------   --------      --------

Operating income                    (792)      (526)     1,235        709        (56)(2)       653

Other income (expense)
   Interest expense                  (22)       (15)      (536)      (551)                    (551)
   Other                             135         90      1,423      1,513                       74
                                --------   --------   --------   --------   --------      --------
Total other income (expense)          39         26       (503)      (477)                    (477)
                                --------   --------   --------   --------   --------      --------
Income before income taxes          (753)       500        732        232        (56)          176
Income tax expense                   399        265       (491)      (226)                    (226)
                                --------   --------   --------   --------   --------      --------
   Net income (loss)                (354)  $   (235)  $    241   $      6   $    (56)     $    (50)
                                ========   ========   ========   ========   ========      ========
Earnings (loss)per share (3)                          $   0.04                            $   (.01)
                                                      ========                            ========
--------------------------------------------------------------------------------------------------

See accompanying Notes to Pro Forma Combined Financial Statements.

--------------------------------------------------------------------------------------------------
                         Gull Laboratories, Inc.
               Pro Forma Combined Income Statement (in 000's)
                    For Quarter Ended March 31, 1997
--------------------------------------------------------------------------------------------------
                               Business(4) Business(4) Gull Labo-          Eliminating   Consoli-
                                  (DM)        ($)     ratories(5)  Total    Entries(1)    dated
--------------------------------------------------------------------------------------------------

Sales                              2,850   $  1,720   $  4,506   $  6,226       (194)(2)  $  6,032
Cost of Sales                      1,034        624      1,872      2,496   $   (112)(2)     2,384
                                --------   --------   --------   --------   --------      --------
                                   1,816      1,096      2,634      3,730        (82)        3,648
                                --------   --------   --------   --------   --------      --------
Expenses
   Selling, general and
    administrative                 1,244        751      1,895      2,646                    2,646
   Research and development           14          8        394        402                      402
                                --------   --------   --------   --------   --------      --------
Total Expenses                     1,258        759      2,289      3,048                    3,048
                                --------   --------   --------   --------   --------      --------

Operating income                     558       (337)       345        682        (82)          600

Other income (expense)
   Interest expense                  -0-        -0-       (145)      (145)                    (145)
   Other                             -0-        -0-         (3)        (3)                      (3)
                                --------   --------   --------   --------   --------      --------
Total other income (expense)         -0-        -0-       (148)      (148)                    (148)
                                --------   --------   --------   --------   --------      --------
Income before income taxes           558        337        197        534        (82)          452
Income tax expense                  (343)      (207)      (187)      (394)                    (394)
                                --------   --------   --------   --------   --------      --------
   Net income                        215   $    130   $     10   $    140   $    (82)     $     58
                                ========   ========   ========   ========   ========      ========
Earnings per share (3)                                     Nil                            $   0.01
                                                                                          ========
--------------------------------------------------------------------------------------------------

See accompanying Notes to Pro Forma Combined Financial Statements.

                           Gull Laboratories, Inc.

           Notes to Pro Forma Combined Financial Statements (Unaudited)


(1) Certain of the Business's assets and liabilities, including accounts receivable, other assets, accounts payable, accrued expenses, and other long-term liabilities existing as of December 31, 1996, will not be acquired as part of the business combination. All assets and liabilities added after December 31, 1996 will be acquired as part of the Business.

     The cumulative cash flow advanced by or paid to Fresenius AG for the Business from December 31, 1996 through the Closing Date will be accounted for in a "separate account." The net balance of the separate account as of the date of close will be repaid to the advancing party within ninety days from the date of close. At March 31, 1997, the balance in the separate account was approximately DM 360,000. The balance sheet of the Business at March 31, 1997 does not include any material assets or liabilities that would have been retained by Fresenius AG if the closing had occurred on March 31, 1997.

(2) To eliminate intercompany sales for the quarter ended March 31, 1997 and for the years ended December 31, 1994, 1995 and 1996 and balances outstanding at March 31, 1997, including deferred gross profit on the Company's inventories held by the Business. Also to recognize the issuance of 1,320,000 shares of the Company's common stock in connection with the acquisition of the Business. See "Description of the Agreement-- Purchase Price" for a discussion of the potential 33,000 or 18,721 share reduction in the number of shares issued if a certain supplier ceases to provide products to the Business on or before December 31, 1997.

(3) The computation of earnings per common and common equivalent share includes the actual weighted average number of common and common equivalent shares outstanding for the Company. The computation of Pro Forma earnings per common and common equivalent share includes the actual weighted average number of the Company's common and common equivalent shares outstanding for the period plus 1,320,000 shares of the Company's common stock assumed to be issued at the beginning of each period presented.

(4) Assets and liabilities of the Business are translated at 0.5994, the exchange rate in effect at the close of business on March 31, 1997, and statements of operations are translated at the average exchange rates for the period presented. For the years ended December 31, 1994, 1995, and 1996, the average exchange rates of Deutsche Marks to dollars were 1 DM = $ 0.6164, 0.6981, and 0.6647, respectively. For the quarter ended March 31, 1997, the average exchange rate was 1 DM = $ 0.6035. The Business's reporting currency is the Deutsche Mark.

(5) The Company has estimated that total expenses to be incurred in connection with this business combination will amount to approximately $600,000. Of this amount, approximately $83,000 was incurred prior to March 31, 1997 and has been deferred. The Company will charge this expense in the period that the business combination is consummated.

(6) As part of the Asset Purchase Agreement, the Company has committed to implement a data processing system by December 31, 1997. See "Liquidity and Capital Resources" in Appendix A for a discussion of the Company's capital resources.

Unaudited Comparative Per Share Data

          The following table presents historical per share data of the Company and combined per share data on an unaudited pro forma basis, after giving effect to the transaction as a combination of entities under common control in a manner similar to a pooling of interests assuming the issuance of 1,320,000 shares of Gull Laboratories common stock in exchange for the Business. Historical amounts for the Business have not been included inasmuch as the Business was a division of Fresenius AG and not a separately incorporated entity. The unaudited pro forma financial combined information are not necessarily indicative of the result that would have been achieved had the transaction been in effect at the beginning of the periods presented and should not be construed as representative of future operations. This data should be read in conjunction with the selected financial data, the unaudited pro forma combined financial statements and the separate financial statements of the Company and the Business and the notes thereto included elsewhere herein.

---------------------------------------------------------------------------
                 Unaudited Comparative Per Share Data
===========================================================================
                                        Year Ended           Quarter Ended
                                        December 31,            March 31
                                -------------------------------------------
                                  1996     1995**   1994          1997
                                        (Restated)
---------------------------------------------------------------------------
Historical-Gull Laboratories
    Net Income                    $0.04    $0.03   $(0.05)         Nil
    Book Value                      --       --                   $0.78

Pro Forma Combined
    Net Income                    $(0.01)  $0.06   $ 0.03         $0.01
    Book Value                      --       --                   $0.74
---------------------------------------------------------------------------
** See note 11 to the Company's financial statements.

Market for Common Equity and Related Stockholder Matters

          A.  Market Information

          The Company's common stock is listed on the American Stock Exchange where it is traded under the symbol "GUL."

          The following table sets forth, for the periods indicated, the prices of the Company's common stock, based on the closing sale quotation without markup, markdown, commissions or adjustments.

                ------------------------------------------------
                          Prices of Common Stock
                ================================================
                     Quarter Ended               Low     High
                ------------------------------------------------
                 1995
                   March 31,                   4.000    6.375
                   June 30,                    5.000    5.875
                   September 30,               5.000    6.500
                   December 31,                4.250    5.875
                ------------------------------------------------
                 1996
                   March 31,                   3.625    5.500
                   June 30,                    4.250    5.500
                   September 30,               4.125    7.125
                   December 31,                5.875   12.500
                ------------------------------------------------
                 1997
                   March 31,                   8.625   11.125
                ------------------------------------------------

          B.  Security Holders

          On June 15, 1997 there were approximately 1,000 beneficial owners of the Company's common stock.

          C.  Dividends

          No cash dividends have been paid by the Company since its inception. The Company intends to use future earnings to finance additional growth and, therefore, does not anticipate paying dividends in the foreseeable future.


Experts

          The financial statements of Gull Laboratories, Inc. as of December 31, 1996 and 1995 (restated), and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996 and for the years then ended, have been included in this Proxy Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The financial statements of the Diagnostics Business of Fresenius
AG as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, have been included in the Proxy Statement in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


Recommendation of the Board of Directors and Vote Required

          The Agreement requires the approval of a majority of the votes cast by the holders of the shares of Common Stock present at the annual meeting of the Company's shareholders, including a majority of the votes actually cast by shareholders other than Fresenius AG. Proxies will be voted for or against such approval in accordance with the specifications marked thereon, and, if no specification is made, will be voted in favor of such approval. Fresenius AG intends to vote all shares of Common Stock owned by it for approval and ratification of the Agreement. Accordingly, the Agreement will be approved if a majority of the votes cast by shareholders other than Fresenius AG vote in favor of approval and ratification of the Agreement. Anne-Marie Ricart, a director of the Company and a member of the Special Committee and the owner of 852,155 shares of Common Stock has informed the Company that she intends to vote in favor of the Agreement.

          The Board of Directors of the Company, including all members of the Special Committee, recommends a vote FOR approval and ratification of the Agreement.

                        SOLICITATION AND VOTE OF PROXIES

          All shares represented by duly executed proxies will be voted as specified therein. If no specification is made, proxies will be voted FOR the election of the Board's nominees named herein as Directors unless authority to vote for the proposed slate of directors or any individual Director has been withheld, FOR approval of KPMG Peat Marwick LLP as the Company's independent certified public accountants and auditors for the 1997 fiscal year, and FOR approval and ratification of the Agreement and the resulting acquisition of the Business. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

          Consistent with state law and under the Company's bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by one or more persons appointed by the Company to act as Inspectors of Election for the meeting. The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The vote of a majority of the shares present at the Annual Meeting, including a majority of the votes actually cast by shareholders other than shares held by Fresenius AG is required for approval of the acquisition of the Business. Failure to attend the meeting or abstention will not be counted as a vote against approval and ratification of the Agreement.

          By virtue of its ownership of a majority of the Company's outstanding common stock, an affirmative vote by Fresenius AG will result in the approval of any matter which comes before the 1997 Annual Meeting , even if all shares of Common Stock currently outstanding that are not held by Fresenius AG vote against the proposals, except for the proposal to approve and ratify the Agreement and the resulting acquisition of the Business, which requires a majority vote of the shares present and actually voting at the Annual Meeting other than shares held by Fresenius AG.

          The Inspectors of Election will count the total number of votes cast FOR approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The Inspectors of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions or "broker non-votes" will have any effect on the outcome of voting on the matter.

          The expenses of preparing, printing and mailing the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and facsimile from brokerage houses and other shareholders. Services will be provided by Progressive Transfer Company in soliciting banks and brokers holding stock in their names or custody, or in the names of nominees for others. The Company does not anticipate paying any additional fee for such services.

                             SHAREHOLDER PROPOSALS


          No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Shareholders will be held during May 1998. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1998 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than January 31, 1998, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                                 MISCELLANEOUS


Availability of Information

          THE COMPANY IS PROVIDING TO EACH SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS DELIVERED, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN OR ORAL REQUESTS FOR ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 SHOULD BE DIRECTED TO MR. MICHAEL MALAN, CORPORATE SECRETARY, GULL LABORATORIES, INC., 1011 EAST MURRAY HOLLADAY ROAD, SALT LAKE CITY, UTAH 84117.


                                  GULL LABORATORIES, INC.

                                     /s/ George R. Evanega

                                  By Order of the Board of Directors
                                  George R. Evanega, CEO/President
July 9, 1997

                            APPENDIX A


      CERTAIN INFORMATION CONCERNING GULL LABORATORIES, INC.

               BUSINESS OF GULL LABORATORIES, INC.



Diagnostic Products

          Gull Laboratories, Inc. (the "Company") started doing business in 1974. It develops, manufactures and markets diagnostic test kits and materials designed to detect past or present infection caused by certain microbial agents such as viruses, bacteria, and protozoa and to detect certain autoimmune disorders. The products are based on established immunological assay methods including indirect immunofluorescent antibody assay (IFA), enzyme-linked immunosorbent assay (ELISA), immunodiffusion and Western Blot. The Company's diagnostic products are used by private laboratories and hospital clinical laboratories worldwide.

          The Company has direct sales forces in the United States, Belgium, France and the Netherlands to sell its diagnostic products. In other areas throughout the world, the Company uses a network of distributors and OEM relationships to market its products.

          The Company uses a systems approach to market its diagnostic products, coupling diagnostic reagents with instrumentation obtained from equipment manufacturers. A private or hospital clinical laboratory is able to gain operating efficiencies by automating its test methods and the Company is able to secure a long-term commitment for the sale of its products.

          The Company has an exclusive worldwide distribution agreement to market an automated clinical laboratory sample processor called DUET , which addresses the needs of the moderate to high volume laboratory testing market. The Company's other instrumentation offerings focus on the low and the high volume markets.

          In March 1996, the Company announced that it was developing a new diagnostic test system, called GeneSTAR , that uses DNA based technology.
The GeneSTAR technology is expected to be able to detect five separate genetic targets simultaneously without favoring any individual target and also confirm performance with a genetic internal control. Current commercially available products have only been able to detect up to two targets. The GeneSTAR technology also provides more rapid sample processing and can easily be adapted to instrumentation already in use in many private and hospital clinical laboratories.

          The Company expects to launch the first GeneSTAR product in Europe and to begin clinical trials in the United States in late 1997.

          The initial application of the technology will focus on the detection of up to five different gastrointestinal pathogens in fecal samples which are extremely difficult to isolate and assay and contain large amounts of interfering substances. Additional applications are planned for respiratory infections and systemic blood infections. GeneSTAR is designed to detect infectious agents in a wide range of specimens, including serum, whole blood, sputum, bronchial lavage tissue culture, fecal samples, and cerebral spinal fluid.

          In July 1996, the Company released XTRAX, a patented component of its GeneSTAR technology that extracts genomic DNA from patient samples. In January 1997, the Company announced that it had entered into an exclusive distribution agreement with Genaco Biomedical Products to market XTRAX into the People's Republic of China for use in the medical laboratory market for cancer screening, diagnosis of infectious disease, and prenatal screening. While the People's Republic of China is a large potential market for the Company, sales to Genaco are not expected to have a material impact on the Company's revenues in 1997.

          In 1996, Gull also entered into three strategic alliances in order to broaden its product offerings and strengthen its distribution channels.

          In June 1996, the Company entered into a collaborative arrangement with Associated Regional Pathologists, Inc., a reference laboratory specializing in esoteric testing, to develop new diagnostic products and to provide Gull with clinical evaluations of new technology.

          In August 1996, the Company entered into an agreement with Shield Diagnostics ("Shield") to distribute Shield's autoimmune products and for Shield to distribute certain of Gull's DNA products in the United Kingdom.

          In September 1996, Gull entered into two agreements with American Biogenetic Sciences ("ABS") to manufacture and distribute, in various automated microELISA formats, ABS's proprietary Thrombus Precursor Protein ("TpP") assay, which measures blood levels of soluble fibrin polymer, the immediate precursor to a blood clot. The Company is currently sponsoring clinical trials to evaluate the effectiveness of TpP in detecting the formation of thrombus in dialysis and surgical patients.

          Because these strategic alliances are in their developmental stages, the Company does not believe that any of these strategic alliances will have a material impact on the Company's revenues in 1997.


Bioreagents

          Through its wholly owned subsidiary, Biodesign, Inc.
("Biodesign"), which the Company acquired in 1993, the Company also distributes, manufactures and sells bioreagents and other related products to both the industrial and scientific communities throughout the world.
Biodesign has its own direct sales force for sales to key customers in the United States but principally uses telemarketing and direct mailings to market its products worldwide.


College of American Pathologists

          The Company also supplies proficiency challenge materials to the College of American Pathologists ("CAP") which provides the principal proficiency and accreditation service for U.S. clinical laboratories. Sales to CAP in 1996, 1995, and 1994 ran $2,776,045, $2,718,761, and $1,922,373 or
16%, 14%, and 12% of the Company's sales, respectively. The benefits of the CAP contracts go beyond increased direct sales. The Company's management believes that the Company's reputation for high quality products is enhanced in clinical laboratories which participate in CAP proficiency testing programs. As such, the Company will devote significant resources to securing additional commitments to supply materials for future CAP surveys as well as other contract manufacturing business.


Other

          A controlling interest in the Company is held by Fresenius AG, a multinational manufacturer and distributor of pharmaceutical, diagnostic and medical systems products. Fresenius AG also owns a majority of the voting shares of Fresenius Medical Care AG, the world's largest fully integrated dialysis products and services company. Fresenius AG has marketed the Company's products in Germany through the Business and is its single largest customer of non-CAP related products. In 1996, 1995, and 1994 the Company's sales to Fresenius AG totaled $1,535,943, $2,370,977, and $1,106,528, or 9%,
13%, and 7% of the Company's consolidated sales, respectively.

          Dr. George R. Evanega was hired as the Company's Chief Executive Officer and President in October 1995 and Jacques Bagdasarian was named as the general manager of the Company's European operations in January of 1996. Mr. Bagdasarian resigned effective December 31, 1996 due to health reasons. He has been replaced by John Turner.

          The geographic distribution of the Company's sales is as follows:

                                    Year Ended December 31
                                -----------------------------
                   Area            1996      1995      1994
                ---------------------------------------------

                United States       57%       48%       42%

                Europe              36%       42%       49%

                Pacific Rim          6%        6%        5%

                Other                1%        4%        4%

                        Total      100%      100%      100%
                ---------------------------------------------

          No customer or distributor other than CAP and Fresenius AG accounted for more than 10% of the Company's consolidated sales during any period.

          The Company's common stock is listed on the American Stock Exchange where it is traded under the symbol "GUL."


                           COMPETITION

          The Company competes in a diversified market characterized by a few strong companies and numerous smaller companies that manufacture and sell diagnostic tests similar to those sold by the Company. Many of these competitors have greater financial, technological and personnel resources than the Company. The primary bases of competition include price, product quality, and labor saving potential to the client through instrumentation and the breadth of a company's overall product offering.

          In response to worldwide healthcare cost containment pressures, there has been a trend toward the consolidation of suppliers and customers within the diagnostics industry. This trend could lead to a few large companies supplying the majority of the diagnostics market to a smaller number of larger private laboratories and hospital clinical laboratories with many smaller niche companies supplying the remaining needs of the market. Management believes that the future success of the Company will be contingent upon its ability to identify and exploit such market niches and new product opportunities, to continue supplying quality, cost effective solutions to its customer's needs, and to strengthen its worldwide distribution network.

          Newly designed diagnostic methods and product innovations are important potential sources of change in market share in the biomedical industry. Competing companies with greater resources can be expected to spend substantially greater amounts than the Company on research and development activities and on marketing their products. The Company believes, however, that it currently possesses sufficient capabilities through the development and rapid market introduction of innovative new products to maintain or improve its market position.

          The Company's competitors are also responding to healthcare cost containment pressures by moving their product lines rapidly toward full automation which is less labor intensive. Many of these companies are already offering instrumentation to customers, while the Company entered that area of the diagnostics market at the end of 1993. The Company believes, however, that by automating its high quality diagnostic tests with instrumentation obtained through alliances with manufacturers it will be able to expand its market position.

          In addition to competitors with the same type of products, the Company also competes with companies which manufacture and sell devices that detect antibodies and disease agents by alternate methods. For example, radioimmunoassay (RIA), which uses radioactive isotopes for detection, may be used instead of the Company's current products. The Company's products have been competitive with these and other alternative tests methods for several years.


                SOURCES AND AVAILABILITY OF RAW MATERIALS


          Although certain raw materials and key components of the Company's products are now purchased from a single supplier, the Company has not experienced difficulty in obtaining the raw materials necessary to manufacture its products. Alternative sources of supply for all of the Company's raw materials or key components are available and the Company would not sustain a significant interruption to its business if it were unable to obtain a certain item from one of its current suppliers.

                           TRADEMARKS AND PATENTS


          The Company relies upon its technical expertise and trade secrets to maintain its position in the industry and uses its best efforts, where appropriate, to obtain patents on new processes and techniques as they are developed. The Company has filed for several patents and trademarks and has received one patent relating to its new GeneSTAR technology, which is currently under development.

          The Company has also received registration of the trademark and trade name "Gull" in the United States and other countries throughout the world through the Intellectual Property Organization.


                               REGULATION


Regulatory Approval

          The diagnostic products manufactured or distributed in the United States by the Company for use by private laboratories and hospital clinical laboratories are subject to the requirements imposed by the Food, Drug and Cosmetic Act, as amended by the Medical Device Amendments Act of 1976, which requires that any company proposing to market a medical device must notify the Food and Drug Administration ("FDA") of its intentions at least 90 days before doing so. Historically, the Company could generally expect approval to market a new diagnostic product intended for use outside of the human body 90 to 120 days after notifying the FDA of its intent to do so, providing such product was substantially equivalent to one already on the market. Currently, the FDA is taking from 120 to 180 days to approve products for market. This has the impact of delaying the introduction of any new products into the United States market 120 to 180 days from the time that they can be introduced into certain other foreign markets.

          The Company must also comply with certain regulations imposed by foreign government agencies comparable to the FDA in the various foreign countries that it markets its products. Most of these regulations are less stringent than those imposed by the FDA and the Company has not experienced any significant problems complying with the regulations.


Good Manufacturing Practices

          In the United States, the Company must operate its manufacturing operations in conformity with Good Manufacturing Practices ("GMP") as prescribed in U.S. Code of Federal Regulations ("CFR") governing the manufacture of medical devices. The Company's facilities and its operations are subject to inspection by the FDA. The Company believes that it is in conformity with all such regulations.

          Additionally, member nations of the European Community are developing a standardized quality system similar to GMP called EN 29000 that is anticipated to be effective no sooner than 1998 and will allow a three year period to conform to the directive. The Company will also be required to conform to the EN 29000 regulations for any product sold in the European Community. EN 29000 is not expected to be any more stringent that the FDA's GMP.

Healthcare Cost Containment

          Governments and other third party payors of healthcare costs worldwide are examining methods to control the rising costs of providing healthcare. Decreasing or eliminating reimbursements for costs that are determined to be discretionary or non-essential is one method that is being discussed or has already been implemented. Regulations and market trends such as the above could affect the Company's ability to sell its products and, to the extent that the Company is unable to effect commensurate cost reductions, could decrease the Company's profitability.


Environmental Regulations

          There have been no significant incremental costs incurred by the Company to comply with environmental regulations. As part of its compliance with GMP requirements, the Company has already implemented what it believes to be prudent and effective programs to ensure a high level of environmental safety. The Company has no plans to increase expenditures for environmental control capability in the foreseeable future.


                     RESEARCH AND DEVELOPMENT


          The Company has ongoing research and product development programs in the area of medical diagnostics, focusing primarily on methods that clinical laboratories use to detect the body's immune response to specific disease agents, cardiovascular diseases, and autoimmune disorders. The Company's new GeneSTAR technology also uses DNA based methods to directly detect specific infectious agents of numerous other diseases.

          During 1996, the Company continued its research and development focus on developing tests which use ELISA methods. Several other tests for the detection of infectious disease agents are currently under consideration for development. Additionally, tests for the detection of noninfectious diseases with new methodologies are being explored.

          For the years ended December 31, 1996, 1995, and 1994, the Company expended approximately $1,423,000, $902,000, and $1,220,000, respectively, for research and development. This represented approximately 8% of sales in 1996, 5% of sales in 1995, and 8% in 1994. The 1995 decrease in research and development expenditures was directly attributable to cutbacks in the Company's European operations, while research and development expenditures in the United States increased. Management anticipates research and development expenditures will remain constant or increase slightly as a percentage of sales in 1997. The Company has also taken over the research and development activities of the Business.


                            EMPLOYEES


          At December 31, 1996, the Company had 144 employees of which 10 were part time. Pursuant to the terms of the Agreement, 38 employees of the Business will become employees of the Company. None of the Company's current employees are unionized although the Company's 38 new employees in Germany will be unionized. After the acquisition of the Business, the Company will have 182 employees.


                     DESCRIPTION OF PROPERTY


          The Company's executive offices and principal United States manufacturing facilities are located in two buildings totaling 33,000 square feet in Salt Lake City, Utah. The facilities house modern offices, production and product development facilities. The headquarters facilities are financed by a long-term mortgage with an unrelated third party that is secured by the land and the buildings.

          In 1994, the Company received zoning approval to construct a 30,000 square foot addition to its manufacturing facilities on 2.17 acres of undeveloped property adjacent to the building that has been reserved for future expansion. The Company has not yet determined whether or when the new addition might be constructed. The approval extends through the end of 1997 and can be extended again if allowed to expire.

          In 1996, the Company relocated its European operations headquarters to Louvain-La-Neuve, Belgium where it rents approximately 5,800 square feet of a facility that houses administration, distribution, and limited manufacturing facilities. The Company also rents a small sales office in France.


                        LEGAL PROCEEDINGS


          The Company is a party to various legal proceedings incidental to its business. Management currently believes that none of the proceedings will have a material adverse effect on the Company's business or financial condition. There are no material legal proceedings known to be contemplated by any governmental authority.


        SELECTED FINANCIAL DATA OF GULL LABORATORIES, INC.


          The following table sets forth selected consolidated financial information with respect to the Company for the periods indicated. This information should be read in conjunction with the Company's consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing herein.

-------------------------------------------------------------------------------
                          Statement of Operations

                              (000's Omitted)
-------------------------------------------------------------------------------
                                                                Quarter Ended
                          Year Ended December 31,                  March 31,
--------------------------------------------------------------  ---------------
                    1996     1995     1994     1993     1992     1997     1996
                  --------------------------------------------  ---------------

Sales             $17,909  $18,828  $15,842  $15,406  $14,646   $4,506   $4,892

Net Income (loss)     241*     353*    (311)    (401)    (507)      10      226

Net income (loss)
per common and
common equivalent
share                0.04     0.05    (0.05)   (0.06)   (0.08)     Nil     0.03
--------------------------------------------------------------  ---------------

* See "1996 Compared to 1995" in "Results of Operations" below.
There were no cash dividends declared in the periods presented above.

-------------------------------------------------------------------------------
                             Balance Sheet Data

                              (000's Omitted)
-------------------------------------------------------------------------------
                                                                Quarter Ended
                          Year Ended December 31,                  March 31,
--------------------------------------------------------------  ---------------
                    1996     1995     1994     1993     1992     1997     1996
                  --------------------------------------------  ---------------

Working capital   $ 2,740  $   125  $ 1,910  $ 2,064  $   933  $ 3,297  $ 3,945

Total assets       12,353   12,318   11,502   10,446   11,336   13,592   13,212

Total long-term
obligations         2,786      132    2,478    2,347    3,549    3,096      160

Stockholder's
  equity            4,975     4,741   4,080    4,493    3,177    5,149    5,002
--------------------------------------------------------------  ---------------

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF
              OPERATIONS OF GULL LABORATORIES, INC.


          This Proxy Statement contains both historical facts and forward-looking statements. Any forward-looking statements involve risks and uncertainties, including but not limited to risk of product demand, market acceptance, government regulation, economic conditions, competitive products and pricing, difficulties in product development, commercialization and technology and other risks detailed in this filing. Although the Company believes it has the product offerings and resources for continuing success, future revenue and margin trends cannot be reliably predicted. Factors external to the Company can result in volatility of the Company's Common Stock price. Because of the foregoing factors, recent trends should not be considered reliable indicators of future stock prices or financial performance.


                 LIQUIDITY AND CAPITAL RESOURCES


          In 1996, working capital increased by $2,615,028 to $2,739,891, as compared to $124,863 in 1995. The Company's current ratio of current assets divided by current liabilities increased from 1.0 in 1995 to 1.7 in 1996 and the Company's ratio of total liabilities to equity decreased from 1.6 to 1 in 1995 to 1.5 to 1 in 1996.

          The mortgage on the Company's headquarters facility became due in July 1996. As such, the mortgage was classified as part of the current maturities of long-term debt and included in current liabilities. The Company obtained a new mortgage in 1997. Without reflecting the balloon payment as a current liability, working capital at December 31,1995 would have been $1,910,604 or approximately $725,000 less than the 1996 working capital level and the current ratio of current liabilities divided by current assets would have been 1.4.

          The Company sells and leases laboratory equipment in order to help customers gain operating efficiencies through automating their operations and to compete with industry practices. Equipment is normally placed with a customer for a 90 day evaluation period. Following the evaluation, the equipment may be sold, leased or rented to the customer or returned to the Company. This program has required and will continue to require a significant capital investment by the Company.

          At December 31,1996, the Company had approximately $725,000 available under lines of credit with its banks and had commitments of approximately $430,000 for the purchase of capital assets. The Company believes that cash flow generated from operations and its existing lines of credit will be sufficient to meet its short-term working capital requirements. However, as part of the Asset Purchase Agreement, the Company has committed to implement a data processing system which the Company believes can be implemented at a cost of less than $100,000. The cost of implementing this data processing system was contemplated as part of the financing discussed in the Proxy Statement. See "Continued Participation by Fresenius AG--Financing" in the Company's Proxy Statement." As the Company continues to grow, and if losses in the Company's European operations increase, the Company will need to obtain additional financing to fund the Company's operations and instrumentation program and to increase building and equipment capacity. Although the Company does not have any funding commitments other than the commitment discussed above and in the Proxy Statement, to the extent that working capital needs cannot be financed through internally generated funds, the Company believes that additional debt, equity and lease financing can be obtained to meet the Company's long-term financing needs.

          The Business had net income of approximately $360,000 in 1995 and $130,000 for the first quarter of 1997. In 1996, the Business lost approximately $235,000, due to severance costs of approximately $325,000 incurred to restructure the Business.

          Under the terms of the Asset Purchase Agreement, the Company is not acquiring certain assets and liabilities that existed at December 31, 1996, including accounts receivable, accounts payable, and certain accrued expenses. In order to pay for combination and capital asset acquisition costs and to meet the working capital needs of the Business after the merger, Fresenius AG has agreed to provide financing to the Company. See "Continued Participation by Fresenius AG--Financing" in the Company's Proxy Statement for a discussion of the financing that has been arranged in connection with the acquisition of the Business. Funds borrowed from Fresenius AG will be used to acquire the new data processing system that is required to be implemented by the Asset Purchase Agreement and to provide forecasted working capital needs of the Business. Based upon its projections, the Company believes that cash flow generated by the Business will be sufficient to repay the loan by June 30, 1999.


                         INDUSTRY TRENDS


          There is an increasing effort by governmental agencies worldwide to control rising healthcare costs. Decreasing or eliminating reimbursements to patients for medical expenses that are determined to be discretionary or non-essential is one of the methods that is being discussed or has already been implemented. These efforts are causing the diagnostics market to shift away from the Company's more profitable IFA (Immuno Florescence Assay) products to the less profitable ELISA (Enzyme Linked Immuno-Sorbent Assay) products, which are less expensive for private laboratories and hospital clinical laboratories to perform on a cost per test basis to the customer and can be automated. IFA tests are more profitable because there is less competition in the marketplace and because the manufacturing cost per test is lower for IFA products than for ELISA products. The trend toward consolidation into larger volume laboratories has also increased the level of automation and related volume discounts. This trend, which is likely to continue, is expected to put pressure on the Company to maintain or decrease the prices of many of its existing products. The Company is aggressively moving to offset these pressures through programs to increase productivity, lower manufacturing costs and expand its distribution network.

          As mentioned above, the Company assists its customers in automating their operations to gain operating efficiencies by offering laboratory equipment under sales, lease or rental agreements. Under the terms of the lease and rental agreements, the customer commits to purchase a minimum monthly level of product from the Company in exchange for the Company placing the instrument in the laboratory. The customer is charged for the reagents plus a charge for the use of the instrument on a pay-as-you-use basis. This type of program enables the Company to sell to larger clinical and hospital laboratories. However, the program causes downward pressure on gross profit margins on reagent sales due to larger volume purchase discounts. Also because the Company does not manufacture the instrumentation, the Company realizes a smaller gross profit on the sale of the equipment than on its reagent sales.

                      RESULTS OF OPERATIONS


First Quarter 1997 Compared to First Quarter 1996

          Sales for the first quarter of 1997 of $4,505,774 were 8% lower than sales in the first quarter of 1996 of $4,891,780. Sales of the Company's United States' operations were comparable to the prior year and sales of the Company's European operations decreased 32% due to the loss of customers due to production problems encountered in 1996. Also, sales decreased approximately $32,000 due to the loss of a significant distributed product line. Increased sales of the Company's IFA product line and of the Company's Bioresearch operations were offset by lower sales of the Company's ELISA product line, instrumentation and to the College of American Pathologists. Changes in sales were principally due to changes in volume. There were no significant changes in the sales prices.

          Gross profits as a percentage of sales increased to 58% in the first quarter of 1997 compared to 56% in the first quarter of 1996. The increase in the gross profit percentage is due to product sales mix and manufacturing efficiencies.

          Selling, general and administrative and research and development costs in the first quarter of 1997 were consistent with the first quarter of 1996.

          Other expenses increased from $99,988 in the first quarter of 1996 to $148,557 in the first quarter of 1997 resulting from increased debt incurred to finance the Company's instrumentation program. Also, the Company's European operations realized foreign currency losses due to the strength of the United States dollar in the first quarter of 1997 compared to the first quarter of 1996.

          There were no other material changes in the Company's operations during the first quarter of 1997.

1996 Compared to 1995

          In 1996, the Company had net income of $240,712 compared to net income of $212,456 in 1995. In 1995, the Company had nonrecurring income of approximately $520,000 resulting from the sale of its European Operations' headquarters. This gain was recorded as "Other Income." Without this one time gain, the Company would have lost approximately $310,000 in 1995. There were no such items in 1996.

          Consolidated sales in 1996 decreased 5% to $17,908,752 compared to $18,827,853 in 1995. The sales decrease was due to changes in volume rather than changes in prices. Sales of the United States' operations in 1996 were comparable to the sales level in 1995. A 26% increase in the sales of the Company's Bioresearch Operations (Biodesign) and a 12% increase in instrumentation and domestic ELISA reagent sales were offset by decreases in worldwide IFA reagent sales and export ELISA sales. Export sales from the United States in 1996 decreased 17% compared to 1995 sales. Sales to unaffiliated customers of the Company's European Operations decreased 13%, principally due to the loss of significant distribution product lines, product shortages and increased competition. The loss of distribution product lines resulted in a sales decrease of approximately $190,000 in 1996 as compared to 1995. The Company found a replacement vendor for some of the products but the vendor was not able to adequately supply products to meet the Company's needs. Product shortages also occurred when the Company contracted with an outside vendor for the production of a product that it had previously manufactured in Europe. The technology transfer process took longer than anticipated and the Company was placed in a back order position for approximately seven months. The effect on sales of the product shortages cannot be specifically quantified.

          The Company's gross profit margin increased from 52% in 1995 to 53% in
1996. The increase in the gross profit margin, caused by manufacturing efficiencies and lower inventory write offs, was partially offset by the continued shift from the Company's IFA products to less profitable ELISA products. Also, the Company's new DUET instrument has higher gross profit margins than other instrument offerings. In 1995, the Company wrote off over $200,000 of excess and obsolete inventories in its European operations due to the discontinuation of its internally developed autoimmune product line and shortfalls in forecasted product demand.

          Selling, General and Administrative expenses of $6,856,018 or 38%
of sales in 1996 were comparable with the 1995 cost level of $7,415,244 or 39% of sales.

          Research and development costs increased from $901,633 or 5% of sales in1995 to $1,422,926 or 8% of sales in 1996. The Company shifted substantially all of its research and development efforts to the United States in 1995, causing a decrease in research and development costs both in absolute dollar terms as well as on a percentage of sales basis. Expenditures for research and development increased substantially in 1996 as the Company increased its efforts to identify and develop technologies, such as GeneSTAR, that will give it a sustainable competitive advantage.


1995 Compared to 1994

          In 1995, the Company had net income of $212,456 compared to a $311,102 net loss in 1994.

          Consolidated sales increased 19% to $18,827,853 in 1995 compared to $15,841,606 in 1994. The sales increase was due to changes in volume rather than changes in prices. Sales of the United States' operations increased 27% due to a 20% increase in ELISA sales and a 41% increase in sales to the College of American Pathologists. Instrumentation sales increased from $25,572 in 1994 to $877,431 or 5% of consolidated sales in 1995. Sales of the Company's European operations decreased 13%, principally due to the loss of a significant distributed product line and due to increased competition in the Netherlands autoimmune market.

          The Company's gross profit margin decreased from 55% in 1994 to 52% in 1995. The decrease in gross profit margins in 1995 is due to the continued shift from the Company's IFA products to less profitable ELISA products, the increase in less profitable instrumentation sales as a percentage of total sales and due to a $200,000 write off of excess and obsolete inventories in Europe. Also, the Company's new DUET instrument has higher gross profit margins than other instrument offerings.

          Selling, General and Administrative costs increased 22% from $6,101,852 or 39% of sales in 1994 to $7,415,244 or 39% of sales in 1995.
Approximately $200,000 of the increase was due to recruiting and relocation costs incurred in hiring a new Chief Executive Officer and President. The increase was also caused by increases in distribution and hazardous material packaging costs, consulting fees, new product validations and promotion and advertising costs associated with the launch of the Company's new DUET instrumentation. Additionally, the Company incurred significant travel costs associated with monitoring its European operations while it was hiring new European management.

          Research and development costs decreased from $1,219,582 or 8% of sales in 1994 to $901,633 or 5% of sales in 1995. The Company shifted substantially all of its research and development efforts to the United States in 1995, causing a decrease in research and development costs both in absolute dollar terms as well as on a percentage of sales basis.

          In an effort to bring its European operations to profitability, the Company incurred restructuring charges of $371,225 and $775,000 in 1993 and 1994, respectively. Due to continuing large losses in 1995, it became apparent that additional restructuring of the European operations was required. Therefore, the Company terminated the management of its European operations and decreased the European head count from 31 employees to 18. The Company recorded $505,260 in restructuring costs relating to the additional reduction in head count in 1995.

          Other income in 1995 included approximately $520,000 of gain realized on the sale of its European Operations' headquarters. Interest income also increased approximately $73,500 in 1995 due to interest earned on notes receivable arising from the sale of instruments.


Inflation

          The Company believes that inflation has not had a material impact on its operations or liquidity to date.


                       FINANCIAL STATEMENTS


          The financial statements of the Company are attached hereto.

                           GULL LABORATORIES, INC.


                      Consolidated Financial Statements

                         December 31, 1996 and 1995


                 (With Independent Auditors' Report Thereon)

                        Independent Auditors' Report




The Board of Directors and Stockholders
Gull Laboratories, Inc.:


We have audited the accompanying consolidated balance sheets of Gull Laboratories, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows (as restated) for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gull Laboratories, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                 KPMG Peat Marwick LLP

Salt Lake City, Utah
January 28, 1997, except for
 the last paragraph of note 11
 which is as of July 3, 1997

                             GULL LABORATORIES, INC.

                           Consolidated Balance Sheets

                                                      March 31,         December 31,
                      Assets                                                        1995
                                                        1997          1996        (note 11)
                                                      (unaudited)
                                                    -------------  ------------  -----------
Current assets:
Cash                                                $   408,309       301,033       219,415
Accounts receivable, less allowance for doubtful
accounts of $234,988 at March 31, 1997, and
$314,194 and $253,747 at December 31, 1996 and        3,454,593     2,406,222     2,778,952
1995 respectively (note 5)
Net investment in sales-type leases
  (notes 6, 7, and 8)                                   247,858       262,831       145,200
Income tax refund receivable (note 9)                       -         134,743       264,506
Inventories (notes 3 and 5)                           3,506,879     3,324,408     3,393,924
Prepaid expenses                                        523,439       399,774       242,088
Deferred income taxes (note 9)                          108,000       108,000       124,000
                                                    -------------  ------------  -----------
    Total current assets                              8,249,078     6,937,011     7,168,085
                                                    -------------  ------------  -----------
Property, plant, and equipment, net
  (notes 4, 6, and 7)                                 3,571,622     3,616,171     3,572,899
Net investment in sales-type leases
  (notes 6, 7, and 8)                                   751,650       810,419       507,018
Other assets, net (note 2)                            1,019,542       989,101     1,069,628
                                                    -------------  ------------  -----------
                                                    $13,591,892    12,352,702    12,317,630
                                                    =============  ============  ===========
       Liabilities and Stockholders' Equity

Current liabilities:
Notes payable (note 5)                              $ 2,041,895     1,675,322     2,286,123
Accounts payable                                      1,996,347     1,648,036     1,693,480
Accrued expenses                                        272,986       471,825     1,221,990
Income tax payable                                       56,564           -             -
Current installments of long-term debt
and capital lease obligations (notes 6 and 7)           583,902       401,937     1,841,629
                                                    -------------  ------------  -----------
    Total current liabilities                         4,951,694     4,197,120     7,043,222

Long-term debt and capital lease obligations,
excluding current installments (notes 6 and 7)        3,096,357     2,785,893       131,826

Deferred income taxes (note 9)                          298,000       298,000       304,600
Other long-term liabilities                              96,503        96,503        96,503
                                                    -------------  ------------  -----------
    Total liabilities                                 8,442,554     7,377,516     7,576,151
                                                    -------------  ------------  -----------
Commitments and contingencies (notes 7 and 16)

Stockholders' equity (note 12):
Preferred stock, $.01 par value.  Authorized
5,000,000 shares; no shares issued or outstanding           -             -             -
Common stock, $.001 par value.  Authorized
50,000,000 shares; 6,604,444 shares issued and
outstanding at March 31, 1997 and 6,563,934 at
December 31, 1995 and 1996                                6,605         6,564         6,564
Additional paid-in capital                            7,210,544     7,051,345     7,051,345
Foreign currency translation adjustment                (187,841)     (192,833)     (185,828)
Accumulated deficit                                  (1,879,970)   (1,889,890)   (2,130,602)
                                                    -------------  ------------  -----------
Total stockholders' equity                            5,149,338     4,975,186     4,741,479
                                                    -------------  ------------  -----------
                                                    $13,591,892    12,352,702    12,317,630
                                                    =============  ============  ===========

See accompanying notes to consolidated financial statements.

                           GULL LABORATORIES, INC.

                    Consolidated Statements of Operations


                                 Three months ended
                                       March 31,                  Year ended December 31,
                                 1997           1996          1996     1995 (Note 11)    1994
                               (unaudited)   (unaudited)
                             -------------  ------------  ------------  ------------  ------------
Sales                        $ 4,505,774     4,891,780    17,908,752    18,827,853    15,841,606
Cost of sales                  1,871,993     2,137,788     8,395,238     9,020,172     7,159,067
                             -------------  ------------  ------------  ------------  ------------
                               2,633,781     2,753,992     9,513,514     9,807,681     8,682,539
                             -------------  ------------  ------------  ------------  ------------
Expenses:
Selling, general, and
administrative                 1,895,365     1,843,918     6,856,018     7,415,244     6,101,852
Research and development         393,309       387,495     1,422,926       901,633     1,219,582
Restructuring  charge
(note 14)                            -             -             -         505,260       775,000
                             -------------  ------------  ------------  ------------  ------------
    Total expenses             2,288,674     2,231,413     8,278,944     8,822,137     8,096,434
                             -------------  ------------  ------------  ------------  ------------
Operating income                 345,107       522,579     1,234,570       985,544       586,105
                             -------------  ------------  ------------  ------------  ------------
Other income (expense):
Interest expense                (145,137)     (118,728)     (535,786)     (647,656)     (588,626)
Other (note 11)                   (3,420)       18,740        32,697       731,868       258,044
                             -------------  ------------  ------------  ------------  ------------
    Total other income
      (expense)                 (148,557)      (99,988)     (503,089)       84,212      (330,582)
                             -------------  ------------  ------------  ------------  ------------
    Income before provision
    for income taxes             196,550       422,591      731,481      1,069,756       255,523

Income tax expense (note 9)      186,630       196,651      490,769        857,300       566,625
                             -------------  ------------  ------------  ------------  ------------
    Net income (loss)        $     9,920       225,940      240,712        212,456      (311,102)
                             =============  ============  ============  ============  ============
Income (loss) per common and
common equivalent share      $       -            0.03         0.04           0.03         (0.05)
                             =============  ============  ============  ============  ============




See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                 Consolidated Statements of Stockholders' Equity

          Three months ended March 31, 1997 (unaudited) and years ended
                        December 31, 1996, 1995, and 1994

                                                                    Foreign                     Total
                                                       Additional   currency                    stock-
                                     Common stock       paid-in    translation  Accumulated    holders'
                                   Shares     Amount    capital    adjustment     deficit       equity
                                  ---------  --------  ----------  -----------  -----------    ---------
Balances, December 31, 1993       6,513,267  $ 6,513   6,408,467     110,424    (2,031,956)    4,493,448

Stock options exercised              41,667       42      58,083         -             -          58,125

Tax benefit from exercise of
stock options                           -        -        59,000         -             -          59,000

Net loss                                -        -           -           -        (311,102)     (311,102)

Foreign currency translation
adjustment                              -        -           -      (219,439)          -        (219,439)
                                  ---------  --------  ----------  -----------  -----------    ---------
Balances, December 31, 1994       6,554,934    6,555   6,525,550    (109,015)   (2,343,058)    4,080,032

Stock options exercised               9,000        9      15,178         -             -          15,187

Sale of Biolab Germany (note 11)        -        -       313,500         -             -         313,500

Tax benefit from exercise of
stock options                           -        -       197,117         -             -         197,117

Net income (note 11)                    -        -           -           -         212,456       212,456

Foreign currency translation
adjustment                              -        -           -       (76,813)          -         (76,813)
                                  ---------  --------  ----------  -----------  -----------    ---------
Balances, December 31, 1995
(note 11)                         6,563,934    6,564   7,051,345    (185,828)   (2,130,602)    4,741,479

Net income                              -        -           -           -         240,712       240,712

Foreign currency translation
adjustment                              -        -           -        (7,005)          -          (7,005)
                                  ---------  --------  ----------  -----------  -----------    ---------
Balances, December 31, 1996
(note 11)                         6,563,934    6,564   7,051,345    (192,833)   (1,889,890)    4,975,186

Stock options exercised
(unaudited)                          40,510       41     159,199         -             -         159,240

Net income (unaudited)                  -        -           -           -           9,920         9,920

Foreign currency translation
adjustment (unaudited)                  -        -           -         4,992           -           4,992
                                  ---------  --------  ----------  -----------  -----------    ---------
Balances, March 31, 1997
(unaudited)                       6,604,444  $ 6,605   7,210,544    (187,841)   (1,879,970)    5,149,338
                                  =========  ========  ==========  ===========  ===========    =========

See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                      Consolidated Statements of Cash Flows


                                        Three months ended
                                              March 31,                  Year ended December 31,
                                         1997          1996          1996       1995 (Note 11)    1994
                                      (unaudited)   (unaudited)
                                      -------------  ------------  ------------  ------------  ------------
Cash flows from operating activities:
 Net income (loss)                     $     9,920       225,940       240,712       212,456      (311,102)
 Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization           198,511       180,193       660,097       667,196       778,832
   Loss (gain) on disposal of property,
    plant, and equipment                       -          20,208        11,214      (371,176)       24,118
   Provision for losses on accounts
    receivable                               7,260       113,450        63,754        93,649       127,616
   Provision for losses on leases            7,505        22,230        65,470        86,765           -
   Provision for inventory reserve          15,000        15,000       163,613       302,123           -
   Provision for warranty reserve             (612)       25,180        84,515        84,609           -
   Tax benefit from exercise of stock
    options                                    -             -             -         197,117        59,000
   (Loss) gain on sales-type leases        (23,750)       17,200      (246,484)     (275,662)          -
   Amortization of unearned income on
    sales-type leases                      (42,954)      (23,862)     (100,892)      (53,448)          -
   Changes in assets and liabilities:
   Accounts receivable                  (1,215,642)     (991,192)      233,625      (154,109)     (332,355)
   Income taxes                            191,307       216,589       129,765      (110,681)      116,673
   Inventories                            (185,977)     (110,826)     (492,999)     (805,879)     (871,498)
   Prepaid expenses                       (142,281)        6,716      (166,370)       (6,834)      135,533
   Other assets                             25,520        27,270         5,541      (206,905)     (125,323)
   Accounts payable and accrued
    expenses                               261,422       587,133      (743,719)      216,585      (190,732)
   Other liabilities                           -             -             -             -          96,500
   Deferred income taxes                       -             -           9,400        29,700        10,400
                                      -------------  ------------  ------------  ------------  ------------
      Net cash provided by (used in)
       operating activities               (894,771)      331,229       (82,758)      (94,494)     (482,338)
                                      -------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
 Decrease (increase) in sales-type
  leases                                    42,863      (222,300)     (233,960)     (344,854)          -
 Payments received on sales-type
  leases                                    89,915        49,600       421,966       226,384           -
 Proceeds from sale of property,
  plant, and equipment                         360         2,000        24,889       989,127        70,814
Purchase of property, plant, and
  equipment                               (160,904)     (203,695)     (681,924)     (663,766)     (668,858)
Proceeds from the sale of Gull GmbH            -             -             -         313,500           -
                                      -------------  ------------  ------------  ------------  ------------
Net cash provided by (used in)
investing activities                       (27,766)     (374,395)     (469,029)      520,391      (598,044)
                                      -------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
 Principal payments on long-term debt
  and capital lease obligations           (256,607)      (21,697)   (2,057,957)   (1,394,241)   (1,371,652)
 Net increase (reduction) in line-of-
  credit                                   404,737        86,742      (634,583)      469,346     1,014,693
 Proceeds from issuance of long-term
  debt and capital lease obligations       853,005        92,637     3,167,095       180,866     1,302,466
 Proceeds from issuance of common
  stock                                    159,240           -             -          15,187        58,125
                                      -------------  ------------  ------------  ------------  ------------
Net cash provided by (used in)
financing activities                     1,160,375       157,682       474,555      (728,842)    1,003,632
                                      -------------  ------------  ------------  ------------  ------------

                             GULL LABORATORIES, INC.


                                        Three months ended
                                              March 31,                  Year ended December 31,
                                         1997          1996          1996       1995 (Note 11)    1994
                                      (unaudited)   (unaudited)
                                      -------------  ------------  ------------  ------------  ------------
Effect of foreign exchange  rate
 changes on cash                       $  (130,562)       (4,361)      158,850       154,206        38,989
                                      -------------  ------------  ------------  ------------  ------------
Net increase (decrease) in cash            107,276       110,155        81,618      (148,739)      (37,761)
Cash at beginning of period                301,033       219,415       219,415       368,154       405,915
                                      -------------  ------------  ------------  ------------  ------------
Cash at end of period                  $   408,309       329,570       301,033       219,415       368,154
                                      =============  ============  ============  ============  ============

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
  Interest                             $   117,545        82,883       533,554       644,009       611,194
  Income taxes                                 -           8,225       321,624     1,050,800       372,000


Supplemental Disclosures of Noncash Investing and Financing Activities

Note payable incurred for equipment        555,005           -         127,808        60,491            -
Transfer of inventory to net
  investment in sales-type leases           35,606       101,577       327,133       236,605            -



See accompanying notes to consolidated financial statements.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

                      December 31, 1996, 1995, and 1994
                       and March 31, 1997 (unaudited)



(1)Summary of Significant Accounting Policies

      (a)  Business Presentation

           Gull Laboratories, Inc. (the Company or Gull) is in the business of developing, manufacturing, and selling medical diagnostic kits and bioreagents. The Company operates in a global market with direct sales representatives in the United States, Belgium, France, and the Netherlands and distributors in approximately 30 other foreign countries. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. Fresenius AG, a German company, owns 55 percent of the outstanding common stock of the Company. Although the Company purchases certain raw materials from a single supplier, alternative sources of supply are available for all raw materials.

           The unaudited consolidated condensed financial statements of the Company as of March 31, 1997, and for the three month periods ended March 31, 1997 and 1996 were prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all necessary adjustments (consisting only of normal recurring adjustments) have been made to present fairly the financial position and results of operations and cash flows for these periods. The results of operations for the period ended March 31, 1997 is not necessarily indicative of the results for the entire year ending December 31, 1997.

      (b)  Accounts Receivable

           As a general policy, collateral is not required for receivables, but customers' financial condition and credit worthiness are regularly evaluated and historical losses have not been material.
      The Company maintains an allowance for losses based upon the expected collectibility of all accounts receivable.

      (c)  Inventories

           Inventories are stated at the lower of cost or market using the first-in, first-out method.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

      (d)  Property, Plant, and Equipment

           Property, plant, and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives of twenty to thirty-two years for buildings and improvements and three to eight years for all other classes of depreciable property.

      (e)  Other Assets

           Other assets include the excess of cost over fair value of assets acquired (goodwill), marketing rights, deposits, and certain deferred costs. Goodwill is amortized on the straight-line basis over ten years and other assets are amortized on the straight-line basis over their estimated lives of five to ten years.

      (f)  Research and Development, and Advertising

           Research and development, and advertising costs are expensed as incurred.

      (g)  Income Taxes

           Income taxes are accounted for under the asset and liability method. Deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (h)  Earnings Per Common and Common Equivalent Share

           Earnings per share is based on the weighted average number of common shares and dilutive common stock equivalents (stock options) outstanding during the period. The weighted average number of shares used in computing earnings per share for the three months ended March 31, 1997 and the years ended December 31, 1996, 1995, and 1994, were 6,771,126, (unaudited) 6,651,902, 6,559,245, and 6,538,176, respectively. Primary and fully diluted earnings per share are the same for 1996.

      (i)  Foreign Currency Translation

           Assets and liabilities of foreign operations are translated at exchange rates in effect at year-end, and statements of operations are translated at the average exchange rates for the year. Adjustments resulting from translation are reported as a separate component of stockholders' equity until the foreign entity is sold or liquidated. Gains and losses resulting from foreign currency transactions are generally included in income.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

      (j)  Use of Estimates

           The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (k)  Disclosure About Fair Value of Financial Instruments

           At December 31, 1996, the book value of all of the Company's financial instruments approximates fair value except for long-term debt. The fair value of the Company's long-term debt was estimated by discounting the future cash flows of each instrument at prevailing rates currently offered for similar debt instruments of comparable maturities. The estimated fair value of the long-term debt, excluding capital leases as disclosed in note 6, at December 31, 1996 and 1995, was approximately $2,220,000 and $2,133,000, respectively.

           The fair value of the Company's financial instruments are based on judgments regarding current economic conditions, risk characteristics of financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumption could significantly affect the estimates.

      (l)  Stock-Based Compensation

           Effective January 1, 1996, the Company adopted the footnote disclosure provisions of Statement of Financial Accounting Standards
      (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123.

      (m)  Impairment of Long-Lived Assets

           Management periodically reviews long-lived assets including intangible assets for possible impairment. Recoverability of assets is measured by comparison of the carrying amount of the asset to net future cash flows expected to be generated from the asset. No impairment has been recognized in the accompanying consolidated financial statements.

      (n)  Reclassification

      Certain amounts in 1995 and 1994 have been reclassified to conform with the 1996 presentation.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(2)   Other Assets

      Other assets consist of the following at December 31:

                                             1996          1995
                                        ------------  ------------
        Goodwill                        $   897,166       897,166
        Deposits                             26,372       111,029
        Patents, organizational costs,
          and marketing rights              288,135        77,671
        Other                               153,949       262,900
        Less accumulated amortization      (376,521)     (279,138)
                                        ------------  ------------
                                        $   989,101     1,069,628
                                        ============  ============

(3)   Inventories

      Inventories consist of the following at December 31:

                                        Three months
                                        ended March    Years ended December
                                             31,                 31,
                                            1997           1996        1995
                                        (unaudited)
                                        ------------  ------------  -----------
        Raw materials                   $ 1,004,035       945,795     1,141,163
        Work-in-process                     798,580       822,576       176,624
        Finished goods                    1,255,162       858,540     1,625,523
        Equipment held for lease
          or sale                           449,102       697,497       450,614
                                        ------------  ------------  -----------
                                        $ 3,506,879     3,324,408     3,393,924
                                        ============  ============  ===========

(4)   Property, Plant, and Equipment

      Property, plant, and equipment consist of the following at December 31:

                                             1996          1995
                                        ------------  ------------
        Land and improvements            $  649,835       649,835
        Building and improvements         2,841,102     2,734,237
        Machinery and equipment           2,033,393     1,685,018
        Office furniture and equipment    1,426,579     1,463,401
        Transportation equipment             70,812        78,784
        Construction-in-progress              3,610        16,216

                                          7,025,331     6,627,491
        Less accumulated depreciation
          and amortization                3,409,160     3,054,592
                                        ------------  ------------
                                       $  3,616,171     3,572,899
                                        ============  ============

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(5)Notes Payable

   Notes payable consist of the following at December 31:

                                             1996          1995
                                        ------------  ------------
      Line of credit                   $  1,601,116     1,492,128
      Bank overdraft facility                74,206       293,995
      Equipment line of credit                  -         500,000
                                        ------------  ------------
      Total notes payable              $  1,675,322     2,286,123
                                        ============  ============

   The Company maintains lines of credit with banks totaling approximately $2,400,000 which are either due on demand or expire in May 1997. Borrowings under the lines of credit are limited to certain levels of accounts receivable and inventories. The rates of interest charged range from the bank's reference rate plus .25 percent to the banks reference rate plus .4 percent (effective rates from 7.15 to 8.65 percent at DecemberE31, 1996). The lines of credit are secured by accounts receivable and inventories. Among other restrictions, debt covenants related to the line of credit require the Company to maintain certain levels of tangible net worth.


(6)Long-term Debt

   Long-term debt consists of the following at December 31:

                                                       1996          1995
                                                   ------------  ------------
    Mortgage notes payable to a bank at 10%
     interest, payable in monthly installments of
     $17,115, including interest, based on a 30-
     year amortization with a balloon payment in
     July 1996.  The note is secured by land and a
     building                                       $      -       1,785,741

    Mortgage note payable to a bank at 10.06%
     interest, payable in monthly installments of
     $19,605, including interest, based on a 15-
     year amortization with a balloon payment in
     June 2006.  The note is secured by land and a
     building                                        1,776,499           -

    Note payable to a bank at 9.38% interest,
     payable in monthly installments of $3,391,
     including interest, through October 1999.
     The note is secured by equipment                  100,769       130,270

    Mortgage note payable to a bank at 8.81%
     interest, payable in monthly installments of
     $572, including interest, based on a 20-year
     amortization with a balloon payment in
     February 2001.  The note is secured by a
     building                                           62,792           -

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(6)  Long-term Debt (continued)

                                                       1996          1995
                                                   ------------  ------------

    Note payable to lending institution at 11%
     interest, payable in monthly payments of
     $15,798 through August 1997 and decreasing
     thereafter incrementally through May 2001.
     The note is secured by equipment and the
     proceeds of certain sales-type leases           $  452,746          -

    Capitalized lease obligations (note 7)              795,024          -
    Other                                                   -         57,444
                                                   ------------  ------------
      Total long-term debt                            3,187,830    1,973,455
      Less current portion                              401,937    1,841,629
                                                   ------------  ------------
      Long-term debt, excluding current
        installments                                 $2,785,893      131,826
                                                   ============  ============

   Principal maturities of long-term debt and capital lease obligations for the years subsequent to December 31, 1996 are as follows:

      1997                                          $  401,937
      1998                                             335,788
      1999                                             347,456
      2000                                             355,032
      2001                                             254,972
      Thereafter                                     1,492,645
                                                    -----------
                                                    $3,187,830
                                                    ===========

(7)   Lease Obligations

   Capital Leases - The Company leases equipment under a master capital lease agreement with a financial institution and under other capital lease agreements. At December 31, 1996, the obligation under the master lease agreement was $713,000 (increasing to $1.1 million subsequent to year-end). Minimum rentals of these leases have been capitalized at the present value of the rentals at the inception of the lease and the obligation for such amount is recorded as a liability. Interest is accrued on the basis of the outstanding lease obligation. Assets securing such leases had an approximate net book value of 829,000 at December 31, 1996.

   Operating Leases - The Company leases administrative offices, manufacturing facilities, and certain equipment under noncancelable operating lease agreements expiring through August 2005. Total rent expense approximated $81,000, $44,000, and $68,000 in 1996, 1995, and
   1994, respectively.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(7)Lease Obligations (continued)

   Required future minimum lease payments and the present value of the future minimum capital lease payments at December 31, 1996 are as follows:
                                                      Capital     Operating
                                                       leases       leases
    Year ending:                                      ---------   ---------
      1997                                            $ 298,604     92,004
      1998                                              282,324     84,804
      1999                                              282,324     70,404
      2000                                              275,346     70,404
      2001                                              217,137     70,404
      Thereafter                                          6,403    258,148
                                                      ---------   ---------
            Total future minimum lease payments       1,362,138 $  646,168
                                                                ===========
    Less amount representing interest and
      executory costs                                   567,114
                                                      ---------
            Present value of future minimum
             lease payments (see note 6)              $ 795,024
                                                      =========

(8)   Net Investment in Sales-Type Leases

   The Company has invested in certain equipment financing agreements under sales-type leases. Each sales-type lease is collateralized by a security interest in the financed equipment. At December 31, 1996 and 1995, the net investment reflected in the accompanying consolidated balance sheets for these sale-type leases consisted of the following:

                                                     1996          1995
                                                 ------------  ------------
     Gross minimum sales-type lease             $  1,605,283       921,038
      receivables
     Less allowance for uncollectible               (128,622)      (86,765)
      receivables
                                                 ------------  ------------
     Net minimum sales-type lease receivables      1,476,661       834,273
     Unearned interest income                       (403,411)     (182,055)
                                                 ------------  ------------
     Net investment in sales-type leases           1,073,250       652,218
     Less current portion                           (262,831)     (145,200)
                                                 ------------  ------------
         Net investment in sales-
           type leases, excluding
           current portion                       $   810,419       507,018
                                                 ============  ============

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(8)Net Investment in Sales-Type Leases (continued)

   Minimum gross receipts from sales-type lease receivables for the next five years are as follows:

     Year ending December 31:
         1997                                   $    420,882
         1998                                        379,380
         1999                                        368,731
         2000                                        305,657
         2001                                        130,633
                                                ------------
         Total                                  $  1,605,283
                                                ============

(9)Income Taxes

   Income tax expense for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                               1996        1995        1994
                                           ----------  ----------  ----------
  Current:
   Federal                                 $ 404,369     695,600     467,225
   State                                      77,000     132,000      89,000
                                           ----------  ----------  ----------
                                             481,369     827,600     556,225
                                           ----------  ----------  ----------
  Deferred:
   Federal                                     7,900      24,700       8,400
   State                                       1,500       5,000       2,000
                                           ----------  ----------  ----------
                                               9,400      29,700      10,400
                                           ----------  ----------  ----------
      Total provision                      $ 490,769     857,300     566,625
                                           ==========  ==========  ==========

   Income tax expense differs from the amounts computed by applying the
   U.S. federal income tax rate of 34 percent to income from operations as follows:
                                               1996        1995        1994
                                           ----------  ----------  ----------

   Computed "expected" tax expense         $ 249,000     364,000      87,000
   Increase (decrease) in income taxes
    resulting from:
     Goodwill amortization                    31,000      31,000      31,000
     Exclusion of loss from foreign
       subsidiary                            142,000     315,000     396,000
     Foreign sales corporation exclusion      (2,900)    (32,000)    (43,000)
     State taxes, net of federal benefits     41,000      90,000      60,000
     Other                                    30,669      89,300      35,625
                                           ----------  ----------  ----------
   Provision for income taxes              $ 490,769     857,300     566,625
                                           ==========  ==========  ==========

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(9)Income Taxes (continued)

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995, are presented below:

                                            1996                  1995
                                      Domestic  Foreign    Domestic   Foreign
                                    ---------- ---------  ---------- ----------
  Deferred tax assets:
  Tax losses                        $     -    2,477,000        -    2,118,000
  Research and development expenses       -          -          -       15,000
  Warranty reserve                     45,000        -       28,000        -
  Vacation reserve                     38,000        -       33,000        -
  Bad debt reserve                     35,000        -       13,000        -
  Inventory reserve                    21,000        -       50,000        -
  Technology amortization              14,000        -        8,000        -
  Capitalized interest                    -          -          300        -
  Other items                           6,000        -        4,000        -
                                    ---------- ---------  ---------- ----------
    Total gross deferred tax assets   159,000  2,477,000    136,300  2,133,000

    Less valuation allowance              -   (2,448,000)       -   (2,093,000)
                                    ---------- ---------  ---------- ----------
    Deferred tax assets               159,000     29,000    136,300     40,000
                                    ---------- ---------  ---------- ----------
 Deferred tax liabilities:
  Patents                             (35,000)       -      (12,000)       -
  Sales leases                        (92,000)       -      (54,000)       -
  Other payables                          -      (29,000)       -      (40,000)
  Equipment, principally due to
    differences in depreciation      (167,000)       -     (182,000)       -
  Deferred revenue                    (55,000)       -      (55,000)       -
  Other                                   -          -      (13,900)       -
                                    ---------- ---------  ---------- ----------
    Total gross deferred tax         (349,000)   (29,000)  (316,900)   (40,000)
    liabilities

    Net deferred tax liability      $(190,000)       -     (180,600)       -

    Net current deferred tax asset  $ 108,000        -      124,000        -

    Net noncurrent deferred tax
    liability                        (298,000)       -     (304,600)       -
                                    ---------- ---------  ---------- ----------
                                    $(190,000)       -     (180,600)       -
                                    ========== =========  ========== ==========

   The domestic valuation allowance for deferred tax assets as of January 1, 1995 was zero. There was no change in the total domestic valuation allowance for the years ended December 31, 1996 and 1995. The valuation allowance of $2,448,000 and $2,093,000 at December 31, 1996 and 1995,
   respectively, is solely attributable to the foreign jurisdiction.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(9)Income Taxes (continued)

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or a portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.


(10)    Employee Benefit Plans

   The Company has an Employee Stock Ownership Plan (ESOP) and 401(k) plan that covers all United States employees who have been employed for one month. The ESOP contributions are used to purchase Company securities. The Board of Directors approved discretionary contributions to the ESOP totaling $11,587 and $40,000 for 1995 and 1994, respectively. No discretionary contribution was made to the ESOP during the year ended December 31, 1996.

   The Company matches 25 percent of employee contributions to the 401(k) plan up to a maximum individual employee contribution of four percent of the employee's cash compensation. These matching contributions vest over a seven-year period. Employer matching contributions totaled $45,273, $38,413, and $33,204 for 1996, 1995, and 1994, respectively.

   Gull Diagnostics S.A. has a contract with an insurance company under which certain foreign employees may receive lump-sum payments or annuity payments at retirement. The Company pays two-thirds of the monthly premiums and the employee pays the remaining one third. The Company's contribution to the plan was approximately $14,500, $17,000, and $13,500 during 1996, 1995, and 1994, respectively.


(11)    Other Income and Related Party Transactions

   Other income consisted of the following approximate amounts for the years ended December 31,:

                                               1996        1995        1994
                                           ----------  ----------  ----------
   Gain on sale of building                 $    -       516,533         -
   Currency transaction gains (losses)       (38,496)    155,116     257,431
   Interest income                           132,981      92,083      18,549
   Other nonoperating expenses               (61,788)    (31,864)    (17,936)
                                           ----------  ----------  ----------
                                           $  32,697     731,868     258,044
                                           ==========  ==========  ==========

   Sales to Fresenius AG, which holds a 55 percent ownership interest in the Company's common stock, totaled $1,535,943, $2,370,977, and $1,106,528 during 1996, 1995, and 1994 respectively.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(11)    Other Income and Related Party Transactions (continued)

   In January 1995, the Company sold all of the intangible assets relating to its German operations to Fresenius AG for approximately $313,500 of cash proceeds. The Company recognized a gain on the transaction of $140,437 equal to the minority interest percentage. The remaining $173,063 was recognized as a contribution to capital by Fresenius. The 1995 financial statements have been restated to show the entire $313,500 as a contribution of capital and reducing other income and net income by $140,437. This restatement decreased earnings per common and common equivalent share by $.02.


(12)    Stock Compensation Plans

   Under the 1984 Gull Laboratories, Inc. fixed Stock Option Plan, the Company may grant options to its employees for up to 833,333 shares of common stock. Under the Company's fixed 1992 Stock Option Plan, the Company may grant options to its officers, directors, and key management personnel for up to 500,000 shares of common stock. Under both plans, the exercise price of each option equals the market price of the Company's stock on the date of grant, and an optionOs maximum term is ten years. Options are granted at the discretion of the compensation committee of the Company's Board of Directors and vest 25 percent per year.

   A summary of the activity under the plans is as follows:

                                     Years ended December 31,
                               1996                1995                1994
                        ------------------------------------------------------------
                                  Weighted-           Weighted-            Weighted-
                                  average              average              average
                                  exercise             exercise             exercise
                        Shares     price      Shares    price      Shares    price
                        ------------------------------------------------------------
    Outstanding at
     beginning of
     year               386,000  $  4.64     270,000  $  4.88     341,667  $  4.51
    Granted             130,000     4.68     200,000     4.50         -         -
    Exercised               -         -       (9,000)    1.69     (41,667)    1.39
    Forfeited           (10,000)    5.50     (75,000)    5.50     (30,000)    5.50
                        --------             --------             --------
    Outstanding at
       end of year      506,000   $ 4.63     386,000   $ 4.64      270,000    4.88
                        ========             ========             ========
    Options
     exercisable at
     year-end           269,750               70,000                55,500

    Weighted-average
     fair value of
     options granted
     during the year     $ 3.34                $2.77

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

 (12)   Stock Compensation Plans (continued)

   The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                       Options outstanding              Options exercisable
               ------------------------------------- ------------------------
                               Weighted-
                  Number        average     Weighted-   Number      Weighted-
    Range of   outstanding at  remaining    average   exercisable   average
    exercise    December 31,  contractual   exercise  at December   exercise
     prices        1996          life         price    31, 1996      price
  ------------  ---------     ----------    --------  ----------    --------
     $1.125       21,000       1.0 yrs.      $1.125      21,000      1.125
  3.50  - 4.50   225,000        8.6           4.431     118,750      4.401
  4.63  - 5.00   130,000        9.2           4.683         -          -
      5.50       130,000        5.5           5.500     130,000      5.500
                ---------                             ----------
  1.125 - 5.50   506,000        7.6           4.633     269,750      4.676
                =========                             ==========

   Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                   1996          1995
       Net income:                              ----------    ----------
         As reported                            $ 240,712       212,456
         Pro forma                                (49,909)      177,831
       Primary and fully diluted earnings per
        share:
         As reported                               $ 0.04          0.03
         Pro forma                                  (0.01)         0.03

   The effect that calculating compensation cost for stock-based compensation under SFAS No. 123 has on the pro forma net income (loss) as presented above may not be representative of the effects on reported net income or losses for future years.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: expected volatility of 66.2 and 49.5 percent; risk free interest rates of 6.1 and 6.3 percent; no dividend yield for any year; and expected lives of 7.5 years.

   On May 9, 1996, the Company granted an option to purchase 15,000 shares of the Company's common stock to a nonemployee. The option is exercisable 5,000 shares at $6 per share, 5,000 shares at $8.50 per share, and 5,000 shares at $11 per share and becomes exercisable when the Company's stock closes for twenty consecutive trading days at an average price of $6, $8.50, and $11, respectively. Compensation expense related to these options was not material.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(13)    Foreign Operations, Export Sales, and Major Customer

   Operations by geographic area:
                                                    Sales
                                 --------------------------------------------
                                       1996           1995           1994
                                 --------------   ------------   ------------
   United States                 $  15,217,860     15,272,576     12,033,290
   Europe                            4,082,743      4,667,311      5,363,998
   Eliminations                     (1,391,851)    (1,112,034)    (1,555,682)
                                 --------------   ------------   ------------
                                 $  17,908,752     18,827,853     15,841,606
                                 ==============   ============   ============

                                       Income (loss) before income taxes
                                 --------------------------------------------
                                       1996           1995           1994
                                 --------------   ------------   ------------
   United States                 $   1,440,433      2,421,498      2,124,466
   Europe                             (214,100)      (510,272)      (662,346)
   Eliminations                         40,934        (53,377)      (617,971)
                                 --------------   ------------   ------------
                                     1,267,267      1,857,849        844,149
   Interest expense                   (535,786)      (647,656)      (588,626)
                                 --------------   ------------   ------------
                                 $     731,481      1,210,193        255,523
                                 ==============   ============   ============

                                             Identifiable assets
                                 --------------------------------------------
                                       1996           1995           1994
                                 --------------   ------------   ------------
   United States                 $  22,046,305     20,842,948     16,858,516
   Europe                            1,734,504      2,484,998      2,709,153
   Eliminations                    (11,428,107)   (11,010,316)    (8,065,528)
                                 --------------   ------------   ------------
                                 $  12,352,702     12,317,630     11,502,141
                                 ==============   ============   ============

United States export sales to unaffiliated customers by destination of sale:

                                       1996           1995           1994
                                 --------------   ------------   ------------
   Europe                        $   2,669,400      3,272,380      2,809,508
   Pacific Rim (Australia, New
     Zealand, and the Far East)      1,154,586      1,293,038        905,028
   Other                               149,310        221,276        594,338
                                 --------------   ------------   ------------
                                 $   3,973,296      4,786,694      4,308,874
                                 ==============   ============   ============

   Sales to one customer amounted to 16 percent, 14 percent, and 12 percent of total sales in 1996, 1995, and 1994, respectively. No single country in Europe or the Pacific Rim account for more than ten percent of sales.

                           GULL LABORATORIES, INC.

                 Notes to Consolidated Financial Statements

(14)  Restructuring Charge

   In an effort to bring its European operations to profitability, the Company incurred restructuring charges of $505,260 and $775,000 in 1995 and 1994, respectively, substantially all of which relate to personnel termination costs. The restructuring plans were completed in 1995.


(15)    Merger

   On December 13, 1996, the Company entered into a letter of intent to acquire the diagnostic business of the Intensive Care and Diagnostic division of Fresenius AG, the Company's majority stockholder subject to the execution of a definitive acquisition agreement, receipt of a fairness opinion from an investment banker, and approval of the Company's stockholders and the Fresenius AG's Board of Directors. As of the date of these consolidated financial statements, no definitive purchase price for the acquisition had been determined.


(16)    Commitments and Contingencies

   The Company is involved in legal actions arising in the ordinary course of business. In the opinion of management, ultimate disposition of these matters will not materially affect the consolidated financial position or results of operations of the Company. As of December 31, 1996, the Company had capital expenditure purchase commitments outstanding of approximately $430,000.
























                                      F-20
                                 APPENDIX B


           CERTAIN INFORMATION CONCERNING FRESENIUS DIAGNOSTICS
                     BUSINESS OF FRESENIUS DIAGNOSTICS


          Fresenius Diagnostics (the "Business") is a business unit within the Intensive Care and Diagnostics Division (the "I+D Division") of Fresenius AG. Fresenius AG is a German corporation, listed on the Frankfurt, Dusseldorf and Munich stock exchanges, which develops, manufactures and distributes pharmaceuticals and medical systems products and services on a global basis. Fresenius AG's majority-owned subsidiary, Fresenius Medical Care AG, is the world's largest integrated provider of renal dialysis products and services.

          The Business develops, manufactures and distributes diagnostic test kits and materials designed to detect past or present infections caused by certain microbial agents such as viruses, bacteria, and protozoa, and distributes diagnostic test kits and materials for detection of certain autoimmune disorders. The Business is also the largest single customer for the Company's non-CAP related diagnostic products. Sales by the Company to Fresenius AG decreased in 1996 compared to 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company elsewhere in this Proxy Statement. The Business's products for the diagnosis of infectious and autoimmune diseases are based on established immunological assay methods which quantify, identity and/or characterize antibodies and disease agents. Such methods include indirect immunofluorescent antibody assay (IFA), enzyme-linked immunosorbent assay (ELISA), immunodiffusion and Western Blot. The Business's products are designed to detect evidence of the body's immune response to infection, indicating presence of the disease agent.

          Effective November 7, 1996, Mr. Gerhard Krammer resigned from his position as President of the I+D Division of Fresenius AG and Dr. Matthias Schmidt, President of Fresenius AG's Pharmaceuticals Division, was named Interim President of the I+D Division. Dr. Schmidt was also elected to replace Mr. Krammer as a member of the Company's Board of Directors. Mr. Rainer Baule, a nominee for election as a director at the Annual Meeting, became President of the I+D Division on June 1, 1997. See
"Proposal No. 1--Election of Directors" elsewhere in this Proxy Statement. Dr. Silke Humberg is the acting general manager of the Business.

          The principal executive offices of the Business are located at Borkenberg 14, 61440 Oberursel, Germany. Its telephone number is
011-49-6171-60-0.


Development of the Business

          Fresenius AG started its diagnostics business more than twenty years ago with a focus on bloodgrouping reagents and human lymphocyte antigen ("HLA") tissue-typing reagents, which continue to be the core competencies of the Business in both research and manufacturing. The HLA product line was recently expanded by the development of the innovative Post-PCR DNA-based ONLi DRB/DQB test for tissue typing, mainly for bone marrow transplantation purposes, and Disease Scan for screening of rheumatic diseases.

          The Business sells its diagnostic products through direct sales forces in Germany and through a network of distributors in other countries. Since 1994, the Business has marketed its products in Italy through the direct sales force of Biofil S.r.l., a subsidiary of Fresenius AG. The Business is currently seeking a well known local distributor to market its products in Italy.

          In 1994, the Business initiated a systems approach to the marketing of its diagnostic products that couples sales of its diagnostic reagents with the placement at customers of instrumentation leased by the Business from other equipment manufacturers ("OEMs"). Through the use of this instrumentation, a clinical or hospital laboratory gains operating efficiencies by automating its operations and the Business secures a long-term commitment for the sale of its diagnostic products for use with such instrumentation. Providing instrumentation products to customers requires additional capital investment by the Business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Fresenius Diagnostics.

          In January 1995, the Business acquired substantially all the assets relating to the Company's German operations for approximately $313,500. In 1996, Fresenius AG augmented the instrumentation offerings of the Business when it entered into an agreement with the Company to market a recently developed automated clinical laboratory sample processor called DUET . In Europe, the DUET processor addresses the needs of the moderate-volume laboratory testing market.

          The Business's diagnostic products are used by clinical and hospital laboratories and blood donor centers primarily in Germany, as well as in other countries throughout Europe. The following table shows, for the years indicated, the geographic distribution of the Business's net sales, with sales to affiliates shown separately.

------------------------------------------------------------------------------
                          Year Ended December 31
                             (000's omitted)
                                (US GAAP)
------------------------------------------------------------------------------
    Area                1996**              1995**              1994
                                                            (Unaudited)
------------------------------------------------------------------------------

Germany               DM 11,356           DM 13,240           DM 13,155

Export                      535                 614               1,282

Affiliates*                 305                 227                  31
                      ---------           ---------           ---------
   Total              DM 12,196***        DM 14,081***        DM 14,468***
                      ---------           ---------           ---------

  * "Affiliates" includes intercompany business within Fresenius AG as well as sales to the Company.

** The audited financial statements of the Business for 1996 and 1995, and the unaudited financial statements for 1994 have been prepared in accordance with United States generally accepted accounting principles ("US GAAP"). See "Summary of Certain Significant Differences Between German and U.S. Generally Accepted Accounting Principles."

*** The reporting currency of the Business is the Deutsche Mark (DM).  During
    1996, 1995 and 1994, the      average exchange rate for Deutsche Marks
    ("DM") to U.S. dollars ($U.S.) was approximately DM 1 = $U.S. .6647, DM 1 = $U.S. .6981 and DM 1 = $U.S. .6164, respectively.

          No single customer, including distributors, accounted for more than 10% of the Business's net sales during the three year period and no single product or group of related products accounted for 15% or more of net sales except for the EBV products (IFA and ELISA kits and reagents) currently produced by the Company, which accounted for 37%, 42%, and 43% of the domestic net sales in 1996, 1995, and 1994, respectively.

          The Business has been financed, since inception, from the working capital of Fresenius AG. In connection with the Company's acquisition of the Business, the Company and Fresenius AG will enter into certain financing arrangements for the Business and the Company. For a description of such arrangements, see "Continued Participation by Fresenius AG--Financing."

          In addition to its working capital, as a business unit within the I+D Division, the Business has obtained administrative and other services from Fresenius AG headquarters and from other divisions and subsidiaries of Fresenius AG. These services relate to, among other things, data processing, financial and management accounting and audit, human resources, legal, risk management and logistics. For 1996, approximately DM 1,660,000 was charged to the Business for these services. See Note 2 of "The Diagnostics Business of Fresenius AG--Notes to Financial Statements."

          The Purchaser and Fresenius AG have agreed that Fresenius AG will continue to provide certain of the foregoing services to the Purchaser until
December 31, 1997.   The Asset Purchase Agreement provides that the other
services will terminate at the closing. See "Continued Participation by Fresenius AG--Services."


Competition

          The Business competes in a diversified market characterized by a few global diagnostics companies and numerous smaller competitors which manufacture and sell diagnostics tests similar to those sold by the Business as well as certain immunohematology products. The global diagnostics companies have been formed through acquisitions and mergers in the last decade and include Behring/Dade, Beckman/Sanofi, Dade/DuPont, Roche/Boeringer Mannheim, and Sorin/American Standard. In addition, the Business competes against other major competitors in each of the following key markets: blood grouping, HLA (serological techniques and DNA-based methods) and infectious diseases. The Business has a strong market position in Germany, particularly in the blood grouping market. In addition, few other companies offer OEM instruments (open systems), together with a reagent package of standard analytes. However, many competitors possess greater financial, technological, research and development, and personnel resources than the Business.

          Management believes that in the diagnostic test kit market, companies compete primarily on the basis of product performance, cost effectiveness, reliability and continued product innovation. Management believes that its products are highly competitive in all of these areas. In addition, the Business offers customers financial consulting services for laboratory management as well as technical support services.

          In response to worldwide cost containment pressures, there has been a trend toward the consolidation of suppliers and customers within the diagnostics industry. This trend could lead to a few large companies supplying the majority of the diagnostics market with many smaller niche companies supplying the remaining needs of the market. Management of the

Business believes that the future success of the Business will be contingent upon its ability to identify and exploit such market niches and new product opportunities, to continue supplying quality, cost effective solutions to its customers' needs and to strengthen its worldwide distribution network.

          Newly designed diagnostic methods and product innovations are important potential sources of change in market share in the biomedical industry. Competing companies with greater resources can be expected to spend substantially greater amounts than the Business on research and development activities and on product marketing.

          The Business and its competitors are responding to cost containment pressures in part by moving their product lines rapidly toward full automation, which is less labor intensive, and in part by offering instrumentation to customers. While the Business has only recently begun offering instrumentation to customers, management believes that by automating its production and selling its high quality diagnostic tests with instrumentation obtained through alliances with manufacturers, it will be able to expand its market position.

          In addition to competitors with the same type of products, the Business also competes against companies which manufacture and sell devices that detect antibodies and disease agents by alternate methods. For example, DNA probes, which use genetic markers to detect pathogenic organisms, and radioimmunoassay (RIA), which uses radioactive isotopes for disease detection, may be used instead of the Business's current products. The Business's products have been competitive with these and other alternative test methods for several years, however.


Sources and Availability of Raw Materials

          Although certain raw materials and key components of the Business's products are purchased from a few key suppliers, the Business has not experienced any difficulties in obtaining the raw materials necessary to manufacture its products. Monoclonal bloodgrouping reagents are purchased from a single supplier with a very strong position in the global market who is also the supplier for the Business's main global competitors. There are readily available alternate sources of supply, however, for all of the Business's other raw materials and key components. Management believes that the Business would not be significantly affected by the loss of any of its current suppliers of raw materials or key components.

          In addition to distributing products which it manufactures, the Business distributes certain products manufactured by other suppliers. Management of the Business expects that the infectious disease business of a supplier to the Business may be sold in the near future. Sales of these products in 1994, 1995, 1996 and for the quarter ended March 31, 1997 were approximately DM 532,000, DM 485,000, DM 526,000, and DM 236,000,
respectively. This represents approximately 3.7%, 3.4%, 2.9%, and 8.3% of the Business's sales, respectively. Upon such a sale, products from the supplier could become unavailable until products of a replacement supplier are available. To take into account the risk to the Company from the short-term loss of business that could result from a termination of a current relationship with the supplier, Fresenius AG and the Company have agreed to certain adjustments in the purchase price of the Business if the supplier is sold and its products are no longer available to the Business. See "Proposal 3--Acquisition of Certain Assets of the Business--Description of the Agreement--Purchase Price."

Intellectual Property

          The Business relies upon its technical expertise and trade secrets to maintain its position in the industry and uses its best efforts, when appropriate, to obtain patents on new processes and techniques as they are developed. The Business has filed for one patent and several trademarks. The Business has also registered the trademark and trade name "Fresenius Diagnostik" in Germany and other countries throughout the world through the Intellectual Property Organization.

          Under the Asset Purchase Agreement, the assets of the Business to be acquired by the Purchaser include all of the Business's rights with respect to inventions, technical know how, trade secrets, procedures, formulas and other intangible property. The Purchaser will also acquire the right to the product names of the Business and the exclusive right to use the product name or mark "FRE" for specific products in designated countries for a period of three years from the Effective Date. The Purchaser will also acquire the right to use the name "Fresenius" on finished goods, inventory, advertising and promotional materials and training and services literature for a period ending on December 31, 1997 or six months from the Closing Date, whichever is later.


Government Regulation

          A.  Regulatory Approval

          The diagnostic products manufactured or distributed in Germany by the Business for use by clinical and hospital laboratories are subject to the requirements imposed by the Arzneimittelgesetz ("AMG"), the German Drug Law. The AMG sets forth the requirements for the authorization of a company to manufacture pharmaceuticals. One such requirement is that a manufacturer appoint pharmacists or physicians to be responsible for the manufacture of the pharmaceuticals. At least three such responsible persons must be appointed:
a quality assurance manager, a head of the manufacturing department, and a person responsible for notifying authorities of any reported side effects and authorized to recall the products in question.

          Certain products of the Business also need approval from the Paul-Ehrlich-Institute in Germany (based upon requirements of the AMG) and all infectious disease and autoimmune products to be distributed in Switzerland must be licensed by the Bundesamt fur Gesundheitswesen ("BAG"). Distribution of diagnostic products in France is contingent on a license from the Agence du Medicament ("AdM").

          The Business must also comply with certain regulations imposed by foreign government agencies comparable to the U.S. Food and Drug Administration ("FDA") in the various countries in which it markets its products. Most of these regulations are less stringent than those imposed by the FDA and the Business has not experienced any significant problems in complying with the regulations.

          B.  Good Manufacturing Practices

          The Business also conducts its manufacturing operations in Germany in conformity with Good Manufacturing Practices ("GMP") as prescribed in the U.S. Code of Federal Regulations governing the manufacture of medical devices. Management of the Business believes that the Business is in conformity with all such regulations.

          Additionally, member nations of the European Union are developing a standardized quality system based upon the In Vitro Diagnostics Directive, to be implemented in Germany through the Medizinproduktegesetz (Medical Devices Act). Under the directive, which is expected to be effective in 2002, a company's quality management system can be certified by a "notified body" (i.e., a group accredited and monitored by governmental agencies that inspects manufacturing facilities and quality control systems at regular intervals and is authorized to carry out unannounced inspections) charged with supervising the quality management system. Upon certification of the quality management system for a facility, a company is permitted to assess and declare whether products developed and manufactured as the facility conform to European Union requirements for safety, physical and biological properties, and construction and environmental standards.

          C.  Health Care Cost Containment

          On a worldwide basis, governments and other third party payors of health care costs are examining methods to control the rising costs of providing health care. Decreasing or eliminating reimbursements for costs that are determined to be discretionary or non-essential, such as diagnostic testing, is one method that is being discussed or has already been implemented. Regulations and market trends such as the above could affect the demand for, as well as the pricing of, the Business's products and, to the extent that the Business is unable to develop additional markets or effect commensurate cost reductions, such trends could decrease the Business's profitability.

          D.  Environmental Regulations

          No significant incremental costs have been incurred by the Business in order to comply with environmental regulations. Management of the Business believes its programs to be prudent and effective to ensure a high level of environmental safety. The Business has no present plans to increase expenditures for environmental control in the foreseeable future, and does not anticipate that any future capital expenditures for environmental compliance will materially affect its earnings or competitive position.


Research and Development

          The Business has research and product development programs in the area of medical diagnostics, focusing primarily on methods that clinical laboratories use to detect the body's immune response to specific disease agents and autoimmune disorders. During 1996, the Business continued to focus its research and product development on developing tests which use enzyme-linked immunosorbent assay (ELISA) methods. Tests for the detection of disease agents including selected bacteria are currently under development.

          In 1996, and in anticipation of the sale of the Business to the Purchaser, the Business ceased its independent research and development activities in the area of infectious diseases and autoimmune disorders in favor of the concentration of research efforts at the Company.

          For the years ended December 31, 1996 and 1995, the Business expended approximately DM 135,000 and DM 253,000, respectively, on research and development. This represented approximately 1.1% and 1.8% of sales in 1996 and 1995, respectively, determined in accordance with US GAAP.

Employees

          At December 31, 1996, the Business had 45 employees, including 7 part-time employees. Fresenius AG is a member of the Chemical Industry Employers Association in Germany and is bound by an industry wide employment agreement negotiated with union representatives in that industry. Fresenius AG is also a party to additional labor agreements negotiated with works councils in individual facilities relating to those facilities. Management believes that the Business's relations with its employees are good.

          Under the Asset Purchase Agreement, the employees of the Business will become employees of the Purchaser, and from and after the Closing Date, the Purchaser will assume Fresenius AG's obligations to such employees, including its obligations for pensions, bonuses and perquisites. The Purchaser will also become a party to the Chemical Industry basic collective bargaining agreement and the works council agreement for the Business.


Property


          The executive offices and principal manufacturing facilities of the Business are located in two buildings totaling 1,442 square meters in Oberursel and Bad Homburg, Germany. These buildings house offices, production, and product development facilities. The land and the buildings are owned by Fresenius AG and the Business is currently leasing its facilities for approximately DM 17,750 per month under an intercompany contract.

          In connection with the transfer of the Business on the Closing
Date, the Purchaser and Fresenius AG will enter into a lease for the premises used by the Business. See "Proposal 3--Acquisition of the Assets of Fresenius AG's Diagnostics Business--Lease of Real Property" in the Proxy Statement of the Company.


Legal Proceedings

          Fresenius AG is not involved in any material legal proceedings concerning the Business and, to the knowledge of Fresenius AG, no material legal proceedings relating to the Business and contemplated by any governmental authority. The Business's products are covered by Fresenius AG's product liability insurance. From and after the Closing Date, the Purchaser will be responsible for maintenance of product liability insurance for the products of the Business.


         SELECTED FINANCIAL DATA OF FRESENIUS DIAGNOSTICS

          The following selected financial data of the Business should be read in conjunction with the financial statements of the Business and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Business" included elsewhere in the Proxy Statement of the Company. The US GAAP selected financial information as of and for the years ended December 31, 1995 and 1996 have been derived from the Business's financial statements prepared in accordance with US GAAP and audited by KPMG Deutsche Treuhand Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, Frankfurt am Main, Germany, independent accountants. The US GAAP selected unaudited financial information as of and for the year ended December 31,1994 and as of and for the quarters ended March 31, 1996 and March 31, 1997 have been derived from the Business's unaudited financial statements prepared in accordance with US GAAP and, in the opinion of management of the Business, have been prepared substantially consistent with the audited US GAAP financial statements of the Business included elsewhere in the Proxy Statement of the Company. The German GAAP selected financial data as of and for each of the years in the five year period ended December 31, 1996 have been derived from the unaudited financial statements of the Business prepared in accordance with German GAAP and, in the opinion of management of Fresenius AG have been prepared on a basis substantially consistent with that of audited German GAAP financial statements of Fresenius AG as of and for such periods. As described elsewhere in this Appendix B, the Business operates as a business unit of the I+D Division of Fresenius AG. US GAAP information for the Business as of and for the years ended December 31, 1992, 1993 and 1994 is not available. German GAAP differs in certain significant respects from US GAAP. For a description of certain of these significant differences see "Summary of Certain Significant Differences Between German and U.S. Generally Accepted Accounting Principles."

          All figures presented below are based on German GAAP/US GAAP.

--------------------------------------------------------------------------------------
                          Statement of Operations
                              (in '000 DM)
                          Year Ended December 31,
--------------------------------------------------------------------------------------
                                German GAAP                 US GAAP       US GAAP
                               (Unaudited)                (Unaudited)    (Audited)
---------------------------------------------------------- --------- -----------------
               1992*    1993*    1994     1995     1996       1994     1995     1996
              -------------------------------------------- --------- -----------------

Sales         14,947   15,432   14,461   14,120   12,284    14,468    14,081   12,196

Gross profit    N/A      N/A     7,841    6,722    5,766     7,584     6,690    5,148

Operating       N/A      N/A     2,296      731     (258)    1,904       773     (792)
 income
 (loss)

Net income
 (loss)         N/A      N/A     1,378      493     (197)    1,208       517     (354)
---------------------------------------------------------- --------- -----------------

*Financial information for the Business (other than Sales) is not available for years prior to 1994.

         --------------------------------------------------------------
                      Unaudited Statement of Operations Data
                                 (in '000 DM)
                           Quarter Ended March 31,
         --------------------------------------------------------------
                                                  U.S. GAAP
                                              1996         1997
                                         --------------------------

          Sales                               3,181        2,850

          Gross profit                        1,486        1,816

          Operating income (loss)               221          558

          Net income (loss)                     166          215
         --------------------------------------------------------------



--------------------------------------------------------------------------------------
                           Balance Sheet Data
                              (in '000 DM)
                          Year Ended December 31,
--------------------------------------------------------------------------------------
                                German GAAP                 US GAAP       US GAAP
                               (Unaudited)                (Unaudited)    (Audited)
---------------------------------------------------------- --------- -----------------
               1992*    1993*    1994     1995     1996       1994     1995     1996
              -------------------------------------------- --------- -----------------

Working         N/A      N/A     2,627    2,589    2,382     2,886     3,100    2,594
 Capital

Total assets    N/A      N/A     4,012    4,689    4,226     5,385     5,966    5,361

Long-term       N/A      N/A       --       --       --        --        --       --
 obligations

Capital lease   N/A      N/A       --       --       --        --        165      552
 obligations
---------------------------------------------------------- --------- -----------------

*Financial information for the Business (other than Sales) is not available for years prior to 1994.

         --------------------------------------------------------------
                         Unaudited Balance Sheet Data
                                 (in '000 DM)
                           Quarters Ended March 31,
         --------------------------------------------------------------
                                                  U.S. GAAP
                                              1996         1997
                                         --------------------------

          Working capital                     2,840        2,514

          Total assets                        6,060        5,355

          Long-term obligations                 --           --

          Capital lease obligation              318          498
         --------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION  AND RESULTS OF OPERATIONS OF THE BUSINESS


          This Appendix B contains both historical information and forward-looking statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events impacting the Business. Any forward-looking statements involve risks and uncertainties, including but not limited to risk of product demand, market acceptance, government regulation, economic conditions, competitive products and pricing, difficulties in product development (currently under the responsibility of the Company), commercialization and technology and other risks mentioned in this Appendix B. Although management of the Business believes it has the product offerings and resources for continuing success, future revenue and margin trends cannot be reliably predicted. Because of the foregoing factors, recent trends should not be considered reliable indicators of financial performance.


                             OVERVIEW


Basis of Presentation of Financial Information

          The Business currently operates as a business unit of the I+D Division of Fresenius AG. The historical financial statements of the Business included in this Appendix B have been prepared in accordance with United States generally accepted accounting principles ("US GAAP"), on a basis which reflects the historical financial statements of the Business assuming that it was organized as a separate legal entity, owning certain net assets of Fresenius AG for all periods presented.

Shared Services

          As a business unit of the I+D Division of Fresenius AG, the Business has obtained administrative and other services from Fresenius AG headquarters and from other divisions of Fresenius AG. At or prior to the Closing Date, the Business and the Purchaser intend to enter into transitional agreements for continuation of many of such services. For a discussion of arrangements for such services in the future, see "Proposal 3--Acquisition of the Assets of Fresenius AG's Diagnostics Business--Continued Participation by Fresenius AG--Services" in the Proxy Statement of the Company.


Real Estate

          The Business conducts its operations in facilities owned by Fresenius AG. Subsequent to the Closing Date, the Business will enter into a lease for such premises with Fresenius AG. For a discussion of the terms of the lease see "Proposal 3--Acquisition of the Assets of Fresenius AG's Diagnostics Business--Continued Participation by Fresenius AG--Lease of Real Property" in the Proxy Statement of the Company.


Currency Exchange Rates and Currency Risks

          Currency exchange rates have represented a minor risk to the Business as the Business conducts its operations primarily in Germany. In addition, any business conducted outside Germany has been primarily invoiced using German currency. The risk occurs due to the fact that a significant portion of products distributed by the Business is currently produced by the Company and charged to the Business in U.S. dollars. Exchange rates could represent a greater risk after the Business is acquired by the Company, because the Company's reporting currency is the U.S. dollar. Accordingly, a decrease in the value of the U.S. dollar relative to the Deutsche Mark will increase the revenue and income of the Business as reported in dollars. An increase in the value of the U.S. dollar relative to the Deutsche Mark will have the opposite effect. Although such exchange rate risk is not a business risk, it could affect the Company's financial reporting. Fluctuations in the exchange rates will impact comparisons of the Business's (and the Company's) results of operations.

          The exchange rate for Deutsche Marks to U.S. dollars as of the close of business on June 9, 1997 was 0.5853. A summary of the high and low exchange rates of Deutsche Marks to U.S. dollars and the average exchange rates for the last five years and for the quarter ended March 31, 1997 is set forth below.

    ----------------------------------------------------------------------
                             Exchange Rate
                      Deutsche Mark to U.S. Dollar
    ======================================================================
                               Y E A R
    ======================================================================
         Ending
       December 31      High         Low        Average        Close
    ----------------------------------------------------------------------

          1992         0.7185      0.5959        0.6421        0.6176

          1993         0.6377      0.5736        0.6051        0.5759

          1994         0.6703      0.5663        0.6164        0.6452

          1995         0.7384      0.6415        0.6981        0.6987

          1996         0.6987      0.6384        0.6647        0.6489

    ======================================================================
                              Q U A R T E R
    ======================================================================
         Ending
        March 31        High         Low        Average        Close
    ----------------------------------------------------------------------

          1997         0.6489      0.5818        0.6035        0.5994
    ----------------------------------------------------------------------

Inflation

          The effects of inflation during the periods covered by the financial statements have not been significant to the Business's results of operations. As discussed below under "Industry Trends," a significant portion of the Business's net revenues is received from customers whose revenues are subject to reimbursement rates which are regulated by governmental authorities. Non-governmental payors are also exerting downward pressure on reimbursement rates. Increased operating costs that are subject to inflation, such as labor and supply costs, may not be recoverable through price increases in the absence of a compensating increase in reimbursement rates payable to customers of the Business, and could materially adversely affect the Business and results of operations of the Business.


                    LIQUIDITY AND FINANCIAL RESOURCES


          The Business currently operates as a business unit of the I+D Division of Fresenius AG. Therefore, the Business does not maintain its own cash balances. Rather, Fresenius AG receives and pays cash on behalf of the Business. Due to these circumstances, the effects of the Business's cash receipts and cash payments by Fresenius AG have been accounted for within net assets as "net activity with Fresenius AG." In 1996, the balance amounted to approximately DM 408,000 in favor of the Business in comparison to DM 86,000 in favor of Fresenius AG in 1995. During such periods, the Business invested in property and equipment DM 238,000 and DM 620,000, respectively. At the end of the first quarter of 1997, the balance amounted to approximately DM 410,000 in comparison to DM 130,000 in favor of the Business in the first quarter of 1996. During such periods, the Business invested in property and equipment approximately DM 1,000 and DM 13,000, respectively.

          Under the Asset Purchase Agreement, accounts receivable and payable occurring in 1996 will not be transferred to the Purchaser.

          In 1996, working capital decreased by approximately DM 506,000 to DM 2,594,000, as compared to DM 3,100,000 in 1995. In the first quarter of 1997, working capital decreased by approximately DM 327,000 to DM 2,513,000, as compared to DM 2,840,000 in the first quarter of 1996. An inventory reduction plan was the primary cause of these decreases. The Business's working capital has been provided, since inception, by Fresenius AG, and management believes that, in the absence of the effects of the Asset Purchase Agreement in which the accounts receivable and payable occurring in 1996 will not be transferred with the assets of the Business, the Business would be able to fund its own operations and future growth. See "Proposal 3--Acquisition of the Assets of Fresenius AG's Diagnostics Business--Continued Participation by Fresenius AG--Financing" in the Proxy Statement of the Company for a discussion of the financing that has been arranged for working capital and acquisition of a data processing system, in connection with the Purchaser's acquisition of the Business.

          The Business sells and leases laboratory equipment in order to help customers gain operating efficiencies through automating their operations and to compete with industry practices. Equipment is normally placed with a sale and lease-back procedure after a thirty day evaluation period. Following the evaluation, the equipment may be sold, leased or rented to the customer or returned to the Business. The program has required and will continue to require a significant capital investment by the Business. Capital investment under the program amounted to DM 552,000 in 1996 and no investments have been made for the first quarter of 1997. Management believes that the total amount for 1997 will exceed the investment for 1996. As mentioned above, the Business will continue to place the equipment under a sale and lease-back procedure.


                         INDUSTRY TRENDS


          There is an increasing effort by governmental agencies worldwide to control rising healthcare costs. Decreasing or eliminating reimbursements to patients for medical expenses that are determined to be discretionary or non-essential is one of the methods that is being discussed or has already been implemented. These efforts are causing the diagnostics market to shift away from the Business's more profitable IFA products (Immuno Florescence Assay) to the less profitable ELISA (Enzyme Linked Immuno-Sorbend Assay) products, which are less expensive on a cost per test basis to the customer and can be automated. The trend toward consolidation into larger volume laboratories has also increased the level of automation and related volume discounts. This trend will continue to put pressure on the Business to maintain or decrease the prices of many of its existing products. The Business is aggressively moving to offset these pressures through programs to increase productivity, lower manufacturing costs and expand its distribution network.

          As mentioned above, the Business assists its customers in automating their operations to gain operating efficiencies by offering laboratory equipment under sales, lease or rental agreements. Under the terms of the lease and rental agreements, the customer commits to purchase a minimum monthly level of product from the Business in exchange for the Business placing the instruments in the laboratory. Also, because the Business does not manufacture the instrumentation, the Business realizes a smaller gross profit on the sale of the equipment than on its reagent sales.

          The German "Gesundheitsreform," implemented by the German government, is causing a continuous decrease in the reimbursement for all diagnostics products and innovative techniques like PCR (Polymerase Chain Reaction) will not be reimbursed as routine tests in 1997.


                      RESULTS OF OPERATIONS


1996 Compared to 1995

          In 1996, the Business reported a net loss of DM 354,000 compared to net income of DM 517,000 in 1995. This result was primarily caused by approximately DM 491,000 in severance payments to restructure the organization of the Business to improve the profitability of its operations.

          In 1996, consolidated sales decreased by 15% to DM 12,196,000 compared to DM 14,081,000 in 1995. The decrease in Germany was due to the technology switch from IFA to ELISA technology mainly in the EBV product line (Epstein Barr Virus). (The Business has been a market leader in EBV for more than ten years.) However, product shortages due to quality problems in the EBV ELISA line (produced by the Company) meant that the Business was not able to fill the orders of its customers. The Business lost market share mainly in the segment of high throughput customers.

          Gross profit margin decreased from 47.5% in 1995 to 42.2% in 1996. The decrease in gross profit margin was caused by higher cost of goods due to changes in product mix (ELISA as compared to IFA, see "Industry Trends"), exchange rates (derived from product purchases in U.S. dollars from the Company), and decreases of average selling prices in the market. Also, the new DUET from the Company and Standard Engineering has lower gross profit margins than other instrument offerings.

          Selling, General and Administrative expenses amounted to DM 5,804,000 or 48% of sales in 1996 in comparison to DM 5,664,000 or 40% of sales in 1995. Taking into account the abovementioned extraordinary expenses for severance payments, the expense level in 1997 is not expected to exceed the amount of 1996.

          Research and development costs decreased from DM 253,000 (2% of net sales) to DM 135,000 (1% of net sales). The transfer of the Business's research and development activities to the Company has already been effected. See "Research and Development."

Quarter Ended March 31, 1997
Compared to Quarter Ended March 31, 1996

          For the first quarter of 1997, the Business reported net income of DM 216,000 compared to net income of DM 166,000 in the first quarter of 1996.

          In the first quarter of 1997, net sales decreased by 10% to DM 2,850,000 compared to DM 3,181,000 in the first quarter of 1996. The decrease was primarily due to the technology switch from IFA to ELISA technology mainly in the EBV product line. (The Business has been a market leader in EBV for more than ten years). In addition, as mentioned above, product shortages caused by quality problems in the EBV ELISA line (produced by the Company) and an ongoing public discussion about the German Healthcare Cost Containment System resulted in a loss of business in the first quarter of 1997. The Business lost market share mainly in the segment of high throughput customers.

          Gross profit margin increased from 46.7% in the first quarter of 1996 to 63.7% in the first quarter of 1997. The increase in gross profit margin was caused by lower cost of goods due to a reorganization of production, the effects of changes in exchange rates, and lower inventory reserves in the first quarter of 1997 compared to the first quarter of 1996.

          Selling, General and Administrative expenses amounted to DM 1,244,000 or 44% of sales in the first quarter of 1997 in comparison to DM 1,236,000 or 39% of sales in the first quarter of 1996. Research and development costs decreased from approximately DM 29,000 to DM 13,000. The transfer of the Business's research and development activities to the Company has already been effected. See "Research and Development."


                      SUMMARY OF CERTAIN SIGNIFICANT
                    DIFFERENCES BETWEEN GERMAN AND U.S.
                 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


          Certain of the summary and selected financial data as of and for each of the years in the five year period ended December 31, 1996 included in this Appendix B have been prepared in accordance with the German Commercial Code which represents German generally accepted accounting principles ("German GAAP"). German GAAP differs in certain significant respects from US GAAP.

          The following represents a summary of certain of the significant differences between German GAAP and US GAAP. The summary has been prepared to assist a reader in understanding the nature of the differences between German GAAP and US GAAP as they would relate to a multinational corporation. This summary may not provide a description of all of the significant differences between German GAAP and US GAAP which would arise when preparing the financial statements of a multinational corporation. Further, the following differences may not represent differences or all of differences which would affect the financial position or results of operations of the Business as of and for such periods referred to above.

Goodwill and Business Acquisitions

          In accordance with German GAAP, the difference between the purchase price and fair value of net assets acquired as part of a business combination (goodwill) may be charged directly to additional paid in capital or retained earnings or capitalized and amortized through the statement of operations over its useful life, generally ranging from five to fifteen years. Under US GAAP, goodwill must be capitalized and amortized through the statement of operations over its useful life not to exceed forty years.


Capitalization of Interest

          Under German GAAP, only under limited circumstances is the capitalization of interest on capital expenditures permitted. Under US GAAP, interest incurred as part of the cost of constructing fixed assets is required to be capitalized and amortized over the life of the assets.


Leasing

          Under German GAAP, lease transactions are generally, in practice, recorded as operating leases without balance sheet impact. Under US GAAP, leases which meet certain prescriptive criteria designed to determine whether substantially all of the risks and rewards of ownership of leased assets are transferred to the lessee are accounted for as capital leases. Under a capital lease, the leased assets and obligations of the lessee are recorded on the lessee's balance sheet. Conversely, on a lessor's balance sheet, assets under a capital lease are not recorded as leased assets but as capital lease receivables.


Recording of Provisions, Reserves, Valuation Adjustments

          Since under German law a company's financial statements prepared for a commercial purpose are also the basis of its tax accounts, tax considerations heavily influence their preparation. Companies therefore may tend to apply more conservative valuation methods in their financial statements than they might otherwise report. German GAAP permits the recognition of accruals or provisions for uncertain liabilities and loss contingencies. The amount of such accruals or provisions represents the anticipated expense to the group. Accruals for losses on open production orders take into consideration all internal costs, including indirect selling and administrative expenses. Restructuring accruals for obligations to third parties are recorded at the earliest time that an expense is known and reasonably possible. In addition, accruals may also be established for expenses which are known by type of expense and are reasonably possible at the balance sheet date but uncertain in respect of the amount or the timing of when this accrual will be paid. Under US GAAP, an accrual for loss contingency is recorded by a charge to income if it is both probable that an asset has been impaired or liability has been incurred and the minimum amount of loss can be reasonably estimated. Unspecified liability reserves for future losses, costs or risks do not meet the condition for accrual under US GAAP. Application of German GAAP may lead to higher accrual balances and reserves for possible risks than allowed under US GAAP. However, under German GAAP, provisions, reserves and valuation adjustments previously established may also be released in subsequent periods with a resultant increase in reported profits in the period released.

Pensions and Similar Obligations

          Under German GAAP, pension costs and similar obligations including post-retirement benefits are accrued over the service lives of the employees based upon actuarial studies using the entry age method as defined in the German tax code. US GAAP is more prescriptive particularly as to the use of actuarial assumptions and requires that a difference actuarial method (the projected unit credit method) be used.


Foreign Currency

          Under German GAAP, receivables and payables stated in foreign currency are translated at each balance sheet date into the respective local currency exchange rate on the transaction date or the balance sheet date, in the case of payables. Under US GAAP, assets and liabilities denominated in a foreign currency are recorded at balance sheet rates with any resulting gain or loss recognized in the income statement.


Deferred Taxes

          Under German GAAP, deferred tax assets and liabilities are generally recognized on a net basis and to the extent that the entity is in a net deferred tax asset position, the deferred tax asset is not required to be recognized. Under US GAAP, deferred taxes are provided in the period of origination for all temporary differences, including net operating loss carry forwards where it is more likely than not that the tax benefit will be realized in future periods, based upon enacted tax rates.


                         FINANCIAL STATEMENTS


          The financial statements of the Business are attached hereto.

                  The Diagnostics Business of Fresenius AG

                        Index of Financial Statements



Independent Auditors' Report                                           F-2
Statements of Operations for the years ended
     December 31, 1995 and 1996                                        F-3
Balance Sheets at December 31, 1995 and 1996                           F-4
Statements of Cash Flows for the years ended
     December 31, 1995 and 1996                                        F-5
Notes to Financial Statements                                          F-6

                        Independent Auditors' Report




The Board of Directors
Fresenius Aktiengesellschaft
   Bad Homburg v.d. Hohe, Germany


We have audited the accompanying balance sheets of the Diagnostics Business, a business unit of Fresenius Aktiengesellschaft, Bad Homburg v.d. Hohe, Germany, as of December 31, 1995 and 1996 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Diagnostics Business of Fresenius AG as of December 31, 1995 and 1996, and the results of its operations and its cash flows for years then ended in conformity with generally accepted accounting principles in the United States of America.





March 27, 1997                             KPMG Deutsche Treuhand-Gesellschaft
Frankfurt am Main, Germany                 Aktiengesellschaft
                                           Wirtschaftsprufungsgesellschaft

                    THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                             Statement of Operations

                     Years ended December 31, 1995 and 1996
                                (DM in thousands)


                                                            1995        1996
                                                          --------    --------
Net sales                                                  14,081      12,196
Cost of sales                                              (7,391)     (7,048)
                                                          --------    --------
Gross profit                                                6,690       5,148
                                                          --------    --------
Operating expenses:
Selling                                                    (2,598)     (2,414)
General and administrative                                 (3,066)     (3,390)
Research and development                                     (253)       (135)
                                                          --------    --------
Operating income (loss)                                       773        (792)

Other income (expense)                                        136          61
Interest expense on capital lease obligations                  (1)        (22)
     Income (loss) before income taxes                        908        (753)
                                                          --------    --------
(Provision) benefit for income taxes                         (391)        399
     Net income (loss)                                        517        (354)
                                                          --------    --------
Net assets at beginning of year                             3,225       3,829
Acquisition of licencing right                               (480)         -
Net activity with Fresenius                                   567        (409)
                                                          --------    --------
Net assets at end of year                                   3,829       3,066
                                                          ========    ========





See accompanying notes to financial statements.

                    THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                                  Balance Sheet

                     Years ended December 31, 1995 and 1996
                                (DM in thousands)



                                                                 1995     1996
                                                                ------   ------
Current assets:
Trade accounts receivable, less allowance of 10 in 1996 and 10   1,080    1,198
  in 1995
Intercompany amounts due from affiliates                           113      104
Inventories net                                                  3,468    2,766
                                                                ------   ------
     Total current assets                                        4,661    4,068
                                                                ------   ------
Property and equipment, at cost less accumulated depreciation    1,038      770
Rental equipment under capital leases, net                         128      453
Intangible assets, less accumulated amortization                     1       -
Deferred taxes                                                     138       70
                                                                ------   ------
     Total assets                                                5,966    5,361
                                                                ======   ======

Current liabilities:
Accounts payable                                                   194       65
Intercompany amounts due to affiliates                              46       34
Accrued expenses                                                   402      708
Current portion of capital lease obligations                        53      221
Deferred income taxes                                              660      273
Other current liabilities                                          206      173
                                                                ------   ------
     Total current liabilities                                   1,561    1,474
                                                                ------   ------
Capital lease obligations                                          112      331
Pension obligation                                                 439      419
Other liabilities                                                   25       71
                                                                ------   ------
     Total liabilities                                           2,137    2,295
Net assets                                                       3,829    3,066
                                                                ------   ------
     Total liabilities and net assets                            5,966    5,361
                                                                ======   ======




See accompanying notes to financial statements.

                 THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                         Statements of Cash Flows

                  Years ended December 31, 1995 and 1996
                             (DM in thousands)



                                                           1995       1996
                                                         -------    -------
Operating activities:
Net income                                                  517       (354)
Adjustments to reconcile net income to net cash used in
  operating activities:
Depreciation and amortization                               563        688
(Gain)/loss on sale of equipment                              1          4
Deferred tax provision                                     (254)      (319)
Changes in assets and liabilities:
Accounts receivable                                         332       (118)
Accounts receivable from related parties                    (79)        10
Inventories                                                (471)       702
Accounts payable                                             11       (129)
Accounts payable from related parties                        46        (11)
Pension liability                                           (68)       (20)
Accrued expenses                                           (141)       306
Other assets and liabilities                                 82         13
                                                         -------    -------
     Net cash provided by operating activities              538        770
                                                         -------    -------
Investing activities:
Purchases of property and equipment                        (620)      (238)
                                                         -------    -------
     Net cash used in investing activities                 (620)      (238)
                                                         -------    -------
Financing activities:
Repayment of capital lease obligations                       (4)      (123)
Net activity with Fresenius AG                               86       (408)
                                                         -------    -------
     Net cash provided by (used in) financing activities     82       (532)
                                                         -------    -------
Net change in cash                                           -          -
Cash at beginning of period                                  -          -
                                                         -------    -------
Cash at end of period                                        -          -
                                                         =======    =======


See accompanying notes to financial statements.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)



(1) Basis of Presentation and Summary of Accounting Policies
    --------------------------------------------------------

   The Business -- Diagnostics Business of Fresenius AG (the "Business") represents a business unit of Fresenius AG (OFreseniusO) engaged in the business of diagnostic test kits and material designed to detect past and present infection with kits and materials based on established immunological assay methods. The Business has one principal manufacturing facility which is located in Bad Homburg, Germany.

   Basis of Presentation -- The accompanying Financial Statements represent the assets and liabilities ("Net Assets") and the associated revenues, expenses and cash flows of the Business assuming that the Business, currently a business unit of Fresenius, was organized for all periods as a separate legal entity, owning certain Net Assets of Fresenius. The Business does not maintain its own cash balances, rather Fresenius receives and pays its cash on behalf of the Business. Separate identification of the BusinessOs cash position within Fresenius is not practicable. Accordingly, the effects of the BusinessOs cash receipts and cash payments by Fresenius have been accounted for within net asset as "net activity with Fresenius". The Business has not been charged interest expense, nor has it received interest income, on any balances with Fresenius.

   The accompanying Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

   Inventory Valuation -- Inventory has been valued at the lower of cost or market, cost being determined on the basis of an average or first-in, first-out method. Manufacturing costs comprise direct material and labor and applicable manufacturing overheads, including depreciation charges.

   Property and Equipment -- Property and equipment have been valued at acquisition or manufacturing cost, less depreciation calculated on a straight-line basis over the assets' useful lives, principally as follows: site improvements - ten years; technical installations and machinery - five to eight years; and other factory and office equipment-five to ten years.

   Intangible Assets -- Intangible assets have been valued at acquisition cost, less depreciation calculated on a straight-line basis over the assets' useful lives.

   Revenue Recognition -- Revenue is recognized when title passes or services are rendered, net of discounts, customer bonuses and rebates granted.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


   Research and Development -- Costs of research and development are expensed as incurred.

   Taxation -- The Business represents a business unit of Fresenius AG and as such does not file separate income tax returns. The income tax provision included in the accompanying Statements of Operations have been computed as if the Business were a separate business.

   Deferred tax assets and liabilities have been recognized for the future consequences attributable to differences between the Financial Statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Current taxes are computed on the basis of the assumption that all current earnings are distributed. Deferred taxes are calculated using the "undistributed earnings" rate.

   Pensions -- The Business recognizes all actuarial gains and losses in the Statement of Operations as realized.

   Use of Estimates -- The preparation of the Financial Statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts at the date of the Financial Statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Concentration of Credit Risk -- The Business is engaged principally in the manufacture and sale of medical products to health care providers in Germany. The Business performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.


(2) Related Party Transactions
    --------------------------

   Fresenius has historically provided certain services to the Business, including but not limited to administrative services, management information services, employee benefit administration, legal and environmental consultation and administration, insurance, central purchasing, tax services, treasury services and accounting and financial reporting. The costs for services by Fresenius to the Business was 1,660 and 1,462 for the years ended December 31, 1995 and 1996, respectively. The foregoing amounts were determined based upon service contracts between the relevant parties.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


   The Business conducts its manufacturing in a facility leased by Fresenius and used by other business units of Fresenius. The accompanying statements of operations include 232 and 231 for the years ended December 31, 1995 and 1996, respectively, of costs associated with the Business's share of the rental, utilities and other operating costs of the facility.

   In the opinion of management of the Business, the foregoing expenses are indicative of the actual expenses that would have been incurred if the Business had been operating as an independent entity.

   For the years ended December 31, 1995 and 1996, the Business recognized net sales of 237 and 305, respectively, related to products sold to other Fresenius entities, and purchased 4,063 and 2,550, respectively, of products from other Fresenius entities.

   An analysis of the Business's intercompany amounts due to and due from affiliates as well as the net activity with Fresenius follows:

                                            Due from     Due to
                                           affiliates   affiliates     Net
                                           ----------   ----------   -------
       Balance at January 1, 1995                34           -          34
       Purchases from affiliates                 -        (4,063)    (4,063)
       Sales to affiliates                      237           -         237
       Administrative services purchased         -        (1,660)    (1,660)
       Payments                                (158)       5,677      5,519
                                           ----------   ----------   -------
       Balance at December 31, 1995             113          (46)        67
       Purchases from affiliates                 -        (2,550)    (2,550)
       Sales to affiliates                      305           -         305
       Administrative services purchased         -        (1,462)    (1,462)
       Payments                                (314)       4,024      3,710
                                           ----------   ----------   -------
       Balance at December 31, 1996             104          (34)        70
                                           ==========   ==========   =======

                                                    Year ended
                                                   December 31,
                                                  1995       1996
                                                -------    -------
       Payments made to affiliates - net         5,519      3,710
       Payments received from third- parties    (4,952)    (4,119)
                                                -------    -------
       Net activity with Fresenius                 567       (409)
                                                =======    =======

   During 1995 and 1996 the Business' average net balances due to affiliates were 136 and 70, respectively.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


   In 1995 the Business acquired from Gull GmbH, another consolidated subsidiary of Gull Laboratories Inc., the right to distribute GullOs products in Germany. In connection with acquiring such right, the Business paid 480 to Gull. Since Gull Laboratories, Inc. is a consolidated subsidiary of Fresenius and Gull had no recorded book value for such right; such transaction was accounted for at cost rather than fair value. Accordingly, the amount paid by the Business in connection with the transaction has been accounted for entirely as an equity transaction.


(3) Inventories
    -----------

   As of December 31, 1995 and 1996 inventories consisted of:

                                                   At December 31,
                                                  ------------------
                                                    1995      1996
                                                  -------    -------
      Raw materials and purchased supplies         1,519      1,297
      Finished goods                               2,297      1,908
                                                  -------    -------
                                                   3,816      3,205
      Reserves                                       348        439
                                                  -------    -------
           Inventories, net                        3,468      2,766
                                                  =======    =======

(4) Property and Equipment
    ----------------------

   As of December 31, 1995 and 1996 property and equipment consisted of:

                                                   At December 31,
                                                  ------------------
                                                    1995       1996
                                                  -------    -------
      Cost:
        Machinery and equipment                      904        904
        Other factory and office equipment         2,774      2,984
                                                  -------    -------
                                                   3,678      3,888
      Construction in progress                        43         -
                                                  -------    -------
                                                   3,721      3,888
      Accumulated depreciation                     2,683      3,118
                                                  -------    -------
                                                   1,038        770
                                                  =======    =======

   Depreciation expense charged in the statements of operations was 521 in 1995 and 502 in 1996.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


(5) Intangible Assets
    -----------------

   As of December 31, 1995 and 1996 intangible assets consisted of:

                                                   At December 31,
                                                  -----------------
                                                    1995     1996
                                                  -------   -------
      Cost                                            69       29
      Accumulated depreciation                        68       29
                                                  -------   -------
                                                       1        -
                                                  =======   =======

   Amortization expense charged in the statements of operations was 6 in 1995 and 1 in 1996.


(6) Rental Equipment Under Capital Leases
    -------------------------------------

   Rental equipment under capital leases represents diagnostic equipment purchased by the Business, sold to third-party financing companies and leased back under capital lease arrangements of generally 36 months.

   As of December 31, 1995 and 1996 rental equipment under capital leases consisted of the following:

                                                   At December 31,
                                                  ----------------
                                                   1995      1996
                                                  -------  -------
      Cost                                          170       680
      Accumulated depreciation                       42       227
                                                  -------  -------
                                                    128       453
                                                  =======  =======

   At December 31, 1995 and 1996 the Business had deferred 37 and 121, respectively, of gains on the sale and leaseback of rental equipment under capital leases. Such amounts are being amortized to income over the term of the capital lease. Identification of rental income from the BusinessOs leasing of the diagnostic machines is not practicable as the BusinessOs return on the machines is received through contractual arrangements whereby a premium is charged for other support equipment sold during the life of the lease.

   Capital lease liabilities at December 31, 1996, are due as follows:

      Lease payments:
      1997                                         249
      1998                                         244
      1999                                         103
                                                 ------
                                                   596
   Less amount representing interest                44
                                                 ------
                                                   552
                                                 ======

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


(7) Accrued Expenses
    ----------------

  As of December 31, 1995 and 1996 accrued expenses consisted of the following:

                                                  At December 31,
                                                 ----------------
                                                   1995     1996
                                                  ------- -------
      Accrued payroll and employee benefits         284      503
      Provisions for goods return                    62       53
      Discount                                       18       15
      All other                                      38      137
                                                  ------- -------
                                                    402      708
                                                  ======= =======

(8) Income Taxes
    ------------

   Income tax expense (benefit) for the years ended December 31, 1995 and 1996 consisted of the following:
                                                   At December 31,
                                                  -----------------
                                                    1995      1996
                                                  -------   -------
      Current                                        375       (80)
      Deferred                                        16      (319)
                                                  -------   -------
      Income tax expense (benefit)                   391      (399)
                                                  =======   =======

   German corporate tax law applies a split rate, imputation system to the income taxation of a corporation and its stockholders. Upon distribution of retained earnings in the form of a dividend, stockholders subject to German tax receive an income tax credit in the amount of federal income taxes (presently 30 percent) previously paid by the corporation on such distributed earnings. In addition, the corporation receives a tax refund to the extent such earnings had been initially subjected to a corporation income tax in excess of 30%. The tax refund is also distributed to the shareholder.

   In general, retained German corporate income is initially subject to a federal corporation tax of 45 percent plus a surcharge of 7.5 percent on the federal corporate tax rate. After giving effect to the surcharge, the federal corporate tax rate increases to 48.375 percent.

   Upon distribution of retained earnings to stockholders, the corporate income tax rate on the distributed earnings is adjusted to 30 percent (the "distributed earnings rate") by receiving a refund for taxes previously paid in excess of 30 percent. This refund is passed on to the stockholders through a gross up of the dividend from the corporation.

   For purposes of computing income tax expense for the Business, a complete distribution of each year's earnings is assumed. As such, the refund of tax described above is reflected in the income tax expense reconciliation presented below.

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


   A reconciliation of income taxes determined using the German federal statutory rate of 48.375 percent is as follows:
                                                             Year ended
                                                             December 31,
                                                           ---------------
                                                            1995      1996
                                                           -------  -------
   Expected income tax expense (benefit)                     439      (364)
   Trade income taxes, net of German federal corporation
     tax benefit                                              73       (60)
   Tax credit for assumed dividend distribution of each
     years' earnings                                         (96)       60
   Other                                                     (25)      (35)
                                                           -------  -------
        Actual provision for income taxes                    391      (399)
                                                           =======  =======


                                                         Year ended
                                                         December 31,
                                                      -----------------
                                                       1995       1996
                                                      -------   -------
   Deferred tax assets relating to:
     Property and equipment                             118         70
     Rental equipment under capital leases, net of
       related receivables                               37        124
     Pension liability                                   20         29
                                                      -------   -------
        Total deferred tax assets                       175        223
                                                      -------   -------
   Deferred tax liabilities relating to:
     Inventory                                          664        391
     Receivables                                         19         24
     Accrued expenses                                    14         11
                                                      -------   -------
        Total deferred tax liabilities                  697        426
                                                      -------   -------
        Net deferred tax liability                     (522)      (203)
                                                      =======   =======

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


(9) Employee Benefit Plans
    ----------------------

   The Business participates in the Fresenius AG defined benefit pension plan. Plan benefits are based upon years of service and final salary. Consistent with normal business custom in the Federal Republic of Germany, Fresenius'pension obligations are unfunded.

   The net periodic pension cost comprised:

                                                          1995     1996
                                                        -------  -------
   Service cost:
     Present value of benefits earned during the year       81       69
     Interest cost on projected benefit obligation          36       32
     Amortization of transition obligation                   1        1
     Actuarial gain recognized                            (173)    (123)
                                                        -------  -------
        Net periodic pension cost                          (55)     (21)
                                                        =======  =======


   The funded status of the Business's retirement plan follows:

                                                       1995     1996
                                                     -------  -------
   Actuarial present value of benefits:
     Vested                                             122      182
     Nonvested                                          207      157
                                                     -------  -------
   Accumulated benefit obligation                       329      339
   Effect of projected future salary increase           122       90
                                                     -------  -------
   Projected benefit obligations                        451      429
   Transition obligation                                (11)     (10)
                                                     -------  -------
   Pension liability                                    439      419
                                                     =======  =======

   Assumed discount rates and rates of increase in remuneration used in calculating the projected benefit obligations were as follows:

                                                      1995    1996
                                                     ------  ------
   Discount rate                                        7%      7%
   Long-term rate of increase
     in remuneration employees < 35 years               5%      5%
                     employees > 35 years               4%      4%

                  THE DIAGNOSTICS BUSINESS OF FRESENIUS AG

                        Notes to Financial Statements
                            (in thousands of DM)


(10) General and Administrative Expenses
     -----------------------------------

   General and Administrative expenses in 1995 and 1996 include the following amounts:

                                                      1995    1996
                                                     ------  ------
   Severance Payments                                   43     491
   Implementation of SAP/R3                            111      76
                                                     ------  ------
                                                       154     567
                                                     ======  ======

(11) Subsequent Events
     -----------------

   In December, 1996 Fresenius entered into a letter of intent to transfer the Business to Gull Laboratories, Inc. The transaction is subject to closing conditions including approval of the transaction by the Gull Laboratories' shareholders.

                                                               Appendix C

                    ASSET PURCHASE AGREEMENT


                          By and among
Fresenius AG, Borkenberg 14, 61440 Oberursel, registered with the Commercial Register Bad Homburg HRB 2617 and represented by Frank Simon, acting according to the power of attorney dated 16. April 1997, "Seller" - and Gull GmbH, registered with the Commercial Register Koln, HRB 24160 and represented by Mike Malan as its Managing Director with full authority to represent the company alone, - "Purchaser" - and Gull Laboratories Inc., a Utah corporation, represented by George Evanega, as its Chief Executive Officer and President with full authority to represent the company alone - "Gull" -.

                            PREAMBLE

The Seller is engaged in the business of developing, manufacturing and marketing of diagnostic test kits and material designed to detect past and present infection with kits and materials based on established immunological assay methods (the "Business"), including indirect immunofluorescent antibody assay ("IFA"), enzyme-linked immunosorbent assay ("ELISA"), blood grouping reagents ("BG"), tissue typing products ("HLA"), immunodiffusion and Western Blot (collectively referred to herein as the "products") through its unincorporated Intensive Care and Diagnostic Division as reflected in its business unit diagnostics. The Seller desires to sell and the Purchaser desires to purchase all of the assets and properties held in connection with, necessary for, or material to the Business as a going concern but excluding claims and liabilities of the Business incurred prior to the Effective Date as defined in
Article 9 (2).

     Now, therefore, the Parties hereto agree as follows:

                            Article 1
                      Assets and Properties
(1) The Seller hereby agrees to sell to the Purchaser all fixed assets within the meaning of Sec. 266 sub-sec. 2A of the German Commercial Code [HGB] belonging to the Business as of the Closing Date as set forth in Article 9, all inventory stocks within the meaning of Sec. 266 sub-sec. 2 B I HGB belonging to the Business as of this date, and all rights belonging to the Business as of this date which form the basis of any accrued and deferred items within the meaning of Sec. 266 sub-sec. 2 C HGB. This also includes down-payments already effected.
     The Seller hereby agrees to sell to the Purchaser all books of accounting records, files, invoices, customer lists, supplier lists, designs, drawings, business records and plans, computer print-outs, plans and specifications, trade correspondence, sales or promotional literature, operating data and other books and records or parts of the above mentioned documents related exclusively to the Business, including, without limitation, those required to be kept under applicable law, and other data or information associated with, used or employed in connection with the Business. The Purchaser shall be obliged to store all sold documents as required by applicable law and shall transfer this obligation to any successor in the rights and obligation of the sold assets and properties. The Seller shall be entitled to have free access to these documents at any time during normal business hours and cost-free as far the Seller has a justified interest. This right includes the right to copy the documents and borrow the documents for an appropriate period of time if necessary.
(2) The fixed assets sold according to para. (1) above shall include, in particular, the assets listed in Exhibit 1 hereto existing as of the Effective Date.

     The assets listed in Exhibit 1 which have been alienated or in any other way withdrawn from the Company within the ordinary course of business in the period between the Effective Date and prior to the Closing Date ("Interim Period") shall not be deemed sold under this Agreement. Any assets produced, acquired or in any other way added to the Business in the period between December 31, 1996 and the Closing Date within the ordinary course of business as a substitute of or addition to the assets listed in the list of assets shall be deemed sold under this Agreement.
(3) Except as set forth in Article 14, section (1), any receivables and other assets within the meaning of Sec. 266 sub-sec. 2 B II HGB, any securities within the meaning of Sec. 266 sub-sec. 2 B III HGB as well as any checks, cash assets, credit balances with the Federal Bank, on a postal giro account and with any credit institutions within the meaning of Sec. 266 sub-sec. 2 B IV HGB which have accrued or exist as of the Closing Date shall not belong to the assets sold according to para. (1) above, even if they are part of the Business.

                            Article 2
             Industrial Property Rights, Copyrights
                   and other Intangible Assets
(1) The Seller hereby agrees to transfer to the Purchaser all product names as listed in Exhibit 2 hereto, including but not limited to the exclusive right to use, to sell or otherwise to exploit these product names.
     With respect to the product names listed in Exhibit 3 which contain the partial name of "FRE", the Seller hereby agrees to grant to the Purchaser the exclusive right to use such product names but only within those countries as listed in Exhibit 3 and only for a period of three years after the Effective Date. The Purchaser is not entitled to create or use new product names or other product names already in existence which contain the partial word "FRE". The right to usage in any form whatsoever of the Fresenius name or the Fresenius logo shall not be transferred or licensed in any form whatsoever under this Agreement, except as provided in Article 2 (4).
     Trademarks which contain the partial word "FRE" do not belong to the assets sold to the Purchaser.
     Seller waives its right to claim against the Purchaser's use of the listed product names which contain "FRE" as used on the Effective Date in product names listed in Exhibit 2 in the countries listed in Exhibit 3 and only for a period of 3 years. If any other third party will use product names or marks which are similar to the listed product names which contain the partial name of "FRE", both parties will agree on coordinated actions against such third parties; either Purchaser or Seller may at its own cost, and for its own recovery take independent action to protect the use of such product name or marks if the other does not do so.
(2) The parties hereto agree that the assets sold under Article 1 para. (1) hereof shall include all rights relative to the Business to inventions, technical know-how, trade secrets, procedures, formulas and other intangible objects not already covered by industrial property rights as well as any embodiments of such objects such as, for example, written descriptions, sample drawings, designs, etc.. The assets sold under Article 1 para. (1) hereof shall equally include all rights of usage and similar rights in and to the rights mentioned in the preceding sentence.
(3) The parties hereto further agree that the assets sold under Article 1 para. (1) hereof shall also include all rights relative to the Business to commercial know-how, business secrets as well as administration and distribution procedures such as any documents regarding the administrative and distribution organization, documents on and correspondence with suppliers and customers as well as other business records.
(4) As defined in this section, Purchaser shall be entitled to use the Seller's name to the extent the trademark, service mark, brand name, or corporate name of Seller is used by the Business on finished goods, advertising and promotional materials, product, training and service literature and materials or appear on inventory at the Closing. Purchaser may use such materials or sell such inventory after the Closing for a period of six (6) months but at least until December 31, 1997 without altering or modifying such materials or inventory or removing such trademarks, service marks, brand names, or trade or business names, but the Purchaser shall not thereafter use such trademarks, service marks, brand names, or trade names in any manner without the prior written consent of Seller, except as provided in Article 2. Section
(1) hereof.

                            Article 3
          Purchaser's Takeover of Agreements and Offers
     Seller shall assign to Purchaser, and Purchaser shall take over and assume and agree to perform all agreements and offers to enter into agreements which are listed in Exhibit 4 hereto and belong to the Business as of the Closing Date, i.e. the Purchaser shall take over from the Seller all rights and duties under such agreements and offers to enter into agreements by way of a takeover, with a releasing effect for the Seller. Article 6 below shall apply with respect to the approvals of third parties necessary for such takeover.
     The parties agree that they will delimit the rights and duties out of the abovementioned agreements on the Effective Date in accordance with generally accepted accounting principles according to German law.

                            Article 4
                          Liabilities
(1) Except for the liabilities and contingent liabilities listed in Exhibit 5 hereto and except as contemplated by Article 14, the Purchaser will not assume any other liabilities or contingent liabilities of the Seller which have accrued as of the Effective Date or which relate to the operations of the Business prior to the Effective Date. Any liabilities or contingent liabilities not listed in Exhibit 5 shall remain with the Seller. The Seller shall fully hold harmless the Purchaser against any claims arising from such liabilities which remain with the Seller.
(2) Any and all liabilities pertaining to the operations of the Business after the Effective Date, including any tax liabilities, liabilities towards employees or pension and social insurance companies, trade accounts payable as well as any debts resulting from warranty claims for goods manufactured or distributed after the Effective Date, shall be assumed by the Purchaser. The Purchaser shall fully hold harmless the Seller against any and all claims arising from liabilities which have occurred after the Effective Date within the meaning of sentence 1 of this paragraph.

                            Article 5
              Transfer of Employment Relationships
(1) The parties agree that on the Closing Date the employment relationships with the Seller which are attributable to the Business and are listed in
Exhibit 6 hereto shall transfer to the Purchaser pursuant to Section 613 a of the German Civil Code [BGB] together with all rights and duties.
(2) Together with the employment relationships of the working employees the obligations existing for these employees as of the Closing Date under the company pension scheme as listed in Exhibit 7 hereto shall transfer to the Purchaser.
(3) Any obligations attributable to the Business under current benefits of the company pension scheme as listed in Exhibit 7 shall be transferred to the Purchaser. The Purchaser undertakes toward the Seller to hold the Seller harmless against any claims under such current benefits.
(4) The Purchaser undertakes to take over, effective as of the Closing Date, the works agreement attached hereto as Exhibit 8 and to ensure the rights resulting for the employees therefrom.

(5) The Purchaser further undertakes to grant to the employees taken over by it the Company's bonuses and perquisites granted to the employees so far and listed in Exhibit 9 hereto also after the Closing Date.
(6) The Purchaser shall be obligated to join, effective as of the Closing Date, the Chemical Industry's basic collective agreement as attached in Exhibit 10.
(7) It is agreed that the employees taken over by the Purchaser will still be represented by the Seller's workers' council until the employees taken over elect their own workers' council after the Closing Date.

                            Article 6
                    Approval of Third Parties
(1) As far as the approval of any third parties, in particular, the approval of debtors of receivables, creditors of certain liabilities or contracting parties, is necessary for the transfer of the assets, the takeover of obligations, liabilities and contingent liabilities, the takeover of the agreements and offers to enter into agreements, the parties hereto will jointly endeavor to obtain any such approval.
(2) If it is impossible or improper to obtain such approval, the Parties hereto will, with respect to their internal relationship, act and allow to be treated in such a way as if the transfer of the obligations and liabilities, the takeover of the agreements or offers to enter into agreements had been validly effected on the Closing Date. In such case, the Seller will, in the external relationship, remain the owner of the asset item concerned, debtor of the respective obligation, liability or contingent liability and party to the respective agreement or offer for an agreement. In the internal relationship, however, the Seller shall hold, assume and implement the respective asset item, obligation, liability or contingent liability or the respective agreement or offer for an agreement for the account of the Purchaser.

                            Article 7
           Transfer of Ownership, Grant of Possession
  (1)  The parties hereto agree that the ownership in the assets sold under
  Article 1 hereof (including the property rights and intangible assets listed in Article 2) shall transfer to the Purchaser on the Closing Date. To the extent that on the Closing Date any third parties have any title retention rights in the sold assets or these assets are transferred to any third parties by way of security, the Seller shall transfer to the Purchaser as of the Closing Date the expectant right due to the Seller. All the liens and title retention rights other than title retention rights as customary in the ordinary course of the business (those which extinguish upon payment for the goods purchased) are listed in Exhibit 11.
  (2) The Seller shall on the Closing Date grant to the Purchaser possession of the tangible assets sold according to Article 1 hereof. To the extent that the Purchaser is not yet granted possession of any fixed asset items as of the Closing Date, the delivery necessary for the transfer of ownership shall be replaced by the agreement that such items will be kept in custody by the Seller for the Purchaser as from the Closing Date. With respect to any assets which on the Closing Date are in possession of a third party, the delivery shall be replaced by the Seller assigning to the Purchaser its claim for return of such assets against such third party.
  (3) Effective as of the Closing Date, the Purchaser will take over all obligations, liabilities and contingent liabilities assumed under Article 4 hereof, and, effective as of the Closing Date, will take over all agreements and offers to enter into agreements taken over under Article 3 hereof.

  (4) The assignment of any assets, the transfer of the rights as well as the takeover of the agreements shall be subject to the condition precedent that the full purchase price according to Article 8 of this Agreement shall be paid.

                            Article 8
                         Purchase Price
  (1) The Purchaser shall pay to the Seller on the Closing Date as full payment for the assets and properties, liabilities and agreements belonging to the Business 1,320,000 shares of the common stock of Gull with $.001 par value per share (the "Shares").
  (2) The parties assume that since it constitutes a transfer of a separate part of a business, the sale of all assets of the Business will not be subject to turnover tax pursuant to Sec. 1 sub-sec. 1a of the Turnover Tax Law. If, despite this assumption, any turnover tax is to be paid, such tax shall be borne by the Purchaser.
  (3) In case of a failure of payment, including a failure to transfer shares in accordance with para. (1), default interest in cash or shares as determined by the Seller at a rate of 5% above the Bundesbank's discount rate shall be paid. This shall not affect the assertion of damage claims in excess thereof.
  (4) Beside the Purchaser Gull hereby assumes the joint and several liability for the payment of the Purchase Price according to the preceding paragraphs.

                            Article 9
                          Closing Date
  (1) The Parties agree that the Closing Date shall be after all conditions precedent as defined in Article 18 have been satisfied, including the obtaining of shareholder approval and all required governmental approvals, and if appropriate and whenever possible, at the end of a fiscal quarter.
  The Parties may at any time jointly determine another date as the Closing
  Date.
  (2) The Effective Date as defined in this Agreement shall be December 31, 1996, 12:00 midnight.

                           Article 10
                       Seller's Warranties
  (1) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany. The Seller is authorized or licensed to do business in each jurisdiction in which the character and location of its assets or the nature of its business makes such qualification necessary, except in those cases in which a failure to be so authorized or qualified would not have a material adverse effect on the Business. The Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has all requisite power and authority, licenses, permits and franchises to carry on the Business as it is presently being conducted.
  (2) This Agreement has been duly and validly executed and delivered by the Seller. This Agreement constitutes valid and binding obligations of the Seller, each enforceable in accordance with its terms.
  (3) The Seller has delivered to the Purchaser, and included as Exhibit 12 hereto, a true copy of:
     unaudited monthly statements of the Business' revenues from the Effective Date through March 1997.
     The monthly statements are in accordance with the books and records of the Seller, fairly present the financial results of the Business for the periods indicated and based on management accounting methods of Seller.

  (4) To the best of Seller's knowledge neither the Seller, any officer, employee or agent of the Seller, or any other person acting on its behalf, has, directly or indirectly, within the last two (2) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist Seller in connection with any actual proposed transaction relating to the Business) (a) which subjected or might have subjected Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not given in the past, might have had a material adverse effect on the Business, (c) which, if not continued in the future, might have a material adverse effect or subject Seller to suit or penalty in any private or government litigation or proceeding, or (d) for the purpose of establishing or maintaining any concealed fund or concealed bank account.
  (5) Except as set forth in Exhibit 13, the execution, delivery and performance of this Agreement by the Seller and consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without giving of notice and lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which the Seller, the Business or the Assets is subject; (b) violate any judgment, order, writ or decree of any court to which the Seller, the Business or the Assets is subject; or (c) result in the breach of or conflict with any material term, convenant, condition or provision or result in or permit any other party to cause the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets pursuant to any partnership agreement, corporate charter or bylaws, commitment, lease, mortgage, contract or other agreement or instrument to which the Seller is a party or by which any of the assets of the Business are bound or affected or from which the Business derives benefit except as set forth otherwise in this agreement.
  (6) Except as set forth in Exhibit 14, the Seller is not a party to any contract, commitment or agreement, nor is the Seller or any of the Assets subject to, or bound by, any order, judgment, degree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent the Seller from entering into this Agreement or from consummating in all material aspects the transactions contemplated hereby.
  (7) Except as set forth in Exhibit 15, to the best of Seller's knowledge no consent, authorization or approval of or exemption by or filing with any foreign or domestic governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by the Seller of this Agreement, the taking of any action herein contemplated.
  (8) To the best of Seller's knowledge, there are no proposed laws, rules, regulations, ordinances, orders, decrees, or other proceedings which would be applicable to the business, operations, or properties of the Business which might adversely affect the properties, assets, operations or prospects of the Business, either before or after the Closing Date.
  (9) Except as set forth on Exhibit 16, since December 31, 1996, the Seller has not: (a) to the best of Seller's knowledge suffered any material adverse change in, or the occurence of any events, which had or might reasonably be expected to have a material adverse effect on the Business;
  (b) to the best of Seller's knowledge incurred damage to or destruction of any of the material assets of the Business by casualty, whether or not covered by insurance, or suffered or became subject to any pending or threatened condemnation of property of the Business; (c) incurred any material obligations or liabilities (fixed or contingent) with respect to the Business except (i) in the ordinary course of business, (ii) obligations and liabilities under the agreements mentioned in Art. 3 to the extent required thereby, and (iii) obligations and liabilities under this Agreement; (d) made any change in the nature of the Business; (e) mortgaged, pledged, assigned, hypothecated or subjected to lien or any other encumbrance any of the assets of the Business; (f) sold, transferred or leased any of the assets, except in each case in the ordinary course of business; (g) sold, assigned, transferred, or granted any rights under or with respect to any of its licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset in each case to the extent related to the Business and, in each case, other than in the ordinary course of business;
  (h) amended or terminated any of its contracts, relating to the Business other than in the ordinary course of business; (i) waived or released any other rights with respect to the Business having a value in excess of $10,000 in the aggregate; (j) to the best of Seller's knowledge had work performed which could give rise to liens with respect to any of the Assets which has not been paid or which payment has not been provided for; or (k) entered into any other transaction with respect to the Business not in the ordinary course of business and having a materially adverse effect on the Business.
  (10) Seller is acquiring the shares for its own account and not with a view to their distribution within the meaning of section 2 (11) of the United States Securities Act of 1933.
  (11) Except as disclosed in Exhibit 17, to the best of Seller's knowledge the Seller has complied and is in compliance in all material respects with all applicable laws and rules and regulations of foreign, federal, state and local governments and all agencies thereof and other regulatory bodies which affect the Business or the Assets. There are no pending claims which have been filed against the Seller or any affiliate (relating to the operation of the Business or the ownership of the Assets) alleging a material violation of any such law or regulation. No notice has been received by the Seller with respect to any such violation of any such legal requirements.
  (12) Except as set forth in Exhibits 1 and 11 the Seller has good and valid title to, and owns outright, the assets as described in Article 1 free and clear of all mortgages, claims, liens, charges, leases, subleases, encumbrances, security interests, restrictions on use or transfer or other defects of any nature, whether or not recorded, and the sale and delivery of the assets pursuant hereto will vest in the Purchaser good and valid title to the assets free and clear of all mortgages, claims, liens, charges, encumbrances, leases, subleases, security interests, restrictions on use or transfer, or other defects of any nature. All of the leases and other agreements or instruments included as part of the assets listed on
  Exhibit 1 are assignable to the Purchaser only with the consent of any third party.
  (13) The contracts listed on Exhibit 4 are all of the material contracts (material in the meaning of this section are all contracts which include a payment obligation of more than US$ 10,000.00 p.a.) with respect to the Business the Seller is a party to and no other material contracts with respect to the Business are in existence.
     Except as set forth on Exhibit 18 hereto and except as not having materially adverse effect, each of the contracts is valid, in full force and effect and enforceable by the Seller in accordance with its terms, subject to third party consent.
     Except as indicated in Exhibit 19, there has not occurred any default by the Seller or to best of Seller's knowledge any event which, with the giving of notice or the lapse of time or both, and/or the election of any person other than the Seller will become a material default, nor, to the knowledge of the Seller has there occurred any default by others or any event which, with the lapse of time and/or the election of any of the Seller, will become a default under any of the contracts. Neither the Seller nor to the best of Seller's knowledge any other party is in arrears in any material respect in the performance or satisfaction of any material term or condition to be performed or satisfied by it under any of the contracts, and, to the best knowledge of the Seller, no waiver or indulgence has been granted by any of the parties thereto.
  (14) The rental estates listed on Exhibit 20 are all of the rental estates under which the Business is a lessee or sublessee of any real property or interest therein used in connection with the operation of the Business or where any of the assets of the Business are located.
     The Seller agrees to conclude with the Purchaser on the Closing Date the Lease contract attached hereto as Exhibit 21.
  (15) To the best of Seller's knowledge Exhibit 15 sets forth all governmental approvals and consents necessary for, or otherwise material to, the conduct of the Business. To the best of Seller's knowledge except as set forth in Exhibit 15, all such governmental approvals and consents have been duly obtained and are in full force and effect, and Seller is in compliance in all material respects with each approval and consent held by it with respect to the assets and the Business.
  (16) The customer list which has been provided is a correct and complete list of the name and locations of each of the customers of the products or services of the Business (the "Customer"). Exhibit 22 hereto contains a correct and complete list of the names and locations of each of the suppliers of the Seller who supplied goods and/or services (other than utilities) to the Seller with respect to the Business in an aggregate amount of DM 15,000.00 or more during 1996 and the amount and type of supplies furnished by such suppliers during such period. Except as set forth in Exhibit 23, the Seller has not received any notifications (whether written or verbal) that any of such Customers or suppliers will cease to continue such relationship with the Seller, or will substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. The Seller has no knowledge of any other material modification or change in the Business' business relationship with such Customers or suppliers.
  (17) Exhibit 6 hereto contains a true and correct schedule of the names and job descriptions of all present officers, employees and agents of the Seller with respect to the Business; as well as the aggregate amount of the monthly benefits of these officers, employees and agents for the month of January 1997. The employees listed on Exhibit 6 constitute all of the employees of the Seller who perform services (other than insignificant services) with respect to the Business except those employees whose services are rendered by Seller according to the Service Contracts described in Article 14 (4).
  (18) To the best of Seller's knowledge the books of account and other financial records of the Seller with respect to the Business are in all material respects complete, correct and up to date and are maintained in accordance with good business practices.
  (19) No portion of the Business is conducted by any person or entity other than the Seller. Except as set forth on Exhibit 24 hereto or as made available under the Service Contracts described in Article 14, section (4), the transferred assets as described in Article 1 and Exhibit 1 constitute all of the assets necessary to, immediately following the Closing, operate the Business in manner consistent with past practice.
  (20) All inventory is recorded on the books of the Business at the lower of cost or market value determined in accordance with GOB (Generally accepted accounting principles according to German Law). All Inventory and equipment is of good, usable and merchantable quality in all material respects, and does not include obsolete or discontinued items except as depreciated on the books of the Business. Except as set forth in Exhibit

  25, all Inventory is of such quality as to meet the quality control standards of Seller and any applicable governmental quality control standards. All inventory that is finished goods are saleable as current inventories at the current prices thereof in the ordinary course of the Business, except as depreciated in the books of the Business.

  (21)Except as set forth in Exhibit 26 and for warranties under applicable law, (a) there are no warranties expressed or implied, written or oral, with respect to the Products of the Business, and (b) to the best of Seller's knowledge there are no pending or threatened claims with respect to any such warranty, and Seller has no liability with respect to any such warranty.

  (22) Exhibit 27 sets forth all insurance contracts concluded for the Business. The Seller agrees to continue to maintain insurance coverage also for the Business against reimbursement of the proportionate insurance premiums until one week after Closing Date.
       The Seller warrants that the insurance premiums for the insurance coverage it has agreed to maintain through the dates specified in the preceding paragraph have been paid fully and properly, subject to the final annual accounts. The Seller warrants that, to the best of its knowledge and belief, an underinsurance did not exist.
  (23) Except as set forth on Exhibit 28 hereto, there are no claims, actions, suits, proceedings, arbitrations, investigations or hearings or notices of hearing pending or, to the best knowledge of the Seller, threatened, before any court of governmental or administrative authority or private arbitration tribunal against or relating to either: (a) the transactions contemplated hereby; or (b) the Seller with respect to the Business or any of the assets (including, without limitation, any Business Agreement), nor, to the best knowledge of the Seller, circumstances or conditions which are reasonably likely to give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing. Except as set forth on Exhibit 29 hereto, there is no continuing order, injunction, suspension, exclusion or decree of any court, arbitrator or governmental or administrative authority (domestic or foreign) which relates to the operation of the Business or the ownership or use of the assets.

                           Article 11
              Legal Consequences in Case of Breach
                of Representations and Warranties
  (1) In case of a breach of any of the representations and warranties pursuant to Article 10, Seller shall have the right to cure such breach. It is agreed that, as a rule, a period of sixty (60) days be sufficient for this purpose.
  (2) If the condition according to Contract cannot be achieved, Purchaser shall be entitled to reduce the purchase price, excluding other legal consequences. In case of a reduction, Purchaser shall be reimbursed for the expenditure or paid for the decrease in value - at the option of the Seller payable either in cash or in Gull common shares, valued at US$ 8.29 each share -actually incurred by it including reasonable attorneys' fees, with any advantages gained by the Purchaser in connection with the expenditure accrued to be considered in the calculation.
  (3) Section 460 German Civil Code (BGB) shall apply on the representations and warranties pursuant to Article 10.

                           Article 12
          Limitation on Representation and Warranties,
                      Statue of Limitation
  (1) Seller's liability with respect to the representation and warranties assumed by Seller in Article 10 hereof, will arise only if and to the extent that the warranty claims in their entirety exceed an amount of US$ 50,000.00 (fifty thousand US Dollars). Seller's liability for the representation and warranties assumed by Seller in Article 10 will be limited to the total amount US$ 4,000,000.00 (four million US Dollars).
  (2)  In addition to the representation and warranties made under Article
  10 hereto, any further warranty or representation of Seller, no matter for what legal reason, shall be excluded to the legally permissible extent.
  (3) Any claims of either party under this Agreement shall become statute-barred twelve months after Closing Date, except for claims of the Purchaser against the Seller under Art. 4 sec. (1) 3rd sentence and claims of Seller against the Purchaser under Art. 4 sec. (2) 2nd sentence which in each case will become statute-barred five years after Closing Date.
       The period of limitation shall be interrupted through written assertion of the claim on the merits and in terms of amount with registered letter / return receipt provided that, within three (3) months following the service of the written assertion of the claim, court proceedings according the written assertion are instituted.

                                Article 13
          Representation and Warranties of the Purchaser and Gull
  Gull and the Purchaser hereby, jointly and severely, represent and warrant to and agree with the Seller as follows:
  (1) Gull is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany. Each of Gull and the Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.
  (2) This Agreement has been duly and validly executed and delivered each by Gull and the Purchaser. This Agreement constitutes valid and binding obligations of Gull and the Purchaser, each enforceable in accordance with its terms.
  (3) The shares of Gull Common Stock to be issued at Closing will be duly and validly issued, fully paid and nonassessable and subject to no preemptive rights.
  (4) Except as set forth in Exhibit 30 no consent, authorization or approval of or exemption by or filing with any foreign or domestic governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by the Purchaser and Gull of this Agreement, or the taking of any action herein contemplated.
  (5) Except as set forth in Exhibit 30a, the execution, delivery and performance of this Agreement by the Purchaser and Gull and consummation of the transactions contemplated hereby and thereby, will not, with or without giving of notice and lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which the Purchaser or Gull is subject; (b) violate any judgment, order, writ or decree of any court to which the Purchaser or Gull is subject; or (c) result in the breach of or conflict with any material term, convenant, condition or provision or result in or permit any other party to cause the modification or termination of, constitute a default under, or result in the creation or imposition of any partnership agreement, corporate charter or bylaws, commitment, contract or other agreement or instrument to which the Purchaser or Gull are a party.

       In case of breach of any of the representations and warranties pursuant to Article 13, Purchaser and Gull shall have the right to cure such breach. It is agreed that, as a rule, a period of sixty (60) days be sufficient for this purpose.
  (6) If the condition according to Contract cannot be achieved, Purchaser and Gull shall fully indemnify Seller from all losses and damages or if Purchaser and Gull fail to fulfil that indemnification within 30 days, Seller shall have the right to rescind the contract.

                           Article 14
                       Conduct of Business
  (1) From the Effective Date and until the Closing Date, the Business shall be deemed to have been carried on and further on will be carried on on behalf and for the account of the Purchaser. The parties agree that the profits or losses ascertained for the period from the Effective Date through the Closing Date shall be due to or shall be borne by the Purchaser.
       The determination of any profits or losses shall be made in accordance with the accounting principles as exercised by the Seller, consistent with past practice.
  (a) In order to determine the cash flow, including interest related to the cummulative cash flow balance of the Business from the Effective Date through the Closing ("the Interim Period") and allocate them to Purchaser, Seller shall establish as of the Effective Date a separate account in accordance with the outlined procedure on Exhibit 31 (the "Separate
  Account") for the Business to reflect the investments by the Seller in, and the distributions to the Seller by, the Business as a separate entity for the period from January 1, 1997, through the Closing Date.
  (b) During the Interim Period, Seller shall advance to the Business its working capital needs in accordance with past practice. All cash so advanced by the Seller shall be credited to the Seller and charged to the Business. All cash or other assets transferred by the Business to or for the benefit of Seller during the Interim Period (including, without limitation, any payment or other satisfaction by the Business out of the assets of any liabilities arising out of any business other than the Business or relating to any assets other than the assets to be sold or representing a return of invested capital) shall be credited to the Business and charged to the Seller in the Separate Account. All such charges and credits shall be allocated in accordance with GOB. Any corporate service allocations to be charged to the Business shall be in accordance with the terms of the service contracts described on Exhibit 32. The quarterly balance of the Separate Account will be charged with an interest rate of 5 % p.a.. The quarterly balance will be determined by the amount due at the beginning of the quarter plus the balance at the end of the quarter divided by 2.
  (c) No later than ninety (90) days after the Closing, Seller shall prepare and deliver to the Purchaser a final report of any net balance due to the Seller by the Business or due to the Business as reflected in the Separate Account as of the Closing Date. Unless an audit is requested under Section (d) below, within fifteen (15) days after the delivery of the foregoing report (the "Separate Account Closing Report") to the Purchaser, Seller shall pay to Purchaser an amount equal to any net balance due the Business from Seller as reflected in the Separate Account as of the Closing Date. Any amount due to Seller from Purchaser shall be set off or paid to the Seller accordingly.
  (d) Purchaser shall have the right within thirty (30) days after the delivery of the Separate Account Closing Report to the Purchaser, to have a certified public accounting firm audit at Purchaser's expense the Separate Account Closing Report. The decision of the certified public accounting firm with respect to such dispute shall be final and binding. Any resulting adjustment to the final payment due to the Purchaser, on the one hand, or the Seller, on the other hand, shall be promptly paid by the Purchaser or the Seller, as the case may be, to the other party.
  (2) The Seller agrees that on and after the date hereof and prior to the Closing Date, the operations, activities and practices of the Business shall be conducted in the ordinary course of the business and consistent with past practice.
       Without limiting the foregoing, Seller agrees that on and after the date hereof and prior to the Closing Date and except as otherwise consented to or approved by the Purchaser or as contemplated or required by this Agreement, including the matters delegated to the committee referred to in para. 5 below, Seller shall comply with the following covenants in regards to the Business:
  (a) The operations, activities and practices of the Business shall be conducted in the ordinary course of business and consistent with past practice, and the Seller shall use commercially reasonable efforts to: (i) keep and maintain in good operating condition and repair, reasonable wear and tear excepted, all of the Business's properties and assets (whether owned or leased), (ii) preserve the organization of the Business intact,
  (iii) keep available to the Business the present services of its employees, and (iv) to preserve for the Business the goodwill of its suppliers and customers and others with whom it has business relationships.
  (b) No action shall be taken in furtherance of the liquidation or dissolution of the Business.
  (c) The Seller shall not grant any irrevocable powers of attorney or comparable delegations of authority regarding to the Business.
  (d) No change shall be made in the accounting methods or practices followed by the Seller or in the depreciation or amortization policies or rates heretofore adopted in regards to the Business or the Assets except as indicated by German law.
  (e) The Seller without prior consent of the Purchaser has not entered since the Effective Date and shall not enter into or assume any lease, contract, agreement or commitment related to the Business or the Assets, except for any normal and ordinary contract, agreement or commitment for the sale of products, the performance of services or the purchase of raw materials, supplies, services or utilities which does not involve payments or receipts of more than DM 120,000 per transaction for the time period between Effective Date and signing of this Agreement and DM 70,000 from signing until Closing Date and which is terminable by the Seller without penalty or is to be fully performed on or before ninety (90) days after the Closing.
  (f) The Seller shall not grant any increase in the compensation payable or to become payable by the Seller to any officer or employee involved with the Business except as provided in already existing employment contracts, in collective wage agreements or otherwise in the ordinary course of the Business and consistent with past practice.
  (g) The Seller shall not (i) incur any additional indebtedness for the Business except for inter-company borrowings under the Separate Account within the normal course of operations and trade accounts payable, (ii) incur any liability other than as referenced under clause (i), contingent or otherwise except in the ordinary and normal course of business of the Business, (iii) mortgage, pledge or otherwise subject any of the Assets to, or otherwise permit to exist, any lien or encumberance on any of the Assets, other than liens or encumberances relating to real property taxes and assessments not yet due and payable, or (iv) make any modification or change in or terminate or renew any contracts, except in the ordinary and normal course of its business.
  (h) The Seller shall not take any action that would constitute, or fail to take any action that would prevent, a breach by Seller of or a default by Seller under any Business agreement.
  (i) The Seller shall maintain complete and accurate records of the interim receivables and the interim liabilities incurred within the Interim Period.
  (j) The Seller shall not make any distribution of assets related to the Business to itself or its affiliates other than reflected within the Separate Account.
  (k) The Seller will not settle, or agree to settle, any suit, action, claim or other legal, administrative or arbitration proceeding, involving the Business or any of the Assets, or waive or relinquish any right, claim or cause of action other than in the ordinary course of the Business consistent with past practice.
  (l) The Seller shall notify the Purchaser in writing of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the Business that is out of the ordinary course of business or that results in, or threatens to result in a material adverse effect on the Business or of the commencement of any proceedings seeking to enjoin or rescind the transactions contemplated hereby or to which the Seller is a party or involving any of the Assets, or any breach by the Seller of any representation or warranty or any covenant or agreement contained in this Agreement, such notification to be made promptly upon the Seller gaining knowledge of such breach, proceeding, threat, event, action, condition or circumstance, or group thereof.
  (3) Between the date of this Agreement and the Closing Date, the Seller shall: (i) provide the Purchaser and its accountants, counsel and other authorized representatives, full access, during reasonable business hours and under reasonable circumstances, to any and all premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation and any tax related agreements) of the Seller related to the Business, and will cause its officers to furnish to the Purchaser and such entities and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Business, as the Purchaser shall from time to time reasonably request and (ii) make available for inspection and copying by its authorized representatives true and correct copies of all documents referred to herein or in the Exhibits hereto; provided however that no access to properties and records shall be given if such properties and records do not exclusively refer to the Business. With respect to properties and records which do not exclusively refer to the Business, the Purchaser shall only have the right to obtain the relevant information as necessary for the Purchaser. All such access, inspections, copying, contacts and other investigations will be conducted in such a manner as not to interfere unreasonably with the normal conduct of the business of the Seller.
  (4) In the past, Seller has provided various services for the Business. Seller agrees to continue to provide for the Purchaser the services stated in Exhibit 32 hereto for the period set forth on Exhibit 32. All other services so far provided for the Business by Seller and stated in Exhibit
  33 hereto will be discontinued without any further notification immediately after closing of this transaction. As part of the service contracts included in Exhibit 32, Seller will provide Purchaser with an unaudited balance sheet and income statement of the Business as of the end of each fiscal quarter, through and including the quarter ending 31/12/1997, within thirty (30) business days after the end of such fiscal quarter. Seller shall also provide information to Purchaser to adjust such statements to US GAAP.

       Purchaser undertakes, by 31/12/1997, to implement a data processing system which will meet its own business management system requirements. Purchaser shall inform Seller prior August 30th, 1997 whether or not Purchaser desires to use the data processing system of Seller beyond December 31, 1997. For the current business year, Purchaser accepts the separation of the business unit Diagnostics from the books of Seller as set out in Exhibit 31. If and to the extent that Purchaser continues to use the business management systems of Seller after the Closing, Purchaser shall pay the agreed fees according to the service contracts. Audit costs, if any, after the Closing shall be borne by the Purchaser.
  (5) From signing of this Agreement until the Date of Closing, matters relating to employment issues, capital asset acquisitions and operating strategies will be decided by a steering committee, consisting of Dr. Silke Humberg from Fresenius and John Turner from Gull.
  (6) The Seller has delivered to the Purchaser the Financial Statements of the diagnostic business of Fresenius AG including Independent Auditor's Report, Statement of Operations and Net Assets for the years ended December 31, 1995 and 1996, Balance Sheets as of December 31, 1995 and 1996 and Statements of Cash Flows for the years ended December 31, 1995 and 1996, stated in accordance with US GAAP.
  (7) During the period prior to the Closing Date, after the end of each calender month, the Seller shall deliver to the Purchaser, as soon as available, but in any event within ten (10) days, unaudited summary monthly profit and loss statements of the Business for each calender month. All such profit and loss statements shall be prepared in accordance with the Seller's customary practice based on the management accounting and shall fairly and accurately present the results of operations of the Business for such month. Within thirty (30) days after the end of each fiscal quarter after the date hereof and prior to the Closing Date, the Seller shall also deliver to the Purchaser an unaudited balance sheet of the Business as of the end of such fiscal quarter. Seller shall also provide information to Purchaser to adjust such statements to US GAAP.

                        Article 15
                    Proxy Statement Provision
  (1) As soon as practicable after the execution of this Agreement (but subject to the financial statement age requirements of Regulation S-X of the United States Securities and Exchange Commission ("SEC")), Gull will prepare and file preliminary proxy materials with the SEC with respect to the meeting of the Gull shareholders referred to in paragraph (2) of this Article. Gull will use its best efforts to respond to comments of the SEC Staff on such proxy materials and to mail definitive proxy materials to its shareholders as soon thereafter as practicable. At the time the definitive proxy statement is mailed to the shareholders of Gull soliciting proxies for the approval of this Agreement and any related matters and at all times subsequent to such mailing, up to and including the Closing Date, such definitive proxy statement (including any supplements thereto), with respect to all information relating to Gull (and its shareholders), this Agreement, the Common Stock of Gull, and, as to Gull, the transactions contemplated by this Agreement will:
  (i) Comply in all material respects with applicable provisions of the United States Securities Exchange Act of 1934 (the "Exchange Act") and regulations thereunder and the rules and regulations of the American Stock Exchange ("AMEX"); and

  (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is an untrue statement of material facts or omit to state any material fact necessary in order to make the statements therein not misleading, or required to be stated therein or necessary to correct any statement in an earlier communication with respect to such matters which has become false or misleading.
  (2) Gull will call a special meeting of its shareholders to consider and vote upon, or the matters submitted to shareholders at Gull's 1997 annual meeting of shareholders will include, this Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to the review and clearance of Gull's preliminary proxy materials and SEC financial statement age requirements, the date of such annual or special meeting shall be as soon as practicable after the date of this Agreement. Subject to receipt of a favorable fairness opinion referred to in Art. 18 sec. 4, Gull will, through its Board of Directors, recommend that its shareholders approve such matters and use its best efforts to solicit the votes required for approval. Seller is not obligated to recommend the approval of this transaction to its Supervisory Board if the afore-mentioned fairness opinion is not considered favourable by Seller.
  (3) Seller will cooperate in the preparation of the proxy statement of Gull referred to in paragraph (1) above and furnish such financial statements and other information with respect to Seller and the Business as is required by the Exchange Act and the rules and regulations of the SEC thereunder and/or the AMEX to be included in such proxy statement. Such information furnished by Seller will comply in all material respects with applicable provisions of the Exchange Act and regulations thereunder and will not contain any statement which, at the time and under the circumstances under which it is made, is an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein not misleading or is required to be stated therein or necessary to correct any statement in an earlier communication with respect to such matters which has become false or misleading.
  (4) At the Gull shareholder meeting, provided that Seller's Supervisory Board shall have approved this agreement, Seller and any of its Affiliates will vote any securities of Gull owned by them and entitled to vote in favor of the approval of this Agreement and the transactions contemplated hereby.

                                   Article 16
                          Publication / Confidentiality
  (1) The parties shall concurrently coordinate the text of a publication and/or announcement relating to the takeover agreed herein. The disclosure of information to affiliated enterprises or advisers bound by their pro-fessional duty of secrecy shall remain unaffected by the obligation of such joint coordination.
  (2) The parties agree that, subject to applicable securities law disclosure obligations, neither of them will disclose the terms of this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld. However, both Gull and Fresenius may inform their employees regarding the existence of this Agreement.

                                    Article 17
                                      Costs
  Each party shall bear its own expenses and costs accruing in connection with the preparation, conclusion and performance of this Agreement and the contracts and the Proxy Statement mentioned herein, including the fees for legal and tax and/or financial advice.

                                  Article 18
                         Conditions Precedent, Approvals
  (1) The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:
  -    the approval of Seller's  Supervisory Board and
  - the approval of Gull's board of directors including the unanimous approval of the members of the Special Committee of Independent Directors of Gull appointed at the board of directors meeting of Gull held June 17, 1996 to be effective,
  - the approval of Gull's shareholders, including the majority of Non-Fresenius shareholders actually voting on the transaction, pursuant to the proxy solicitation referred to in Article 15,
  -    the approval of the relevant stock exchange commission.
  (2) Both parties agree to see to the necessary resolutions of their respective supervisory boards or boards of directors being adopted without delay and to immediately inform the other party thereof. Subject to the limitations of Article 15, the parties agree to subsequently submit the declarations of approval of their supervisory boards or boards of directors to this instrument.
  (3) As soon as practicable after the execution and delivery of this Agreement, Gull will file a listing application with the AMEX for the approval of the listing thereon of the Gull Common Stock issuable to Seller as the consideration for the Business, and will use its best efforts to cause such listing application to be approved. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the condition that the AMEX shall have authorized the listing of the shares of Gull Common Stock to be issued as the consideration for the Business, subject only to official notice of issuance.
  (4) The obligations of the parties to consummate the transactions required by this Agreement shall be subject to the conditions that (i) the Special Committee of Gull's Board of Directors established on June 17, 1996 shall have received an opinion of Vector Securities, Inc., a nationally recognized firm of investment bankers, in form and substance satisfactory to Gull, Purchaser, and Seller, to the effect that the purchase price for the Business and the other terms and conditions of this Agreement are fair to the shareholders of Gull (other than Seller) from a financial point of view, (ii) such firm shall have consented to the inclusion of its opinion, and such opinion shall have been included, in Gull's definitive proxy materials, and (iii) such opinion shall not have been withdrawn on or prior to the Closing Date.
  (5) The parties shall according to Sect. 23 GWB [German Act Against Restraints of Competition] immediately file to the Federal Cartel Office the notification of the merger constituting this Agreement; each party hereto shall be obligated to promptly provide the correct and complete data and information to be furnished by it under Sec. 23 sub-sec. 5, 6 GWB.
       If the Federal Cartel Office denies the merger according to Sec. 24 sub -sec. 2 sent. 1 GWB the agreement shall be dissolved.
       If, as a result of the denial of the merger by the Federal Cartel Office, this Agreement shall be dissolved, the statutory provisions regarding the withdrawal from an agreement shall apply with respect to the restoration of what has already been received by the parties in performance of this Agreement. In case of the dissolution of this Agreement, each party hereto shall bear the expenses it has incurred or will incur in connection with the execution, performance and reversal, if any, of this Agreement.
  (6) On the Closing Date Gull is obliged to enter into an agreement with the Seller with respect to the right to register the shares owned by the Seller under the U.S. Securities Act of 1933 according to Exhibit 34.
  (7) The obligations of the Purchaser under this Agreement to consummate its purchase of the Business shall be further subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Purchaser as provided herein except as otherwise provided by law.
  (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller shall have been duly and validly taken.
  (b) None of the Seller, the Purchaser or Gull shall be subject to any rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the issuance of Gull common stock.
  (c) No litigation or proceeding shall have been instituted or, to the parties' knowledge, threatened after the date of this Agreement by any governmental agency or other person or entity seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with this Agreement of any of the transactions contemplated hereby that (a) has a reasonable possibility of success on the merits, and
  (b) if decided in favor of the agency, person or entity who instituted the same, would have a material adverse effect on the Seller or on the Purchaser.
  (d)  The representation and warranties of the Seller contained in Art.
  10 sec. (1), (2), (6), (7), (10), (12) and (15) shall have been true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date. If such representations or warranties are not true and correct as of the closing date Seller has the right to cure it within a period of 60 days. If such cure can not be reached Purchaser is no longer obligated to consummate the transaction as contemplated in this Agreement.

                                   Article 19
                                  Termination
  (1) This Agreement may be terminated at any time prior to the Closing;
  (a) by mutual consent of the Seller and the Purchaser, (b) by the Purchaser if there is a material breach by the Seller of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured after fifteen (15) days' written notice thereof is given to the Seller by the Purchaser, (c) by the Seller if there is a material breach by the Purchaser of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured after fifteen (15) days' written notice thereof is given to the Purchaser by the Seller, or (d) by either the Seller or the Purchaser if the Closing shall not have occurred on or before June 30th, 1997, for reasons other than the failure of the terminating party to perform its obligations hereunder.
  (2) If this Agreement is terminated pursuant to this Section 19 by any party hereto for any reason other than the breach of a warranty, representation, covenant or agreement contained herein by the other, all further obligations of the parties hereunder will terminate without further liability of the parties.

                           Article 20
                             General
  (1) In case of a failure of payments of any amounts due under the Agreement, default interest at a rate of 5 % above the Bundesbank discount rate shall be paid. This shall not affect the assertion of damage claims in excess thereof.

  (2) If either party claims against the other for a breach of representations or warranties given under this agreement, the successful party shall be reimbursed by the other party for all legal expenses including attorney's fees.
  (3) Any modifications of and amendments to this Agreement shall be valid only if in writing unless notarial or another form is required by mandatory law. This shall apply also to the modification and/or cancelation of this provision.
  (4) If any provisions of the foregoing Agreement are or become invalid, in whole or in part, or if there are unintended gaps, this shall not affect the effectiveness or validity of the other provisions hereof. In such case, the contract parties agree to replace the ineffective provisions by legally effective provisions and close the gaps in such a way as they would have done upon preparation of this Agreement, properly and subject to a reasonable consideration of their interests, had they been aware of the ineffectiveness of the provisions or of such gaps.
  (5) Any breach of any obligation, convenant, agreement of condition contained herein shall be deemed waived by the non-breaching party only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under any ancillary document, and no course of dealing by any party, shall operate as a waiver of any right, power or privilege hereunder, nor shall any single or partial exercise of any other right, power or privilege.
       All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following address or telecopy numbers (or such others as shall be provided in writing hereinafter):

            If Seller, to:      Fresenius AG
                                Borkenberg 14
                                61440 Oberursel
                                Attention: Frank Simon

                                Telecopy No.: 06171 - 602218

            If to Purchaser
            or Gull, to:        Gull Laboratories, Inc.
                                1011 East Murray Holladay Road
                                Salt Lake City, UT 84117

                                George Evanega

                                Telecopy No.: (801) 265-9268

  (6) This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, including without limitation, the Letter of Intent, dated December 13, 1996, between the Purchaser and the Seller.

       Nothing in this Agreement is intended to, or shall be construed so as to create any third party beneficiary to this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto.

                                  Article 21
                     Applicable Law, Language, Jurisdiction
  (1) This Agreement shall be governed exclusively by German law.
  (2) The courts in Frankfurt am Main shall, as far as legally permissible, have exclusive jurisdiction for any and all disputes arising out of or in connection with this Agreement. Gull hereby expressly submits to the jurisdiction of the courts in Frankfurt am Main and agrees to service of process by mail. Gull further agrees to appoint an agent in Germany for such service of process.
  (3) This Agreement shall be concluded in the English language. The English version shall be controlling also in the event that there exist versions in another language.

  Oberursel, 21. April 1997

  Fresenius AG

     /s/ Frank Simon
  ----------------------------
  By:  Frank Simon

  Gull GmbH                               Gull Laboratories Inc.

     /s/ Mike Malan                         /s/ George Evanega
  ----------------------------            ----------------------------
  By:  Mike Malan                         By:  George Evanega

                                                                Appendix D

                   [ Vector Securities International Letterhead ]




                                   April 2, 1997



The Board of Directors
Gull Laboratories, Inc.
1011 E. Murray Holladay Road
Salt Lake City, UT  84117

Members of the Board:

          We understand that Gull Laboratories, Inc., a Utah corporation ("Gull"), has agreed to acquire (the "Transaction") the assets of the immunological assay-based diagnostic test kit business of Fresenius Aktiengesellschaft ("Fresenius"), pursuant to the terms set forth in the April 1, 1997, draft Asset Purchase Agreement, by and among Gull and Fresenius (the "Draft Agreement"). Terms used herein but not defined have the meanings ascribed to them in the Draft Agreement.

          Under the terms and conditions of the Draft Agreement, Gull will acquire the Business for 1,320,000 shares, $0.001 par value, of Gull common stock (the "Transaction Shares"). For the purposes of our opinion, you have asked us to evaluate the Transaction using an aggregate value of the Transaction Shares of $10,942,800 (the "Negotiated Aggregate Consideration Value"). We understand that such Negotiated Aggregate Consideration Value was determined by agreement of Gull and Fresenius, based on the average closing price of the Gull common stock during the twenty day trading period preceding and the twenty day trading period following the first public announcement of the execution of a Letter of Intent relating to the Transaction on December 13, 1996. The actual aggregate value of the Transaction Shares to be issued to Fresenius in the Transaction will be based on the market price at the time of closing of the Transaction. The closing market price on April 1, 1997, the last trading day prior to the date the Agreement was entered into, was $10.50 per share. The terms and conditions of the Transaction are more fully set forth in the Draft Agreement. You have requested our opinion as investment bankers, as of the date hereof, with respect to the fairness from a financial point of view, to Gull of the Negotiated Aggregate Consideration Value.

          In arriving at our opinion, we, among other things: (i) subject to the assumptions described above, reviewed the financial terms of the Transaction as set forth in the Draft Agreement; (ii) held discussions with certain members of the management of Gull and the Business concerning their respective businesses, operations and prospects, as well as other matters we believe relevant to our inquiry; (iii) reviewed certain business and financial information of Gull and the Business, including financial forecasts prepared and provided by the respective managements of Gull and the Business; (iv) compared certain financial data of Gull and the Business with similar financial data of such other publicly traded companies as we deemed reasonably comparable; (v) compared the Negotiated Aggregate Consideration Value with

The Board of Directors
Gull Laboratories, Inc.
April 2, 1997
Page 2


those terms of other transactions which we deemed reasonably comparable;
(vi) reviewed the pro forma impact of the Transaction on Gull's financial results and condition' (vii) reviewed certain documents filed by Gull with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; and (viii) performed such other studies, analyses and investigations as we deemed appropriate.

          In connection with our opinion, we neither attempted independently to verify nor assumed any responsibility for independent verification of any information publicly available or supplied or otherwise made available to us regarding Gull or the Business and we have assumed and relied on such information being accurate and complete in all respects. We have not made or obtained, or assumed any responsibility for making or obtaining, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Gull or the Business, nor have we been furnished any such evaluations or appraisals. With respect to the financial projections of Gull and the Business referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and educated judgments of the management of Gull and the Business as to the future financial performance of Gull and the Business, respectively, and that Gull and the Business will perform substantially in accordance with such projections. We assume no responsibility for and express no view as to such forecasts or the assumptions under which they were prepared. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of the diagnostic industry, as well as our experience in connection with similar transactions and securities valuation generally. Our conclusions are based solely on information available to us on or before the date hereof and reflect economic, market, and other conditions as of such date. In rendering our opinion, we have assumed that the Transaction will qualify as a "pooling of interests" under the United States generally accepted accounting principles. It should be understood that, although subsequent developments may affect this opinion, we assume no responsibility and do not have any obligation to update, revise, or reaffirm this opinion. We also assumed that the Transaction will be consummated on the terms described in the Draft Agreement, subject to the assumptions made herein, without any material waiver of or modification by Gull or the Business, and that obtaining any necessary regulatory approvals for the Transaction will not have an adverse effect on Gull or the Business.

          Vector Securities has in the past acted and is currently acting as a financial advisor to Fresenius on unrelated matters. We have acted as a financial advisor to Gull in connection with the Transaction for which we will receive a fee, a significant portion of which is contingent upon the consummation of the Transaction. Gull has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. Vector Securities International, Inc., is a full service securities firm, and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities of Gull.

          Our opinion set forth below is directed to the Board of Directors of Gull and does not address Gull's underlying business decision to effect the Transaction or constitute a recommendation to the Board of Directors or any

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The Board of Directors
Gull Laboratories, Inc.
April 2, 1997
Page 3


stockholder of Gull with respect to the approval of the Transaction. Our opinion is not to be reproduced, quoted or published in any manner without our prior written consent, except that this letter may be reproduced in full in the proxy statement to be filed with the Securities and Exchange Commission in connection with the Transaction.

          On the basis of and subject to the foregoing, including the various assumptions and limitations set forth herein, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Negotiated Aggregate Consideration Value is fair to Gull, from a financial point of view.

                                   Very truly yours,

                                   VECTOR SECURITIES INTERNATIONAL,
                                   INC.


                                   By:  /s/ Jeffrey A. Fink
                                        ---------------------------
                                        Jeffrey A. Fink
                                        Its:  Managing Director